Certain identified information (indicated by “[***]”) has been excluded from this exhibit because it is both not material and the registrant customarily and actually treats that information as private or confidential.

EXHIBIT 4.1

Execution Version

SUMMIT MIDSTREAM HOLDINGS, LLC
SUMMIT MIDSTREAM FINANCE CORP.
As Issuers,
SUMMIT MIDSTREAM PARTNERS, LP,
As Parent Guarantor
AND
THE SUBSIDIARY GUARANTORS NAMED ON THE SIGNATURE PAGES HEREOF

8.500% SENIOR SECURED SECOND LIEN NOTES DUE 2026

INDENTURE
Dated as of November 2, 2021

REGIONS BANK
As Trustee and Collateral Agent
US 8391449v.8

TABLE OF CONTENTS
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EXHIBIT A        Form of Note……………..…………….…………….……………….A-1

EXHIBIT B        Form of Certificate of Exchange……………..………….………….…B-1

EXHIBIT C        Form of Certificate of Transfer……………..…………….………….…C-1

EXHIBIT D        Form of Supplement Indenture……………………..…………………. D-1

EXHIBIT E        Form of Second Lien Pari Passu Intercreditor Agreement……………..E-1

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This Indenture, dated as November 2, 2021 (the “Indenture”), is among Summit Midstream Holdings, LLC, a Delaware limited liability company (the “Company”), Summit Midstream Finance Corp., a Delaware corporation (“Finance Corp.” and, together with the Company, the “Issuers”), Summit Midstream Partners, LP, a Delaware limited partnership (the “Parent”) any other Restricted Subsidiary of the Parent that provides a Notes Guarantee (each, a “Subsidiary Guarantor,” collectively, the “Subsidiary Guarantors” and together with the Parent, the “Guarantors”) and Regions Bank, as trustee (the “Trustee”) and collateral agent (the “Collateral Agent”).
The Issuers, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Issuers’ Notes:
RECITALS
The Issuers and the Guarantors have duly authorized, executed and delivered this Indenture to provide for the issuance of the Issuers’ senior secured second lien notes, which notes may be guaranteed by each of the Guarantors, as the Indenture provides.
The Issuers desire to execute this Indenture to establish the form and terms, and to provide for the issuance, of a series of senior secured second lien notes designated as 8.500% Senior Secured Second Lien Notes due 2026 in an initial aggregate principal amount of $700,000,000 (the “Initial Notes”).
From time to time subsequent to the Issue Date, the Issuers may, if permitted to do so pursuant to the terms of this Indenture, issue additional senior notes of the same series as the Initial Notes in accordance with this Indenture (the “Additional Notes” and together with the Initial Notes, the “Notes”), pursuant to this Indenture.
The Issuers and the Guarantors are members of the same consolidated group of companies. The Guarantors will derive direct and indirect economic benefit from the issuance of the Notes. Accordingly, each Guarantor has duly authorized the execution and delivery of this Indenture to provide for its full, unconditional and joint and several guarantee of the Notes to the extent provided in or pursuant to this Indenture.
The Issuers and Guarantors have done all things necessary to make the Notes, when executed by the Issuers and authenticated and delivered hereunder and duly issued by the Issuers, the valid obligations of the Issuers and to make the Notes Guarantees thereof, when the Notes have been executed by the Issuers and authenticated and delivered hereunder and duly issued by the Issuers, the valid obligations of the Guarantors. The Issuers and Guarantors have done all things necessary to make this Indenture a valid agreement of each of the Issuers and the Guarantors, in accordance with its terms.

ARTICLE 1
DEFINITIONS AND INCORPORATION BY REFERENCE
Section 1.01.Definitions.
1“2022 Notes” means the Issuers’ 5.50% Senior Notes due 2022.
2“2025 Notes” means the Issuers’ 5.75% Senior Notes due 2025.
3“ABL Credit Agreement” means that certain Loan and Security Agreement, to be dated on or about the Issue Date (as amended, restated, supplemented or otherwise modified from time to time, the “New ABL Facility”), by and among the Company, as borrower, Parent, Bank of America, N.A., as agent, and the several lenders and other agents party thereto, including any notes, guarantees, collateral and security documents, instruments and agreements executed in connection therewith, and in each case as such agreement or facility may be amended (including any amendment or restatement thereof), supplemented or otherwise modified from time to time, including any agreement exchanging, extending the maturity of, refinancing, renewing, replacing, substituting or otherwise restructuring (including increasing the amount of available borrowings thereunder, changing the maturity or adding or removing Subsidiaries as borrowers or guarantors thereunder and whether or not with the same agents, lenders, investors or holders) all or any portion of the Indebtedness under such agreement or facility or any successor or replacement agreement or facility.
4“Acquired Debt” means, with respect to any specified Person:
(1)Indebtedness of any other Person existing at the time such other Person was merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person, but excluding Indebtedness which is extinguished, retired or repaid in connection with such Person merging with or into or becoming a Subsidiary of such specified Person; and
(2)Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.
5“Additional First Lien Claimholders” means, with respect to any Series of Additional First Lien Indebtedness, the holders of such Indebtedness, the First Lien Representative with respect thereto, the First Lien Collateral Agent with respect thereto, any trustee or agent therefor under any related Additional First Lien Loan Documents and the beneficiaries of each indemnification obligation undertaken by any Issuer or Guarantor under any related Additional First Lien Loan Documents and the holders of any other Additional First Lien Obligations secured by the First Lien Collateral Documents for such Series of Additional First Lien Indebtedness.
6“Additional First Lien Indebtedness” means any Indebtedness and guarantees thereof that is incurred, issued or guaranteed by any Issuer or Guarantor other than the Initial First Lien Indebtedness, which Indebtedness and guarantees are secured by the First Lien Collateral (or a portion thereof) on a basis senior to the Second Lien Obligations; provided, however, that with respect to any such Indebtedness incurred after the Issue Date (i) such Indebtedness is permitted to be incurred, secured and guaranteed on such basis by each First Lien Loan Document and Second Lien Indebtedness Document, (ii) unless already a party with respect to that Series of Additional First Lien Indebtedness, each of the First Lien Representative and the First Lien Collateral Agent for the holders of such Indebtedness shall have become party to (1) the Intercreditor Agreement pursuant to, and by satisfying the conditions to becoming a party thereto set forth therein and (2) the First Lien Pari Passu Intercreditor Agreement pursuant to, and by satisfying the conditions to becoming a party thereto set forth therein; provided, further, that, if such Indebtedness will be the initial Additional First Lien Indebtedness incurred by any Issuer or Guarantor after the Issue Date, then the Issuers, the Guarantors, the Initial First Lien Representative, the Initial First Lien Collateral Agent, the First Lien Representative for such Indebtedness and the First Lien Collateral Agent for such Indebtedness shall have executed and delivered the First Lien Pari Passu Intercreditor Agreement and (iii) each of the other requirements of the Intercreditor Agreement shall have been complied with. The requirements shall be tested only as of (x) the date of execution of such joinder agreement by the applicable Additional First Lien Collateral Agent and Additional First Lien Representative if the Indebtedness is incurred pursuant to a commitment entered into at the time of such joinder agreement and (y) with respect to any later commitment or amendment to those terms to permit such Indebtedness, as of the date of such commitment and/or amendment, in each case, assuming such commitments are fully drawn as of such date. Additional First Lien Indebtedness shall include any Registered Equivalent Notes and guarantees thereof by the Guarantors issued in exchange therefor.
7“Additional First Lien Loan Documents” means, with respect to any Series of Additional First Lien Indebtedness, the loan agreements, promissory notes, indentures and other operative agreements evidencing or governing such Indebtedness, any document governing reimbursement obligations in respect of letters of credit issued pursuant to any Additional First Lien Loan Documents and the First Lien Collateral Documents securing such Series of Additional First Lien Indebtedness.
8“Additional First Lien Obligations” means, with respect to any Series of Additional First Lien Indebtedness, (i) all principal, interest (including any post-petition interest), premium (if any), penalties, fees, expenses (including fees, expenses and disbursements of agents, professional advisors and legal counsel), indemnifications, reimbursement obligations (including in respect of letters of credit), damages and other liabilities, and guarantees of the foregoing amounts, in each case whether or not allowed or allowable in an Insolvency or Liquidation Proceeding, payable with respect to such Additional First Lien Indebtedness, (ii) all other amounts payable to the related Additional First Lien Claimholders under the related Additional First Lien Loan Documents (other than in respect of any Indebtedness not constituting Additional First Lien Indebtedness), (iii) subject to the terms of the Intercreditor Agreement, any Hedging Obligations and Bank Product Obligations secured under the First Lien Collateral Documents securing such Series of Additional First Lien Indebtedness and (iv) any renewals or extensions of the foregoing.
9“Additional Notes” has the meaning assigned to such term in the Recitals to this Indenture.

10“Additional Second Lien Claimholders” means, with respect to any Series of Additional Second Lien Indebtedness, the holders of such Indebtedness, the Second Lien Representative with respect thereto, the Second Lien Collateral Agent with respect thereto, any trustee or agent therefor under any related Additional Second Lien Indebtedness Documents and the beneficiaries of each indemnification obligation undertaken by any Issuer or Guarantor under any related Additional Second Lien Indebtedness Documents and the holders of any other Additional Second Lien Obligations secured by the Second Lien Collateral Documents for such Series of Additional Second Lien Indebtedness.
11“Additional Second Lien Indebtedness” means any Indebtedness and guarantees thereof that is incurred, issued or guaranteed by any Issuer or Guarantor other than the Initial Second Lien Indebtedness, which Indebtedness and guarantees are secured by the Second Lien Collateral (or a portion thereof) on a basis junior to the First Lien Obligations; provided, however, that with respect to any such Indebtedness incurred after the Issue Date (i) such Indebtedness is permitted to be incurred, secured and guaranteed on such basis by each First Lien Loan Document and Second Lien Indebtedness Document, (ii) unless already a party with respect to that Series of Additional Second Lien Indebtedness, each of the Second Lien Representative and the Second Lien Collateral Agent for the holders of such Indebtedness shall have become party to (1) the Intercreditor Agreement and by satisfying the conditions to becoming a party thereto set forth therein and (2) the Second Lien Pari Passu Intercreditor Agreement pursuant to and by satisfying the conditions to becoming a party thereto set forth therein; and (iii) each of the other requirements of the Intercreditor Agreements shall have been complied with. The requirements of the Intercreditor Agreements shall be tested only as of (x) the date of execution of such joinder agreement by the applicable Additional Second Lien Collateral Agent and Additional Second Lien Representative if the Indebtedness is incurred pursuant to a commitment entered into at the time of such joinder agreement, and (y) with respect to any later commitment or amendment to those terms to permit such Indebtedness, as of the date of such commitment and/or amendment, in each case, assuming such commitments are fully drawn as of such date. Additional Second Lien Indebtedness shall include any Registered Equivalent Notes and guarantees thereof by the Guarantors issued in exchange therefor.
12“Additional Second Lien Indebtedness Documents” means, with respect to any Series of Additional Second Lien Indebtedness, the loan agreements, promissory notes, indentures and other operative agreements evidencing or governing such Indebtedness, any document governing reimbursement obligations in respect of letters of credit issued pursuant to any Additional Second Lien Indebtedness Documents and the Second Lien Collateral Documents securing such Series of Additional Second Lien Indebtedness.
13“Additional Second Lien Obligations” means, with respect to any Series of Additional Second Lien Indebtedness, (i) principal, interest (including without limitation any post-petition interest), premium (if any), penalties, fees, expenses (including, without limitation, fees, expenses and disbursements of agents, professional advisors and legal counsel), indemnifications, reimbursement obligations (including in respect of letters of credit), damages and other liabilities, and guarantees of the foregoing amounts, in each case whether or not allowed or allowable in an Insolvency or Liquidation Proceeding, payable with respect to such Additional Second Lien Indebtedness, (ii) all other amounts payable to the related Additional Second Lien Claimholders under the related Additional Second Lien Indebtedness Documents

(other than in respect of any Indebtedness not constituting Additional Second Lien Indebtedness), (iii) subject to the terms of the Intercreditor Agreement, any Hedging Obligations and Bank Product Obligations secured under the Second Lien Collateral Documents securing such Series of Additional Second Lien Indebtedness and (iv) any renewals or extensions of the foregoing.
14“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. The term “Affiliated” has the correlative meaning. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.
15“After-Acquired Property” means any property of the Parent or any Restricted Subsidiary that secures any First Lien Indebtedness, Second Lien Indebtedness or Junior Lien Indebtedness that is not already subject to the Lien (other than any declined lien by the Collateral Agent) under the Security Documents, including, for the avoidance of doubt, any property of the Parent or any Restricted Subsidiary that secures any First Lien Indebtedness on the Issue Date.
16“Agent” means any Registrar, co-registrar, Paying Agent or additional paying agent.
17“Applicable Law,” except as the context may otherwise require, means all applicable laws, rules, regulations, ordinances, judgments, decrees, injunctions, writs and orders of any court or governmental or congressional agency or authority and rules, regulations, orders, licenses and permits of any United States federal, state, municipal, regional, or other governmental body, instrumentality, agency or authority.
18“Applicable Procedures” means, with respect to any transfer or exchange of beneficial interests in a Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer and exchange.
19“Asset Sale” means:
(1)the sale, lease, conveyance or other disposition of any properties or assets (including by way of a sale and leaseback transaction); provided, however, that the disposition of all or substantially all of the properties or assets of the Parent and its Restricted Subsidiaries taken as a whole will be governed by the provisions of Section 4.15 and/or the provisions of Section 5.01 and not by the provisions of Section 4.10; and
(2)the issuance of Equity Interests in any of the Parent’s Restricted Subsidiaries or the sale of Equity Interests in any of its Restricted Subsidiaries (other than, in each case, directors’ qualifying shares or Equity Interests required by Applicable Law to be held by a Person other than the Parent or any of the Parent’s Restricted Subsidiaries).

20Notwithstanding the preceding, the following items will not be deemed to be Asset Sales:
(1)any single transaction or series of related transactions that involves properties or assets having a fair market value of less than $10.0 million;
(2)a transfer of properties or assets between or among any of the Parent and its Restricted Subsidiaries,
(3)an issuance or sale of Equity Interests by a Restricted Subsidiary of the Parent to the Parent or to another of its Restricted Subsidiaries;
(4)the sale, lease or other disposition of equipment, inventory, accounts receivable or other properties or assets in the ordinary course of business (including in connection with any compromise, settlement or collection of accounts receivable), and any sale or other disposition of damaged, worn-out or obsolete assets or assets that are no longer useful in the conduct of the business of the Parent and its Restricted Subsidiaries (including the abandonment or other disposition of intellectual property that is, in the reasonable judgment of the Parent, no longer economically practicable to maintain or useful in the conduct of the business of the Parent and its Restricted Subsidiaries taken as whole);
(5)the sale or other disposition of cash or Cash Equivalents, Hedging Contracts or other financial instruments in the ordinary course of business;
(6)a Restricted Payment that does not violate Section 4.07 or a Permitted Investment;
(7)the creation or perfection of a Lien that is not prohibited by Section 4.12;
(8)dispositions in connection with Permitted Liens;
(9)surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind;
(10)the grant in the ordinary course of business of any non-exclusive license and sublicense of patents, trademarks, registrations therefor and other similar intellectual property;
(11)the sale or other disposition of Capital Stock of an Unrestricted Subsidiary of the Parent; and
(12)an Asset Swap.
21“Asset Swap” means any substantially contemporaneous (and in any event occurring within 180 days of each other) purchase and sale or exchange of any assets or properties (other than Capital Stock) used or useful in a Permitted Business between the Parent or any of its Restricted Subsidiaries and another Person; provided that any cash received must be applied in accordance with Section 4.10 as if the Asset Swap were an Asset Sale.
22“Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP. As used in the preceding sentence, the “net rental payments” under any lease for any such period shall mean the sum of rental and other payments required to be paid with respect to such period by the lessee thereunder, excluding any amounts required to be paid by such lessee on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges. In the case of any lease that is terminable by the lessee upon payment of penalty, such net rental payment shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.
23“Available Cash” has the meaning assigned to such term in the Partnership Agreement, as in effect on the Issue Date.
24“Bank Product Obligations” means, all obligations and liabilities (whether direct or indirect, absolute or contingent, due or to become due or now existing or hereafter incurred) of any Issuer, any Guarantor or a Restricted Subsidiary, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise, which may arise under, out of, or in connection with any treasury, investment, depository, clearing house, wire transfer, cash management or automated clearing house transfers of funds services or any related services, to any Person permitted to be a secured party in respect of such obligations under the applicable First Lien Loan Documents or Second Lien Indebtedness Documents.
25“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.
26“Bankruptcy Law” means Title 11 of the Bankruptcy Code, as amended, or any other United States federal or state bankruptcy, insolvency or similar law, fraudulent transfer or conveyance statute and any related case law.
27“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns” and “Beneficially Owned” have correlative meanings.
28“Board of Directors” means:
(1)with respect to Finance Corp., its board of directors;

(2)with respect to the Company or the Parent, the Board of Directors of the General Partner or any authorized committee thereof; and
(3)with respect to any other Person, the board or committee of such Person serving a similar function.
29“Board Resolution” means a copy of a resolution certified by the secretary or an assistant secretary of the applicable Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.
30“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in The Woodlands, Texas or in New York, New York or another place of payment are authorized or required by law to close.
31“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP. Notwithstanding the foregoing, all obligations of the Parent and its Restricted Subsidiaries that are or would be characterized as an operating lease as determined in accordance with GAAP prior to January 1, 2019 (whether or not such operating lease was in effect on such date) shall continue to be accounted for as an operating lease (and not as a Capital Lease Obligation) for purposes of this Indenture regardless of any change in GAAP on or after January 1, 2019 (or any change in the implementation in GAAP for future periods that are contemplated as of such date) that would otherwise require such obligation to be recharacterized as a Capital Lease Obligation.
32“Capital Stock” means:
(1)in the case of a corporation, corporate stock;
(2)in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
(3)in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and
(4)any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person (excluding debt securities convertible into or exchangeable for Capital Stock).
33“Cash Equivalents” means:
(1)United States dollars;
(2)securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government

(provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than six months from the date of acquisition;
(3)marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition thereof, having a credit rating of “A” or better from either S&P or Moody’s;
(4)certificates of deposit, demand deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any lender party to the ABL Credit Agreement or with any domestic commercial bank having capital and surplus in excess of $250.0 million and a Thomson Bank Watch Rating of “B” or better;
(5)repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2), (3) and (4) above entered into with any financial institution meeting the qualifications specified in clause (4) above;
(6)commercial paper issued by any lender party to the ABL Credit Agreement, the parent corporation of any lender party to the ABL Credit Agreement or any Subsidiary of such lender’s parent corporation, and commercial paper having one of the two highest ratings obtainable from Moody’s or S&P and in each case maturing within one year after the date of acquisition; and
(7)money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (6) of this definition.
34“Change of Control” means the occurrence of any of the following:
(1)the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets (including Capital Stock of the Restricted Subsidiaries of the Parent) of the Parent and its Restricted Subsidiaries taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act);
(2)the adoption of a plan relating to the liquidation or dissolution of the Parent or the Company or removal of the General Partner by the limited partners of the Parent;
(3)the consummation of any transaction (including any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), excluding the Qualifying Owners, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Parent or the General Partner, measured by voting power rather than number of shares, units or the like;

(4)the consummation of any transaction (including any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), excluding the Qualifying Owners, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of Summit LLC, measured by voting power rather than number of shares, units or the like, at a time when Summit LLC Beneficially Owns a majority of the Voting Stock of the General Partner; or
(5)the consummation of any transaction whereby the Parent ceases to own directly or indirectly 100% of the Capital Stock of the Company.
35Notwithstanding the preceding, a conversion of the Parent or any of its Restricted Subsidiaries from a limited partnership, corporation, limited liability company or other form of entity to a limited liability company, corporation, limited partnership or other form of entity or an exchange of all of the outstanding Equity Interests in one form of entity for Equity Interests in another form of entity shall not constitute a Change of Control, so long as following such conversion or exchange the “persons” (as that term is used in Section 13(d)(3) of the Exchange Act) who Beneficially Owned the Capital Stock of the Parent immediately prior to such transactions continue to Beneficially Own in the aggregate more than 50% of the Voting Stock of such entity, or continue to Beneficially Own sufficient Equity Interests in such entity to elect a majority of its directors, managers, trustees or other persons serving in a similar capacity for such entity or its general partner, as applicable, and, in either case no “person” Beneficially Owns more than 50% of the Voting Stock of such entity or its general partner, as applicable.
In addition, a Change of Control shall not occur as a result of (i) a merger between the Parent and the General Partner or (ii) any transaction in which the Company remains a Subsidiary of the Parent but one or more intermediate holding companies between the Company and the Parent are added, liquidated, merged or consolidated out of existence.
“Change of Control Triggering Event” means the occurrence of a Change of Control that is accompanied or followed by a downgrade by one or more gradations (including gradations within ratings categories as well as between ratings categories) or withdrawal of the rating of the Notes within the Ratings Decline Period by at least two of the Rating Agencies if the applicable Rating Agencies shall have put forth a public statement to the effect that such downgrade is attributable, in whole or in part, to any event or circumstance related to, or arising as a result of, the applicable Change of Control, as a result of which the rating of the Notes on any day during such Ratings Decline Period is below the rating by such Rating Agency in effect immediately preceding the first public announcement of the Change of Control (or occurrence thereof if such Change of Control occurs prior to public announcement).
36“Clearstream” means Clearstream Banking, société anonyme, or any successor securities clearing agency.
37“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.
“Collateral” means the assets of the Issuers and Guarantors that are subject to a Lien securing the Note Obligations created by the Security Documents.

“Collateral Agent” has the meaning assigned to such term in the preamble.
38“Collateral Agreement” means that certain Collateral Agreement (Second Lien) dated as of the Issue Date, by and among the Issuers, the Parent, each Subsidiary listed on the signature pages thereof and the Collateral Agent, as amended, modified or supplemented from time to time.
39“Commission” or “SEC” means the Securities and Exchange Commission.
40“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
41“Company” means the party named as such in the preamble to this Indenture and any successor or assign pursuant to the provisions of this Indenture.
42“Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus:
(1)an amount equal to any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus
(2)provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus
(3)consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings), and net of the effect of all payments made or received pursuant to interest rate Hedging Contracts, to the extent that any such expense was deducted in computing such Consolidated Net Income; plus
(4)depreciation and amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period), impairment, non-cash equity based compensation expense and other non-cash items (excluding any such non-cash item to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation and amortization, impairment and other non-cash items that were deducted in computing such Consolidated Net Income; plus

(5)unrealized non-cash losses resulting from foreign currency balance sheet adjustments required by GAAP to the extent such losses were deducted in computing such Consolidated Net Income; plus
(6)all extraordinary, unusual or non-recurring items of gain or loss, or revenue or expense and, without duplication, Transaction Costs; plus
(7)the amount of any minority interest expense deducted in calculating Consolidated Net Income; plus
(8)any fees, expenses, charges or losses (other than depreciation or amortization expense) related to any Equity Offering, Permitted Investment, acquisition, disposition, recapitalization or the incurrence of Indebtedness permitted to be incurred by this Indenture (including a refinancing thereof) (in each case whether or not successful), including (i) such fees, expenses or charges related to the offering of the Notes and the ABL Credit Agreement and (ii) any amendments or other modification of the Notes, the ABL Credit Agreement or other Indebtedness and, in each case, deducted (and not added back) in computing Consolidated Net Income; plus
(9)any costs or expenses incurred by such Person or any of its Restricted Subsidiaries pursuant to any management equity plan or option plan or any other management or employee benefit plan or agreement or any subscription or shareholder agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of the Person or net cash proceeds of issuance of Equity Interests of the Person (other than Disqualified Stock); minus
(10)non-cash items increasing such Consolidated Net Income for such period, other than items that were accrued in the ordinary course of business;
in each case, on a consolidated basis and determined in accordance with GAAP.
43“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP, provided that:
(1)the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included, but only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;
(2)the Net Income of any Restricted Subsidiary of the specified Person will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without by operation of the terms of its charter or any judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, partners or members;

(3)the cumulative effect of a change in accounting principles will be excluded;
(4)any gain (loss) realized upon the sale or other disposition of any property, plant or equipment of such Person or its consolidated Restricted Subsidiaries (including pursuant to any sale and leaseback transaction) which is not sold or otherwise disposed of in the ordinary course of business and any gain (loss) realized upon the sale or other disposition of any Capital Stock or any Person will be excluded;
(5)unrealized losses and gains under derivative instruments included in the determination of Consolidated Net Income, including those resulting from the application of the Financial Accounting Standards Board Accounting Standards Codification 815 will be excluded;
(6)any nonrecurring charges relating to any premium or penalty paid, write off of deferred finance costs or other charges in connection with redeeming or retiring any Indebtedness prior to its Stated Maturity will be excluded; and
(7)any increase or decrease in the amount of deferred revenue recorded on the Parent’s cash flow statement for such period (as compared with the preceding period) will be included.
44“Consolidated Net Tangible Assets” means, with respect to any Person at any date of determination, the aggregate amount of total assets included in such Person’s most recent quarterly or annual consolidated balance sheet prepared in accordance with GAAP less applicable reserves reflected in such balance sheet, after deducting the following amounts: (a) all current liabilities reflected in such balance sheet, and (b) all goodwill, trademarks, patents, unamortized debt discounts and expenses and other like intangibles reflected in such balance sheet.
45“Consolidated Secured Net Debt” means, as of any date of determination, (i) the outstanding aggregate principal amount of Indebtedness of the Parent and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, of the type described in clauses (1), (2), (3) and (5) of the definition of “Indebtedness”, in each case, to the extent secured by a Lien on asset(s) of the Parent or any of its Restricted Subsidiaries on such date, minus (ii) cash and Cash Equivalents of the Parent and the Restricted Subsidiaries on such date.
46“Consolidated Total Net Debt” means, as of any date of determination, (i) the outstanding aggregate principal amount of Indebtedness of the Parent and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, of the type described in clauses (1), (2), (3) and (5) of the definition of “Indebtedness” on such date, minus (ii) cash and Cash Equivalents of the Parent and the Restricted Subsidiaries on such date.
47“Corporate Trust Office of the Trustee” means the office of the Trustee in the City of Houston at which at any time its corporate trust business shall be administered, which office at the date hereof is located at Regions Bank, 3773 Richmond Avenue, Suite 1100, Houston, Texas 77046, or such other address as the Trustee may designate from time to time by notice to the Holders and the Issuers, or the principal corporate trust office in the City of Houston of any successor Trustee (or such other address as a successor Trustee may designate from time to time by notice to the Holders and the Issuers).
48“Credit Facilities” means one or more debt facilities (including the New ABL Facility), indentures or commercial paper facilities, in each case, with banks or other institutional lenders or institutional investors providing for revolving credit loans, term loans, capital market financings, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced in any manner (whether upon termination or otherwise) or refinanced (including refinancing with any capital markets transaction or otherwise by means of sales of debt securities to institutional investors) in whole or in part from time to time.
49“Custodian” means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.
50“Customary Recourse Exceptions” means, with respect to any Non-Recourse Debt of an Unrestricted Subsidiary or Joint Venture, (i) Liens on and pledges of the Equity Interests of any Unrestricted Subsidiary or any Joint Venture owned by the Parent or any Restricted Subsidiary to the extent securing otherwise Non-Recourse Debt of such Unrestricted Subsidiary or Joint Venture and (ii) exclusions from the exculpation provisions with respect to such Non-Recourse Debt for the voluntary bankruptcy of such Unrestricted Subsidiary or Joint Venture, fraud, misapplication of cash, environmental claims, waste, willful destruction and other circumstances customarily excluded by lenders from exculpation provisions or included in separate indemnification agreements in non-recourse financings.
51“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.
“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend set forth in Section 2.06(f) and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.
“Depositary” means, with respect to the Notes, issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provisions of this Indenture.
“Designated Non-cash Consideration” means the fair market value (as determined in good faith by the Parent) of non-cash consideration received by the Parent or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officers’ Certificate, less the amount of Cash Equivalents received in connection with a subsequent sale of such Designated Non-cash Consideration.
“Discharge of First Lien Obligations” means (a) the payment in full in cash (or cash collateralized or defeased in accordance with the terms of the Credit Facilities or otherwise discharged in connection with any plan of reorganization, plan of arrangement or similar restructuring plan in an insolvency proceeding approved by the requisite percentage of lenders under the Credit Facilities) of all outstanding First Lien Obligations, excluding (i) Bank Product Obligations, (ii) Unasserted Contingent Obligations, and (iii) contingent indemnity claims which have been asserted in good faith and in writing to one or more of the borrowers under such Credit Facilities, (b) the termination of all commitments to extend credit under the Credit Facilities that are First Lien Obligations, and (c) there are no outstanding letters of credit or similar instruments issued under such Credit Facilities (other than such as have been cash collateralized (or for which a standby letter of credit acceptable to the relevant agent or fronting bank has been delivered) or defeased in accordance with the terms of the Credit Facilities that are First Lien Obligations or otherwise discharged in connection with any plan of reorganization, plan of arrangement or similar restructuring plan in an insolvency proceeding approved by the requisite percentage of lenders under such Credit Facilities). For purposes of this definition, “Unasserted Contingent Obligations” shall mean at any time, any of the respective claims for taxes, costs, indemnification, reimbursements, damages and similar liabilities in respect of which no written claim has been made at such time by the lenders under such Credit Facilities and the Holders, respectively (and, in the case of claims for indemnification, no written claim for indemnification has been issued by the indemnitee at such time).
52“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Parent to repurchase or redeem such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Parent may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.07.
53“Double E Joint Venture” means Double E Pipeline, LLC, a Delaware limited liability company.
54“EBITDA” shall have the meaning given such term in the ABL Credit Agreement as in effect on the Issue Date; provided that, (x) unless otherwise specified herein, the references in such definition to “the Borrower and its restricted subsidiaries” shall be deemed references to “Parent and its restricted subsidiaries” and (y) for the avoidance of doubt, no amount of any “Specified Equity Contribution” referred to in such definition shall be included in the calculation of EBITDA.
55“Enforcement Action” means any action to:
56(a)    foreclose, execute, levy, or collect on, take possession or control of (other than for purposes of perfection), sell or otherwise realize upon (judicially or non-judicially), or lease, license, or otherwise dispose of (whether publicly or privately), Collateral, or otherwise exercise or enforce remedial rights with respect to Collateral under the First Lien Loan

Documents or the Second Lien Indebtedness Documents (including by way of setoff, recoupment, notification of a public or private sale or other disposition pursuant to the UCC or other Applicable Law, notification to account debtors, notification to depositary banks under deposit account control agreements, notification to securities intermediaries under securities account control agreements, notifications to commodity intermediaries under commodity account control agreements, or exercise of rights under landlord consents, if applicable);
57(b)    solicit bids from third Persons, approve bid procedures for any proposed disposition of Collateral, conduct the liquidation or disposition of Collateral or engage or retain sales brokers, marketing agents, investment bankers, accountants, appraisers, auctioneers, or other third Persons for the purposes of valuing, marketing, promoting, and selling Collateral;
58(c)    receive a transfer of Collateral in satisfaction of Indebtedness or any other Obligation secured thereby;
59(d)    otherwise enforce a security interest or exercise another right or remedy, as a secured creditor or otherwise, pertaining to the Collateral at law, in equity, or pursuant to the First Lien Loan Documents or Second Lien Indebtedness Documents (including the commencement of applicable legal proceedings or other actions with respect to all or any portion of the Collateral to facilitate the actions described in the preceding clauses, and exercising voting rights in respect of equity interests comprising Collateral); or
60(e)    effectuate or cause the disposition of Collateral by any Issuer or Guarantor after the occurrence and during the continuation of an event of default under any of the First Lien Loan Documents or the Second Lien Indebtedness Documents with the consent of the applicable First Lien Collateral Agent (or First Lien Claimholders) or Second Lien Collateral Agent (or Second Lien Claimholders).
61“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).
62“Equity Offering” means (i) any public or private sale of Capital Stock (other than Disqualified Stock) made for cash on a primary basis by the Parent after the Issue Date or (ii) any contribution to capital of the Parent in respect of Capital Stock (other than Disqualified Stock) of the Company, excluding in the case of clauses (i) and (ii) any sale to or contribution by any Subsidiary of the Parent.
63“Euroclear” means the Euroclear System or any successor securities clearing agency.
64“Excess Cash Flow” means, for any Excess Cash Flow Period, the following all determined on a consolidated basis for the Parent and its Restricted Subsidiaries:
65(1)    the sum of (a) Consolidated Cash Flow of the Parent and its Restricted Subsidiaries for such period, (b) reductions to non-cash working capital of the Parent and its Restricted Subsidiaries for such period, other than any reductions arising from acquisitions or dispositions completed during such period or the application of purchase accounting, and (c)

customary adjustments for cash and non-cash items made to the cash flow statement by the Parent and its Restricted Subsidiaries in accordance with GAAP during such period, less, without duplication
66(2)    the sum of (a) capital expenditures, including investments in equity method investees, made in cash by the Parent and its Restricted Subsidiaries during such period, except to the extent funded with the proceeds of Indebtedness (other than Indebtedness incurred under the New ABL Facility or any other revolving credit facility of the Parent and its Restricted Subsidiaries), equity issuances, casualty proceeds, condemnation proceeds or asset sales, (b) the cash portion of consolidated interest expense paid by the Parent and its Restricted Subsidiaries during such period, (c) the aggregate amount (without duplication) of all taxes based on income or profits paid in cash by the Parent and its Restricted Subsidiaries during such period, (d) additions to non-cash working capital for such period, other than any such additions arising from acquisitions or dispositions completed during such period or the application of purchase accounting, (e) cash payments made by the Parent or any Restricted Subsidiary during such period in respect of long-term liabilities (not constituting Indebtedness) of the Parent or any Restricted Subsidiary, (f) customary adjustments for cash and non-cash items made to the cash flow statement by the Parent and its Restricted Subsidiaries in accordance with GAAP during such period, and (g) cash payments made by the parent and its Restricted Subsidiaries during such period in respect of Permitted Investments and Restricted Payments permitted under Section 4.07.
67“Exchange Act” means the Securities Exchange Act of 1934, as amended.
68“Excluded Swap Obligation” means, with respect to any Person, any Swap Obligation if, and to the extent that, all or a portion of the guarantee of such Person, or the grant by such Person of a Lien to secure, such Hedging Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act, as amended, or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Person’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act, as amended, and the regulations thereunder at the time the guarantee of such Person or the grant of such Lien becomes effective with respect to such Hedging Obligation. If a Hedging Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Hedging Obligation that is attributable to swaps for which such guarantee or Lien is or becomes illegal.
69“Existing Indebtedness” means the aggregate principal amount of Indebtedness of the Parent and its Restricted Subsidiaries (other than the Notes, Notes Guarantees and Indebtedness under the ABL Credit Agreement, and other than intercompany Indebtedness) in existence on the Issue Date, until such amounts are repaid.
70The term “fair market value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors of the Parent in the case of amounts of $50.0 million or more and otherwise by an Officer of the General Partner.

71“FERC Subsidiary” means a Restricted Subsidiary of the Parent that is subject to the regulatory jurisdiction of the Federal Energy Regulatory Commission (or any successor thereof).
“Finance Corp.” has the meaning assigned to such term in the preamble.
72“First Lien Claimholders” means the Initial First Lien Claimholders and any Additional First Lien Claimholders.
73“First Lien Collateral” means any “Collateral” or “Pledged Collateral” or similar term as defined in any First Lien Loan Document or any other assets of any Issuer or Guarantor with respect to which a Lien is granted or purported to be granted or required to be granted pursuant to a First Lien Loan Document as security for any First Lien Obligations and shall include any property or assets subject to replacement Liens or adequate protection Liens in favor of any First Lien Claimholder.
74“First Lien Collateral Agent” means (i) in the case of any Initial First Lien Obligations or the Initial First Lien Claimholders, the Initial First Lien Collateral Agent and (ii) in the case of any Additional First Lien Obligations and the Additional First Lien Claimholders in respect thereof, the Person serving as collateral agent (or the equivalent) for such Additional First Lien Obligations and that is named as the First Lien Collateral Agent in respect of such Additional First Lien Obligations in the applicable joinder agreement (each, in the case of this clause (ii) together with its successors and assigns in such capacity, an “Additional First Lien Collateral Agent”).
75“First Lien Collateral Documents” means the “Security Documents” or “Collateral Documents” or similar term (as defined in the applicable First Lien Loan Documents) and any other agreement, document or instrument pursuant to which a Lien is granted securing any First Lien Obligations or pursuant to which any such Lien is perfected.
76“First Lien Indebtedness” means the Initial First Lien Indebtedness and any Additional First Lien Indebtedness.
77“First Lien Loan Documents” means the Initial First Lien Loan Documents and any Additional First Lien Loan Documents.
78“First Lien Obligations” means the Initial First Lien Obligations and any Additional First Lien Obligations, and shall not include, for the avoidance of doubt, any Excluded Swap Obligations.
79“First Lien Pari Passu Intercreditor Agreement” means an agreement among each First Lien Representative and each First Lien Collateral Agent allocating rights among the various Series of First Lien Obligations.
80“First Lien Representative” means (i) in the case of any Initial First Lien Obligations or the Initial First Lien Claimholders, the Initial First Lien Representative and (ii) in the case of any Additional First Lien Obligations and the Additional First Lien Claimholders in respect thereof, each trustee, administrative agent, collateral agent, security agent and similar agent that is named as the First Lien Representative in respect of such Additional First Lien Obligations in the applicable joinder agreement (each, in the case of this clause (ii), together with its successors and assigns in such capacity, an “Additional First Lien Representative”).
81“Fitch” means Fitch Ratings, Inc. or any successor to the ratings business thereof.
82“Fixed Charge Coverage Ratio” means with respect to any specified Person for any four-quarter reference period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases or redeems any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the applicable four-quarter reference period and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of such period.
83In addition, for purposes of calculating the Fixed Charge Coverage Ratio:
(1)acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers, consolidations or otherwise (including acquisitions of assets used in a Permitted Business), and including in each case any related financing transactions (including repayment of Indebtedness) during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date, will be given pro forma effect as if they had occurred on the first day of the four-quarter reference period, including any Consolidated Cash Flow and any pro forma expense and cost expense reductions, operating improvements and initiatives and synergies that have occurred or are reasonably expected to occur within the next 12 months, in the reasonable judgment of the chief financial or accounting Officer of such Person or of its general partner, if applicable (regardless of whether those expense and cost expense reductions, operating improvements and initiatives and synergies could then be reflected in pro forma financial statements in accordance with Regulation S-X promulgated under the Securities Act or any other regulation or policy of the Commission related thereto);
(2)the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of on or prior to the Calculation Date, will be excluded;
(3)the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of on or prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

(4)interest income reasonably anticipated by such Person to be received during the applicable four-quarter period from cash or Cash Equivalents held by such Person or any Restricted Subsidiary of such Person, which cash or Cash Equivalents exist on the Calculation Date or will exist as a result of the transaction giving rise to the need to calculate the Fixed Charge Coverage Ratio, will be included; and
(5)dividends or distributions reasonably anticipated by such Person or any Restricted Subsidiary of such Person to be received during the applicable four-quarter period in connection with any Investment in an Unrestricted Subsidiary or Joint Venture shall be given pro forma effect as if such Investment had occurred on the first day of the four-quarter reference period.
84“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:
(1)the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings), and net of the effect of all payments made or received pursuant to interest rate Hedging Contracts; plus
(2)the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus
(3)any interest expense on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such guarantee or Lien is called upon; plus
(4)all dividends, whether paid or accrued and whether or not in cash, on any series of Disqualified Stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Parent (other than Disqualified Stock) or to the Parent or a Restricted Subsidiary of the Person,
in each case, on a consolidated basis and determined in accordance with GAAP.
85“GAAP” means generally accepted accounting principles in the United States, which are in effect on the Issue Date.
“Gathering System Real Property” has the meaning assigned to such term in the Collateral Agreement.
86“General Partner” means Summit Midstream GP, LLC, a Delaware limited liability company, and its successors and permitted assigns as general partner of the Parent or as the business entity with the ultimate authority to manage the business and operations of the Parent.
“Global Note” means a Note in global form registered in the name of the Depositary or its nominee, substantially in the form of Exhibit A hereto, and that bears the Global Note Legend as set forth in Section 2.06(f) and that has the “Schedule of Exchange of Interests in the Global Note” attached thereto, issued in accordance with Sections 2.01, 2.06(b)(3), 2.06(b)(4), 2.06(d)(2) or 2.06(f) hereof.
87“Global Note Legend” means the legend set forth in Section 2.06(f)(2) hereof, which is required to be placed on all Global Notes issued under this Indenture.
88“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America, or any agency or instrumentality thereof, in each case for which the full faith and credit of the United States is pledged or the timely payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States or money market funds that invest solely in such obligations.
“Grantors” means, collectively, the Issuers and the Guarantors.
89The term “guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including by way of a pledge of assets, acting as co-obligor or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness. When used as a verb, “guarantee” has a correlative meaning.
90“Guarantors” means each of:
(1)the Parent;
(2)the Subsidiary Guarantors; and
(3) any other Restricted Subsidiary of the Parent that provides a Notes Guarantee in accordance with the provisions of this Indenture, until such time as such Notes Guarantee is released in accordance with this Indenture;
and their respective successors and assigns.
91“Hedging Contracts” means, with respect to any specified Person:
(1)interest rate swap agreements, interest rate cap agreements and interest rate collar agreements entered into with one or more financial institutions and designed to protect the Person or any of its Restricted Subsidiaries entering into the agreement against fluctuations in interest rates with respect to Indebtedness incurred;
(2)foreign exchange contracts and currency protection agreements entered into with one or more financial institutions and designed to protect the Person or any of its Restricted Subsidiaries entering into the agreement against fluctuations in currency exchanges rates with respect to Indebtedness incurred;
(3)any commodity futures contract, commodity option or other similar agreement or arrangement designed to protect against fluctuations in the price of Hydrocarbons used, produced, processed or sold by that Person or any of its Restricted Subsidiaries at the time; and
(4)other agreements or arrangements designed to protect such Person or any of its Restricted Subsidiaries against fluctuations in interest rates, commodity prices or currency exchange rates.
92“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under its Hedging Contracts.
93“Holder” means a Person in whose name a Note is registered.
94“Hydrocarbons” means crude oil, natural gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all constituents, elements or compounds thereof and products refined or processed therefrom.
“IAI Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors.
95“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:
(1)in respect of borrowed money;
(2)evidenced by bonds, notes, debentures or similar instruments;
(3)in respect of all outstanding letters of credit issued for the account of such Person that support obligations that constitute Indebtedness (provided that the amount of such letters of credit included in Indebtedness shall not exceed the amount of the Indebtedness being supported) and, without duplication, to the extent of any amounts of all drafts drawn under letters of credit issued for the account of such Person that have not been reimbursed within 30 days following receipt by such Person of a demand for reimbursement;
(4)in respect of bankers’ acceptances;
(5)representing Capital Lease Obligations;

(6)representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable, due more than six months after such property is acquired; or
(7)representing any obligations under Hedging Contracts,
if and to the extent any of the preceding items (other than letters of credit and obligations under Hedging Contracts) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the guarantee by the specified Person of any Indebtedness of any other Person. For the avoidance of doubt, the term “Indebtedness” excludes any obligation arising from any agreement providing for indemnities, purchase price adjustments, holdbacks, contingency payment obligations based on the performance of the acquired or disposed assets or similar obligations (other than guarantees of Indebtedness) incurred by the specified Person in connection with the acquisition or disposition of assets.
96The amount of any Indebtedness outstanding as of any date will be:
(1)the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;
(2)in the case of obligations under any Hedging Contracts, the termination value of the agreement or arrangement giving rise to such obligations that would be payable by such Person at such date; and
(3)the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness.
“Indenture” has the meaning assigned to such term in the preamble.
97“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.
98“Initial First Lien Claimholders” means the “Secured Parties” as defined under the New ABL Facility.
99“Initial First Lien Collateral Agent” means Bank of America, N.A., as administrative agent and collateral agent under the New ABL Facility, and its successors and/or assigns in such capacity.
100“Initial First Lien Indebtedness” means the Indebtedness and guarantees thereof now or hereafter incurred pursuant to the Initial First Lien Loan Documents.
101“Initial First Lien Loan Documents” means the New ABL Facility and the other “Loan Documents” under the New ABL Facility and any other document or agreement entered into for the purpose of evidencing, governing, securing or perfecting the Initial First Lien Obligations.
102“Initial First Lien Obligations” means “Obligations” under the New ABL Facility.
103“Initial First Lien Representative” means Bank of America, N.A.
104“Initial Notes” means the first $700.0 million aggregate principal amount of Notes issued under this Indenture on the Issue Date.
105 “Initial Second Lien Claimholder” means the Initial Second Lien Representative, the Initial Second Lien Collateral Agent and any holder of Initial Second Lien Obligations.
106“Initial Second Lien Collateral Agent” means Regions Bank, in its capacity as Collateral Agent under this Indenture.
107“Initial Second Lien Indebtedness” means the Indebtedness and guarantees incurred pursuant to the Initial Second Lien Indebtedness Documents. Initial Second Lien Indebtedness shall include any Registered Equivalent Notes and Notes Guarantees thereof by the Guarantors issued in exchange thereof.
108“Initial Second Lien Indebtedness Documents” means this Indenture and any other document or agreement entered into for the purpose of evidencing, governing, securing or perfecting the Note Obligations.
109“Initial Second Lien Obligations” means the Initial Second Lien Indebtedness and all other “Obligations” (as defined in the Initial Second Lien Indebtedness Documents) in respect thereof.
110“Initial Second Lien Representative” means Regions Bank, in its capacity as Trustee under this Indenture.
111“Insolvency or Liquidation Proceeding” means any case or proceeding, application, meeting convened, resolution passed, proposal, corporate action or any other proceeding commenced by or against a Person under any state, provincial, territorial, federal or foreign law for, or any agreement of such Person to, (i) the entry of an order for relief under the Bankruptcy Code, or any other steps being taken under any other insolvency, debtor relief, bankruptcy, receivership, debt adjustment law or other similar law (whether state, provincial, territorial, federal or foreign); (ii) the appointment of a custodian for such Person or any part of its property; (iii) an assignment or trust mortgage for the benefit of creditors; (iv) the winding-up or strike off of such Person; (v) the proposal or implementation of a scheme or plan of arrangement or composition; and/or (vi) a suspension of payment, moratorium of any debts, official assignment, composition or arrangement with a Person’s creditors.
112“Issuers” has the meaning assigned to such term in the preamble.

113“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBs.
“Intercreditor Agreement” means, as the context may require, (i) that certain intercreditor agreement, dated as of Issue Date, among the Initial First Lien Collateral Agent, the Initial Second Lien Collateral Agent and the Initial Second Lien Representative, each Issuer, each Guarantor, and the other parties thereto from time to time, and (ii) any other intercreditor agreement governing the priority among the holders of First Lien Indebtedness and the holders of Second Lien Indebtedness that may be entered into after the Issue Date by any Issuer, any Guarantor and the Collateral Agent in connection with Credit Facilities not otherwise prohibited by this Indenture (which is not materially less favorable to the Collateral Agent and the holders of the notes (taken as a whole) than the intercreditor agreement referred to in clause (i) of this definition) (as certified to by the Company in an Officers’ Certificate delivered to the Trustee and the Collateral Agent), in each case, as it may be amended, restated, supplemented, replaced or otherwise modified from time to time in accordance with the terms thereof and of this Indenture.
“Intercreditor Agreements” means the Intercreditor Agreement, the Second Lien Pari Passu Intercreditor Agreement and the Junior Lien Intercreditor Agreement, if any.
114“Investment Grade Rating” means a rating equal to or higher than BBB- (or the equivalent) by Fitch, Baa3 (or the equivalent) by Moody’s, and BBB- (or the equivalent) by S&P, or, if any such Rating Agency ceases to rate the Notes for reasons outside of the control of the Company, the equivalent investment grade credit rating from any other Rating Agency.
115“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including guarantees or other obligations), advances or capital contributions (excluding (1) commission, travel and similar advances to officers and employees made in the ordinary course of business and (2) advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Parent or any Restricted Subsidiary of the Parent sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Parent such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Parent, the Parent will be deemed to have made an Investment on the date of any such sale or disposition in an amount equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of Section 4.07. The acquisition by the Parent or any Subsidiary of the Parent of a Person that holds an Investment in a third Person will be deemed to be an Investment made by the Parent or such Subsidiary in such third Person in an amount equal to the fair market value of the Investment held by the acquired Person in such third Person on the date of any such acquisition in an amount determined as provided in the final paragraph of Section 4.07.
116“Issue Date” means the first date on which Notes are issued under this Indenture.

117“Joint Venture” means any Person that is not a direct or indirect Subsidiary of the Parent in which the Parent or any of its Restricted Subsidiaries makes any Investment.
118“Junior Lien Indebtedness” means any Indebtedness permitted to be incurred under this Indenture by any Issuer or Guarantor that is secured by Liens on the Collateral that rank junior to the Liens securing the Second Lien Indebtedness and is governed by the Junior Lien Intercreditor Agreement.
119“Junior Lien Intercreditor Agreement” means an intercreditor agreement (as may be entered into and as may be amended, restated, supplemented or otherwise modified in accordance with its terms, which the Trustee and Collateral Agent shall execute at the request of the Company, to the extent such request is accompanied by an Officers’ Certificate and Opinion of Counsel confirming that the covenants and conditions precedent under this Indenture with respect to the execution of such Junior Lien Intercreditor Agreement and any such amendment, restatement, supplement or other modification have been complied with or will substantially concurrently with the certificate be complied with (upon which the Trustee and Collateral Agent may conclusively rely) between, among others, the Collateral Agent and one or more Persons or representatives of Persons (other than Parent or any of its Subsidiaries) benefitting from a Permitted Lien on any Collateral, and agreed and acknowledged by the Issuers and the Guarantors, and containing customary terms and conditions for comparable transactions or terms that are not otherwise adverse in any material respect to the interests of the Holders (in each case, as reasonably determined by the Company in an Officers’ Certificate delivered to the Collateral Agent and the Trustee certifying to that effect).
120“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under Applicable Law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction other than a precautionary financing statement respecting a lease not intended as a security agreement.
121“Limited Condition Transaction” means any (i) Investment or acquisition (whether by merger, consolidation or otherwise), whose consummation is not conditioned on the availability or, or on obtaining, third party financing and (ii) any redemption, repurchase, defeasance, satisfaction and discharge or repayment of indebtedness requiring irrevocable notice in advance of such redemption, repurchase, defeasance, satisfaction and discharge or repayment.
122“Make Whole Premium” means, with respect to a Note at any time, the excess, if any, of (a) the present value at such time of (i) the redemption price of such Note at October 15, 2023 set forth in the table in Section 3.07(b) plus (ii) any required interest payments due on such Note through October 15, 2023 (except for currently accrued and unpaid interest), computed using a discount rate equal to the Treasury Rate plus 50 basis points, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months), over (b) the principal amount of such Note.

123“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.
124“Mortgaged Properties” means all Real Property, including all Gathering System Real Property, that is subject to a Mortgage or intended to be subject to a Mortgage pursuant to the requirements set forth in clause (B) of Section 4.12, Section 11.03, Section 11.04 or any other provision of any Note Document.
125“Mortgages” means all mortgages, deeds of trust and similar documents, instruments and agreements (and all amendments, modifications and supplements thereof) creating, evidencing, perfecting or otherwise establishing the Liens securing payment of the Notes and the Note Guarantees or any part thereof.
126“Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:
(1)any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or the extinguishment of any Indebtedness of such Person; and
(2)any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).
127“Net Proceeds” means the aggregate cash proceeds received by the Parent or any of its Restricted Subsidiaries in respect of any Asset Sale (including any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of:
(1)the direct costs relating to such Asset Sale, including legal, accounting and investment banking fees, and sales commissions, severance costs and any relocation expenses incurred as a result of the Asset Sale,
(2)taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements,
(3)amounts required to be applied to the repayment of Indebtedness secured by a Lien on the properties or assets that were the subject of such Asset Sale (other than a Lien that ranks pari passu with or is subordinated to the Liens securing the Notes and the Notes Guarantees); and
(4)any amounts to be set aside in any reserve established in accordance with GAAP or any amount placed in escrow, in either case for adjustment in respect of the sale price of such properties or assets or for liabilities associated with such Asset Sale and retained by the Parent or any of its Restricted Subsidiaries until such time as such reserve is reversed or such escrow arrangement is terminated, in which case Net Proceeds shall include only the amount of the reserve so reversed or the amount returned to the Parent or its Restricted Subsidiaries from such escrow arrangement, as the case may be.
128“New ABL Facility” has the meaning attributed thereto in the definition of Credit Facility.
129“Non-Recourse Debt” means Indebtedness:
(1)as to which neither the Parent nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable as a guarantor or otherwise, in each case, except for Customary Recourse Exceptions; and
(2)as to which the lenders have been notified in writing that they will not have any recourse to the Capital Stock or assets of the Parent or any of its Restricted Subsidiaries, except for Customary Recourse Exceptions.
130For purposes of determining compliance with Section 4.09, in the event that any Non-Recourse Debt of any of the Parent’s Unrestricted Subsidiaries ceases to be Non-Recourse Debt of such Unrestricted Subsidiary, such event will be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Parent.
131“Note Documents” means, collectively, this Indenture, the Notes, Notes Guarantees, the Intercreditor Agreement, the Second Lien Pari Passu Intercreditor Agreement, the Junior Lien Intercreditor Agreement (if any) and the other Security Documents.
132“Note Obligations” means the Obligations of the Issuers and the Guarantors under the Indenture, the Notes and the Security Documents, to pay principal of, premium, if any, and interest when due and payable, and all other amounts due or to become due under or in connection with the Indenture, the Notes and the performance of all other obligations to the Trustee, the Collateral Agent and the Holders under the Indenture, the Notes and the Security Documents, according to the respective terms thereof.
133“Notes” has the meaning attributed to such thereto in the Recitals. The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes.
134“Notes Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.
135“Notes Guarantee” means the guarantees of the Notes by the Guarantors.
136“Obligations” means any principal, premium, if any, interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization, whether or not a claim for post-filing interest is allowed in such proceeding), penalties, fees, charges, expenses, indemnifications, reimbursement obligations, damages, guarantees, and other liabilities or amounts payable under the documentation governing any Indebtedness or in respect thereto.

137“Officer” means, with respect to any Person, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Chief Accounting Officer, the General Counsel, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Assistant Secretary or any Vice President of such Person or, with respect to the Company, the General Partner, or, with respect to any other partnership, its general partner.
138“Officers’ Certificate” means a certificate signed on behalf of each of the Company and Finance Corp. by two of its Officers, one of whom, in the case of any Officers’ Certificate delivered pursuant to Section 4.04, must be the principal executive officer, the principal financial officer, or the principal accounting officer of the Company or Finance Corp., as the case may be, that, in each case, meets the requirements of Section 12.05 hereof.
139“Ohio Joint Ventures” means, collectively, Ohio Gathering Company, L.L.C. and Ohio Condensate Company, L.L.C.
140“OID Legend” means the last paragraph of the legend set forth in Section 2.06(f)(1) hereof to be placed on Notes issued under this Indenture if the terms of this Indenture so require.
141“Operating Surplus” has the meaning assigned to such term in the Partnership Agreement, as in effect on the Issue Date.
“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee or the Collateral Agent, as applicable, that meets the requirements of Section 12.05 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee or the Collateral Agent.
“Parent” means the party named as such in the preamble to this Indenture or any successor or assign pursuant to the provisions of this Indenture.
“Participant” mean, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to the DTC, shall include Euroclear and Clearstream).
“Partnership Agreement” means the Fourth Amended and Restated Agreement of Limited Partnership of the Parent dated as of May 28, 2020 as in effect on the date of the Indenture and as such may be further amended, modified or supplemented from time to time.
“Permitted Acquisition Indebtedness” means Indebtedness of the Parent or any Restricted Subsidiary incurred in connection with any acquisition permitted under the Indenture.
142“Permitted Business” means either (1) gathering, transporting, compressing, treating, processing, marketing, distributing, storing or otherwise handling Hydrocarbons, or activities or services reasonably related or ancillary thereto including entering into Hedging Contracts in the ordinary course of business and not for speculative purposes to support these businesses and the development, manufacture and sale of equipment or technology related to these activities, or (2) any other business that generates gross income that constitutes “qualifying income” under Section 7704(d) of the Code.

143“Permitted Investments” means:
(1)any Investment in the Parent (including through purchases of Notes) or in a Restricted Subsidiary of the Parent;
(2)any Investment in Cash Equivalents;
(3)any Investment by the Parent or any Restricted Subsidiary of the Parent in a Person, if as a result of such Investment:
(a)such Person becomes a Restricted Subsidiary of the Parent; or
(b)such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its properties or assets to, or is liquidated into, the Parent or a Restricted Subsidiary of the Parent;
(4)any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10;
(5)any Investment in any Person solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Parent; provided such Investment is not included in the definition of “Incremental Funds” in Section 4.07;
(6)any Investments received in compromise or resolution of (a) obligations of trade creditors or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer, or as a result of a foreclosure by, or other transfer of title to, the Parent or any of its Restricted Subsidiaries with respect to any secured Investment in default or (b) litigation, arbitration or other disputes;
(7)Hedging Contracts entered into in the ordinary course of business and not for speculative purposes;
(8)Investments in any Person to the extent such Investments consist of prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other deposits made in the ordinary course of business by the Parent or any of its Restricted Subsidiaries;
(9)advances to or reimbursements of employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business;
(10)loans or advances to officers, directors or employees made in the ordinary course of business of the General Partner, Parent or any Restricted Subsidiary in an aggregate principal amount not to exceed $5.0 million at any one time outstanding;
(11)repurchases of the Notes;

(12)advances and prepayments for asset purchases in the ordinary course of business in a Permitted Business of the Parent or any of its Restricted Subsidiaries;
(13)receivables owing to the Parent or any Restricted Subsidiary created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as Parent or any such Restricted Subsidiary deems reasonable under the circumstances;
(14)any guarantee of Indebtedness of the Parent or any Restricted Subsidiary permitted to be incurred by Section 4.09;
(15)any Investment existing on, or made pursuant to binding commitments existing on, the Issue Date and any Investment consisting of an extension, modification or renewal of any Investment existing on, or made pursuant to a binding commitment existing on, the Issue Date; provided that the amount of any such Investment may be increased (a) as required by the terms of such Investment as in existence on the Issue Date or (b) as otherwise permitted hereunder;
(16)surety and performance bonds and workers’ compensation, utility, lease, tax, performance and similar deposits and prepaid expenses in the ordinary course of business;
(17)guarantees by the Parent or any of its Restricted Subsidiaries of operating leases (other than Capital Lease Obligations) or of other obligations that do not constitute Indebtedness, in each case entered into by the Parent or any such Restricted Subsidiary in the ordinary course of business;
(18)Investments acquired after the Issue Date as a result of the acquisition by the Parent or any Restricted Subsidiary of another Person, including by way of a merger, amalgamation or consolidation with or into the Parent or any of its Restricted Subsidiaries, or all or substantially all of the assets of another Person, in each case, in a transaction that is not prohibited by the covenant described above under Section 5.01 after the Issue Date to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;
(19)Investments after the Issue Date (a) in the Double E Joint Venture having an aggregate fair market value (measured on the date each such Investment was made), when taken together with all other Investments made pursuant to this clause (19)(a) that at the time outstanding, do not exceed $75.0 million and (b) in the Ohio Joint Ventures having an aggregate fair market value (measured on the date each such Investment was made), when taken together with all other Investments made pursuant to this clause (19)(b) that at the time outstanding, do not exceed $100.0 million; provided, that the Ohio Joint Ventures have no outstanding Indebtedness for borrowed money and shall not create, incur, issue, assume, guarantee or otherwise become liable, contingently or otherwise, for any Indebtedness for borrowed money; and

(20)other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (20) that are at the time outstanding, do not exceed the greater of $100.0 million and 5.0% of Parent’s Consolidated Net Tangible Assets.
144The amount of all Permitted Investments will be the fair market value on the date such Permitted Investment is made without giving effect to any increase in the fair market value thereof after such date; provided, that the outstanding amount of any Investment made as a Permitted Investment shall be reduced by any returns on such Investment received by the Parent or any Restricted Subsidiary.
145“Permitted Liens” means:
(1)    any Lien created in respect of any of the Credit Facilities (including the New ABL Facility) securing obligations in each case that are permitted to be incurred pursuant to clause (1) of the definition of “Permitted Debt” in Section 4.09; provided that (i) any Liens securing First Lien Indebtedness shall be secured equally and ratably with Liens securing the New ABL Facility and any all other First Lien Indebtedness incurred under clause (1)(a) of the definition of “Permitted Debt” and (ii) any Liens securing Second Lien Indebtedness shall be secured equally and ratably with Liens securing the Notes and Notes Guarantees and any and all other Second Lien Indebtedness incurred under clause (1)(b) of the definition of “Permitted Debt”;
(2)Liens in favor of the Issuers or the Guarantors;
(3)Liens on property of a Person existing at the time such Person becomes a Restricted Subsidiary or is merged with or into or consolidated with the Parent or any Restricted Subsidiary of the Parent, provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets (other than improvements thereon, accessions thereto and proceeds thereof) other than those of the Person that becomes a Restricted Subsidiary or is merged with or into or consolidated with the Parent or the Restricted Subsidiary;
(4)Liens on property (including Capital Stock) existing at the time of acquisition of the property by the Parent or any Restricted Subsidiary of the Parent, provided that such Liens were in existence prior to the contemplation of such acquisition;
(5)Liens securing Second Lien Indebtedness incurred under clause (3), (5) (insofar as such Indebtedness incurred under clause (5) refunds, refinances, extends, replaces, renews or defeases Second Lien Indebtedness incurred under clause (3), (12) or (16) of the definition of “Permitted Debt”), (12) or (16) (limited to up to 50% of clause (16)) of the definition of “Permitted Debt”; provided that, in the case of Permitted Acquisition Indebtedness incurred pursuant to clause (12) of the definition of “Permitted Debt”, (i) the Indebtedness secured by such Liens shall not exceed $150.0 million in aggregate outstanding principal amount minus the aggregate principal amount of Permitted Acquisition Indebtedness constituting Junior Lien Indebtedness outstanding under the above clause (12) and permitted pursuant to clause (28)(ii) of this definition,

(ii) the sum of the aggregate amount of Indebtedness incurred or assumed in connection with such acquisition and secured on a pari passu basis with the Notes shall not exceed 50% of the purchase price of the relevant acquisition, and (iii) the ratio (determined on a pro forma basis in a manner consistent with the definition of Fixed Charge Coverage Ratio) of (a) Indebtedness incurred or assumed in connection with such acquisition (calculated on a basis and in a manner consistent with the definition of Consolidated Secured Net Debt) to (b) EBITDA of the entities or assets acquired for the four fiscal quarter period most recently ended for which internal financial statements are available, shall be equal to or less than (A) the Secured Leverage Ratio of Parent and its Restricted Subsidiaries calculated immediately prior to such acquisition minus (B) 0.25:1.00;
(6)Liens to secure Indebtedness of Restricted Subsidiaries that are not Guarantors permitted under Section 4.09; provided that such Liens may not extend to any property or assets of the Parent or any Guarantor other than the Capital Stock of any non-Guarantor Restricted Subsidiaries;
(7)Liens for the purpose of securing the payment of all or a part of the purchase price of, or Capital Lease Obligations, purchase money obligations or other payments incurred to finance the acquisition, lease, improvement or construction of or repairs or additions to, assets or property acquired or constructed in the ordinary course of business; provided that:
(a)the aggregate principal amount of Indebtedness secured by such Liens is otherwise permitted to be incurred under this Indenture and does not exceed the cost of the assets or property so acquired or constructed; and
(b)such Liens are created within 270 days of the later of the acquisition, lease, completion of improvements, construction, repairs or additions or commencement of full operation of the assets or property subject to such Lien and do not encumber any other assets or property of the Parent or any Restricted Subsidiary other than such assets or property and assets affixed or appurtenant thereto;
(8)Liens existing on the Issue Date that are not described in clause (1) of this definition;
(9)Liens, pledges or deposits under workers’ compensation laws, unemployment insurance laws or similar legislation, to secure the performance of tenders, bids, statutory obligations, surety or appeal bonds, trade contracts, government contracts, operating leases, performance bonds or other obligations of a like nature, or as security for contested taxes or for the payment of rent, in each case, incurred in the ordinary course of business;
(10)carriers’, warehousemen’s, mechanics’, landlords’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business in respect of obligations which do not, individually or in the aggregate, materially impair the use of any of the assets or properties of the Parent or any Restricted Subsidiary or which are not overdue by more than 30 days or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Parent or such Restricted Subsidiary, as the case may be, in accordance with GAAP;
(11)Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;
(12)(i) Liens on and pledges of the Equity Interests of any Unrestricted Subsidiary or any Joint Venture owned by the Parent or any Restricted Subsidiary of the Parent to the extent securing Non-Recourse Debt or other Indebtedness of such Unrestricted Subsidiary or Joint Venture and (ii) any restriction or encumbrance (including customary rights of first refusal and tag, drag and similar rights) with respect to the pledge or transfer of Equity Interests of (x) any Unrestricted Subsidiary, (y) any Subsidiary that is not a Wholly Owned Subsidiary or (z) the Equity Interests in any Person that is not a Subsidiary;
(13)survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, leases and subleases of Real Property, or zoning or other restrictions as to the use of Real Property that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of the Parent and its Restricted Subsidiaries, considered as a single enterprise;
(14)Liens on pipelines or pipeline facilities that arise by operation of law;
(15)Liens arising under operating agreements, joint venture agreements, partnership agreements, construction agreements, oil and gas leases, farmout agreements, division orders, contracts for sale, agreements for the purchase, gathering, processing, treatment, sale, transportation or exchange of Hydrocarbons, unitization and pooling declarations, declarations, orders and agreements, development agreements, participating agreements, area of mutual interest agreements, gas balancing agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, and other agreements arising in the ordinary course of business of the Parent and its Restricted Subsidiaries that are customary in the Permitted Business;
(16)Liens upon specific items of inventory, receivables or other goods (and the proceeds thereof) of the Parent or any of its Restricted Subsidiaries securing such Person’s obligations in respect of bankers’ acceptances or receivables securitizations issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory, receivables or other goods or proceeds and permitted by Section 4.09;
(17)Liens to secure Hedging Obligations and/or Bank Product Obligations, in each case, of the Parent or any of its Restricted Subsidiaries incurred in the ordinary course of business and not for speculative purposes;

(18)Liens securing any insurance premium financing under customary terms and conditions, provided that no such Lien may extend to or cover any assets or property other than the insurance being acquired with such financing, the proceeds thereof and any unearned or refunded insurance premiums related thereto;
(19)filing of UCC financing statements as a precautionary measure in connection with operating leases;
(20)bankers’ Liens, rights of setoff, Liens arising out of judgments, attachments or awards not constituting an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;
(21)Liens on cash, Cash Equivalents or other property arising in connection with the defeasance, discharge or redemption of Indebtedness;
(22)grants of software and other technology licenses in the ordinary course of business;
(23)Liens arising under this Indenture in favor of the Trustee or the Collateral Agent for its own benefit and similar Liens in favor of other trustees, agents and representatives arising under instruments governing Indebtedness permitted to be incurred hereunder; provided that such Liens are solely for the benefit of the trustees, agents or representatives in their capacities as such and not for the benefit of the holders of the Indebtedness;
(24)any leases or non-exclusive licenses of any intellectual property or intangible assets or entering into any franchise agreement, in each case, in the ordinary course of business;
(25)ground leases in respect of Real Property on which facilities owned or leased by the Parent or any of its Restricted Subsidiaries are located and other Liens affecting the interest of any landlord (and any underlying landlord) of any Real Property leased by the Parent or any Restricted Subsidiary;
(26)Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;
(27)Liens incurred by the Parent or any Restricted Subsidiary of the Parent securing Second Lien Indebtedness or Junior Lien Indebtedness, provided that, immediately after giving effect to any such incurrence, the Secured Leverage Ratio is less than 3.5 to 1.00;
(28)Liens on the Collateral securing Junior Lien Indebtedness (i) in an aggregate principal amount outstanding not to exceed $250.0 million, or (ii) incurred under clause (12) or (16) of the definition of “Permitted Debt”; provided that, in the case of Permitted Acquisition Indebtedness incurred pursuant to clause (12) of the definition of “Permitted Debt”, (a) the Indebtedness secured by such Liens shall not exceed $150.0 million in aggregate outstanding principal amount minus the aggregate principal amount of Permitted Acquisition Indebtedness constituting Second Lien Indebtedness outstanding under the above clause (12) and permitted pursuant to clause (5) of this definition, (b) the sum of the aggregate amount of Indebtedness incurred or assumed in connection with such acquisition and secured on a junior lien basis to the Notes shall not exceed 50% of the purchase price of the relevant acquisition, and (c) the ratio (determined on a pro forma basis in a manner consistent with the definition of Fixed Charge Coverage Ratio) of (i) Indebtedness incurred or assumed in connection with such acquisition (calculated on a basis and in a manner consistent with the definition of Consolidated Total Net Debt) to (ii) EBITDA of the entities or assets acquired for the four fiscal quarter period most recently ended for which internal financial statements are available, shall be equal to or less than (A) the Total Leverage Ratio of Parent and its Restricted Subsidiaries calculated immediately prior to such acquisition minus (B) 0.25:1.00;
(29)any Lien renewing, extending, refinancing or refunding a Lien permitted by clauses (3), (4) and (7) above, provided that (a) the principal amount of the Indebtedness secured by such Lien is not increased except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection therewith and by an amount equal to any existing commitments unutilized thereunder and (b) no assets encumbered by any such Lien other than the assets permitted to be encumbered immediately prior to such renewal, extension, refinance or refund are encumbered thereby (other than improvements thereon, accessions thereto and proceeds thereof); and
(30)Liens incurred by the Parent or any Restricted Subsidiary of the Parent not securing Indebtedness, provided, that, after giving effect to any such the creation of any such Liens, the aggregate amount of all obligations then outstanding and secured by Liens created pursuant to this clause (30) does not exceed $25.0 million.
146Notwithstanding anything to the contrary set forth herein, except to the extent constituting Hedging Obligations or Bank Product Obligations permitted by clause (17) above, the foregoing shall not permit (i) First Lien Indebtedness unless such Indebtedness is permitted to be secured pursuant to clause (1) above and (ii) Second Lien Indebtedness unless such Indebtedness is permitted to be secured pursuant to clause (1), (5) or (27) above.
147“Permitted Prior Lien” means Liens securing First Lien Indebtedness and Liens described in any of clauses (3) and (4), (7) through (11), (13) through (18), (20) through (26), (29) and (30), in each case in the definition of “Permitted Liens.”
148“Permitted Refinancing Indebtedness” means any Indebtedness of the Parent or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Parent or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:
(1)the principal amount of such Permitted Refinancing Indebtedness does not exceed the principal amount of the Indebtedness being extended, refinanced, renewed,

replaced, defeased or refunded (plus all accrued interest on the Indebtedness and the amount of all expenses and premiums incurred in connection therewith);
(2)such Permitted Refinancing Indebtedness (a) has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded and (b) has a final maturity date that is equal to or greater than the final maturity date of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;
(3)if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes or the Notes Guarantees, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes or the Notes Guarantees on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;
(4)if such Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is (i) secured by the Collateral on a pari passu basis with, or junior basis to, the Note Obligations, the Liens on the Collateral securing such Permitted Refinancing Indebtedness shall be of no greater priority relative to the Note Obligations than the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded or (ii) unsecured, such Permitted Refinancing Indebtedness shall be unsecured or secured by Liens on the Collateral on a junior basis to the Note Obligations; and
(5)such Indebtedness is not incurred by a Restricted Subsidiary of the Parent (other than the Company, Finance Corp. or a Subsidiary Guarantor) if the Parent, the Company or a Subsidiary Guarantor is the issuer or other primary obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.
149Notwithstanding the preceding, any Indebtedness incurred under the ABL Credit Agreement pursuant to Section 4.09 shall be subject only to the refinancing provision in the definition of Credit Facilities and not pursuant to the requirements set forth in the definition of Permitted Refinancing Indebtedness.
150“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.
151“QIB” means a “qualified institutional buyer” as defined in Rule 144A.
152“Qualifying Owners” means the collective reference to (i) Parent, Summit LLC, Summit Midstream Partners Holdings, LLC, a Delaware limited liability company, General Partner, (ii) the officers, directors and management employees of the Parent, the Company and the subsidiaries of the Parent; and (iii) any Person controlled by any of the Persons described in clauses (i) or (ii).
“Rating Agencies” means each of Fitch, Moody’s and S&P or, if any of Fitch, Moody’s or S&P shall not make a rating of the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company, which shall be substituted for Fitch, Moody’s or S&P or both, as the case may be.
“Ratings Decline Period” means the period commencing upon the earlier to occur of (x) public notice of the intention of the Company to effect a Change of Control and (y) the occurrence of a Change of Control and ending on the date that is 60 days following the occurrence of such Change of Control.
153“Real Property” means, collectively, all right, title and interest (whether as owner, lessor or lessee) of the Parent or any Restricted Subsidiary in and to any and all parcels of real property owned or leased by, or subject to any rights of way, easements, servitudes, permits, licenses or other instruments in favor of, the Parent or any Restricted Subsidiary together with all improvements and appurtenant fixtures, easements and other property and rights incidental to the ownership, lease, occupancy, use or operation thereof.
154“Registered Equivalent Notes” means, with respect to any notes originally issued in a Rule 144A or other private placement transaction under the Securities Act of 1933, substantially identical notes (having the same guarantees and substantially the same collateral) issued in a dollar-for-dollar exchange therefor pursuant to an exchange offer registered with the SEC.
155“Regulation S” means Regulation S promulgated under the Securities Act.
156“Regulation S Global Note” means a Global Note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.
157“Related Real Property Documents” means with respect to any Gathering System Real Property mortgaged or required to be mortgaged under this Indenture and the Security Documents (including any After-Acquired Property) the following: (i) prior to Discharge of First Lien Obligations, solely to the extent required to be delivered to any First Lien Collateral Agent or First Lien Representative, concurrently with the delivery of the applicable Mortgage(s), opinions of local counsel for the Issuers and/or Guarantors, as applicable, in states in which such Gathering System Real Property that constitutes Mortgaged Properties are located, with respect to the enforceability and validity of the Mortgages and any related fixture filings; and (ii) prior to Discharge of First Lien Obligations, solely to the extent required to be delivered to any First Lien Collateral Agent or First Lien Representative, at least five days prior to the effective date of the Mortgage (or such shorter period of time as the Collateral Agent may consent to in its sole discretion), (A) to the extent applicable, a mortgagee title policy (or binder therefor) covering the Collateral Agent’s interest under the Mortgage, which must be fully paid on such effective date; (B) such assignments of leases, estoppel letters, attornment agreements, consents, waivers and releases as the Collateral Agent may require with respect to other Persons having an interest in such Gathering System Real Property; (C) [reserved]; (D) a current appraisal of the Gathering System Real Property, prepared by an appraiser acceptable to the Collateral Agent; (E) an environmental assessment, prepared by environmental engineers acceptable to the Collateral

Agent, an environmental indemnity agreement if appropriate, and such other reports, certificates, studies or data as the Collateral Agent may reasonably require; (F) title information (including without limitation deeds, permits and similar agreements) evidencing the applicable Issuer’s or Guarantor’s interests in the Gathering System Real Property required to be subject to a Mortgage; (G) all consents and approvals required to be obtained by such Issuer or Guarantor in connection with the execution and delivery of the applicable Mortgage(s); and (H) such other information, documents, instruments, agreements or other items delivered to the First Lien Collateral Agent. Notwithstanding the foregoing, prior to Discharge of First Lien Obligations, any consent, judgment or discretion described above that may be exercised by the Collateral Agent, or any waiver of the foregoing requirements by the Collateral Agent, shall be deemed to be exercised in the same manner as the consent, judgment or discretion of, or any waiver by, the First Lien Collateral Agent in respect of such Gathering System Real Property.
158“Remaining Present Value” means, as of any date with respect to any lease, the present value as of such date of the scheduled future lease payments with respect to such lease, determined with a discount rate equal to a market rate of interest for such lease reasonably determined at the time such lease was entered into.
159“Reporting Default” means a Default described in Section 6.01(5)(b).
160“Responsible Officer,” when used with respect to the Trustee, means any vice president, assistant vice president, any trust officer or assistant trust officer, or any other officer of the corporate trust group of the Trustee or the Collateral Agent, as applicable (or any successor group of the Trustee), customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter relating to this Indenture, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject and who, in each case, has direct responsibility for the administration of this Indenture.
161“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.
162“Restricted Global Note” means a Global Note bearing the Private Placement Legend.
163“Restricted Investment” means an Investment other than a Permitted Investment.
“Restricted Period” means, in respect of any Note issued pursuant to Regulation S, the 40-day distribution compliance period (as defined in Regulation S) applicable to such Note.
164“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary. Notwithstanding anything in this Indenture to the contrary, the Company and Finance Corp. shall be at all times be Restricted Subsidiaries of the Parent. Unless specified otherwise, references herein to a Restricted Subsidiary refer to a Restricted Subsidiary of the Parent.
165“Rule 144” means Rule 144 promulgated under the Securities Act.

166“Rule 144A” means Rule 144A promulgated under the Securities Act.
167“Rule 903” means Rule 903 promulgated under the Securities Act.
168“Rule 904” means Rule 904 promulgated under the Securities Act.
169“S&P” means S&P Global, Inc., or any successor to the rating agency business thereof.
170“Second Lien Claimholders” means the Initial Second Lien Claimholders (including the Collateral Agent) and any Additional Second Lien Claimholders.
171“Second Lien Collateral” means any “Collateral,” “Pledged Collateral” or similar term as defined in any Second Lien Indebtedness Document or any other assets of any Issuer or Guarantor with respect to which a Lien is granted, purported to be granted or required to be granted pursuant to a Second Lien Indebtedness Document as security for any Second Lien Obligations and shall include any property or assets subject to replacement Liens or adequate protection Liens in favor of any Second Lien Claimholder.
172“Second Lien Collateral Agent” means (i) in the case of the Note Obligations, the Collateral Agent, (ii) in the case of any other Additional Second Lien Obligations and the Additional Second Lien Claimholders in respect thereof, the Person serving as collateral agent (or the equivalent) for such Additional Second Lien Obligations and that is named as the Second Lien Collateral Agent in respect of such Additional Second Lien Obligations in the applicable joinder agreement (each, in the case of this clause (ii), together with its successors and assigns in such capacity, an “Additional Second Lien Collateral Agent”).
173“Second Lien Collateral Documents” means the “Security Documents” or “Collateral Documents” (as defined in the applicable Second Lien Indebtedness Documents) and any other agreement, document or instrument pursuant to which a Lien is granted securing any Second Lien Obligations or pursuant to which any such Lien is perfected.
174“Second Lien Indebtedness” means the Initial Second Lien Indebtedness (including the Notes) and any Additional Second Lien Indebtedness.
175“Second Lien Indebtedness Documents” means the Initial Second Lien Indebtedness Documents (including the Note Documents) and any Additional Second Lien Indebtedness Documents.
176“Second Lien Obligations” means the Initial Second Lien Obligations, the Note Obligations and any other Additional Second Lien Obligations, including Additional Notes, and shall not include, for the avoidance of doubt, any Excluded Swap Obligations.
177“Second Lien Pari Passu Intercreditor Agreement” means an intercreditor agreement in the form attached hereto as Exhibit E, as may be amended, restated, supplemented or otherwise modified from time to time.

178“Second Lien Representative” means (i) in the case of the Initial Second Lien Claimholders, the Initial Second Lien Representative and (ii) in the case of any other Additional Second Lien Obligations and the Additional Second Lien Claimholders in respect thereof, each trustee, administrative agent, collateral agent, security agent and similar agent that is named as the Second Lien Representative in respect of such Additional Second Lien Obligations in the applicable joinder agreement (each, in the case of this clause (ii), together with its successors and assigns in such capacity, an “Additional Second Lien Representative”).
179“Secured Leverage Ratio” means, at any time of determination, the ratio of (i) Consolidated Secured Net Debt to (ii) EBITDA of the Parent and its Restricted Subsidiaries for the four fiscal quarter period most recently ended for which internal financial statements are available; provided that such Secured Leverage Ratio shall be determined on a pro forma basis in a manner consistent with the definition of Fixed Charge Coverage Ratio.
180“Securities Act” means the U.S. Securities Act of 1933, as amended.
181“Security Documents” means the Collateral Agreement, the Intercreditor Agreements, any mortgages and all of the security agreements, hypothecs, debentures, fixed and floating charges, pledges, collateral assignments, control agreements, deeds of trust, trust deeds or other instruments evidencing or creating or purporting to create any security interests in favor of the Collateral Agent for its benefit and for the benefit of the Trustee and the Holders and the holders of any Second Lien Obligations, in all or any portion of the Collateral, as amended, modified, restated, supplemented or replaced from time to time.
182“Series” means, (x) with respect to First Lien Indebtedness or Second Lien Indebtedness, all First Lien Indebtedness or Second Lien Indebtedness, as applicable, represented by the same Representative acting in the same capacity and (y) with respect to First Lien Obligations or Second Lien Obligations, all such obligations secured by same First Lien Collateral Documents or same Second Lien Collateral Documents, as the case may be.
183“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.
184“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.
185“Subordinated Debt” means Indebtedness of the Parent, an Issuer or a Guarantor that is contractually subordinated in right of payment (by its terms or the terms of any document or instrument relating thereto) to the Notes or the Notes Guarantee of the Parent, such Issuer or such Guarantor, as applicable. Unsecured Indebtedness shall not be deemed to be Subordinated Debt merely because it is unsecured, Indebtedness shall not be deemed to be subordinated to any other Indebtedness merely because it has a junior priority with respect to the same collateral and Indebtedness that is not guaranteed shall not be deemed to be subordinated to Indebtedness that is guaranteed merely because of such guarantee.

186“Subsidiary” means, with respect to any specified Person:
(1)any corporation, association or other business entity (other than a partnership or limited liability company) of which more than 50% of the total voting power of Voting Stock is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and
(2)any partnership (whether general or limited) or limited liability company (a) the sole general partner or member of which is such Person or a Subsidiary of such Person, or (b) if there is more than a single general partner or member, either (x) the only managing general partners or managing members of which are such Person or one or more Subsidiaries of such Person (or any combination thereof) or (y) such Person owns or controls, directly or indirectly, a majority of the outstanding general partner interests, member interests or other Voting Stock of such partnership or limited liability company, respectively.
“Subsidiary Guarantors” means each of (a) the Subsidiaries of the Parent, other than the Company and Finance Corp., executing this Indenture as initial Subsidiary Guarantors, (b) any other Restricted Subsidiary of the Parent that executes a supplement to this Indenture in accordance with Section 4.13 or 10.02 hereof and (c) the respective successors and assigns of such Restricted Subsidiaries, as required under Article 10 hereof, in each case until such time as any such Restricted Subsidiary shall be released and relieved of its obligations pursuant to Section 10.02 or 10.03 hereof.
“Summit LLC” means Summit Midstream Partners, LLC, a Delaware limited liability company.
187“Swap Obligation” has the meaning assigned such term in the New ABL Facility.
188“Total Leverage Ratio” means, at any time of determination, the ratio of (i) Consolidated Total Net Debt to (ii) EBITDA of the Parent and its Restricted Subsidiaries for the four fiscal quarter period most recently ended for which internal financial statements are available; provided that such Total Leverage Ratio shall be determined on a pro forma basis in a manner consistent with the definition of Fixed Charge Coverage Ratio.
“Transaction Costs” means any legal, professional and advisory fees or other transaction costs and expenses paid (whether or not incurred) by the Parent or any Restricted Subsidiary in connection with (i) any acquisitions by the Parent or any Restricted Subsidiary, (ii) any incurrence of Indebtedness or Disqualified Stock by the Parent or any Restricted Subsidiary or any refinancing thereof, or any issuance of other equity securities or (iii) any reorganization or recapitalization of the capital structure of the Parent, the Company or the General Partner or Subsidiaries thereof, in each case permitted hereunder.
189“Treasury Rate” means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least two Business Days prior to the date fixed for redemption (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to October 15, 2023; provided, however, that if such period is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Company shall obtain the Treasury Rate by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to October 15, 2023 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used. The Company will (a) calculate the Treasury Rate on the second Business Day preceding the applicable redemption date and (b) prior to such redemption date file with the Trustee an Officers’ Certificate setting forth the Make Whole Premium and the Treasury Rate and showing the calculation of each in reasonable detail.
190“Trustee” means Regions Bank, in its capacity as such under this Indenture, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.
191“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that, in the event that, if by reason of mandatory provisions of law, any or all of the perfection or priority of, or remedies with respect to, any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions hereof relating to such perfection, priority or remedies.
192“Unrestricted Definitive Note” means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.
193“Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Private Placement Legend.
194“Unrestricted Subsidiary” means any Subsidiary of the Parent (other than Finance Corp. or the Company) that is designated by the Board of Directors of the Parent as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:
(1)has no Indebtedness other than (i) Non-Recourse Debt owing to any Person other than the Parent or any of its Restricted Subsidiaries and (ii) Indebtedness that is recourse to the Parent or any of its Restricted Subsidiaries (which shall include all Indebtedness of such Unrestricted Subsidiary for which the Parent or any of its Restricted Subsidiaries may be directly or indirectly, contingently or otherwise, obligated to pay, whether pursuant to the terms of such Indebtedness, by law or pursuant to any guarantee, including any “claw-back,” “make-well” or “keep-well” arrangement) that could be incurred at that time by the Parent and its Restricted Subsidiaries under the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.09;
(2)is not party to any agreement, contract, arrangement or understanding with the Parent or any Restricted Subsidiary of the Parent unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Parent or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Parent;
(3)is a Person with respect to which neither the Parent nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and
(4)has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Parent or any of its Restricted Subsidiaries.
195All Subsidiaries of an Unrestricted Subsidiary shall also be Unrestricted Subsidiaries.
196Any designation of a Subsidiary of the Parent as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.07. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Parent as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09, the Parent will be in default of such covenant.
197“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors of such Person.
198“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:
(1)the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by
(2)the then outstanding principal amount of such Indebtedness.
199“Wholly Owned Subsidiary” means, with respect to any Person, a Subsidiary of such Person, all of the Equity Interests of which (other than directors’ qualifying shares or nominee or other similar shares required pursuant to Applicable Law) are owned, directly or indirectly, by such Person or any other Wholly Owned Subsidiary of such Person.
Section 1.02.Other Definitions.

Term	Defined in Section

“Action”	11.01
“Affiliate Transaction”	4.11
“Alternate Offer”	4.15
“Asset Sale Declined Proceeds”	4.10
“Asset Sale Offer”	4.10
“Authentication Order”	2.02
“Blocked Offer Amount”	4.16
“CERCLA”	11.01
“Change of Control Offer”	4.15
“Change of Control Payment” “Change of Control Purchase Date” “Change of Control Purchase Price”	4.15 4.15 4.15
“Change of Control Settlement Date” “Covenant Defeasance	4.15 4.08
“Declined Proceeds”	4.16
“Deemed Date”	4.09
“DTC”	2.03
“ECF Offer Deadline”	4.16
“ECF Offer Fallaway Date”	4.16
“Elected ABL Prepayment Amount”	4.16
“Elected Amount”	4.16
“Event of Default”	6.01
“Excess Cash Flow Offer”	4.16
“Excess Cash Flow Offer Amount”	4.16
“Excess Cash Flow Period”	4.16
“Excess Proceeds”	4.10
“First Year ECF Threshold”	4.16
“First Year Increase Amount”	4.16
“Incremental Funds”	4.07
“Initial ECF Offer Threshold”	4.16
“incur” “Interest Payment Date”	4.09 Exhibit A
“Lanham Act”	11.03
“LCT Election”	4.19
“LCT Test Date”	4.19
“Legal Defeasance”	8.02
“Make Whole Premium Deficit” “OID”	8.04 2.06
“Paying Agent” “Payment Default”	2.03 6.01
“Permitted Debt”	4.09

“Redemption Price Premium”	6.01
“Registrar”	2.03
“Restricted Indebtedness”	4.07
“Restricted Payments” “Second Year ECF Offer Threshold”	4.07 4.16
“Second Year Increase Amount”	4.16
“Security Document Order”	11.01
“Termination Date”	3.09
“Third Year ECF Offer Threshold” “Third Year Increase Amount” “Trust Indenture Act”	4.16 4.16 1.03

Section 1.03.Trust Indenture Act. This Indenture will not be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), or subject to, and will not incorporate (by reference or otherwise) any of the provisions of, the Trust Indenture Act.
Section 1.04.Rules of Construction.
Unless the context otherwise requires:
(i)a term has the meaning assigned to it;
(ii)an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
(iii)“or” is not exclusive;
(iv)words in the singular include the plural, and in the plural include the singular;
(v)the meanings of the words “will” and “shall” are the same when used to express an obligation;
(vi)references to sections of or rules under the Securities Act or the Exchange Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;
(vii)“including” shall be interpreted to mean “including, without limitation,” and the use of the word “including” followed by specific examples shall not be construed as limiting the meaning of the general wording preceding it; and
(viii)“herein,” “hereof” and other words of similar import refer to this Indenture as a whole (as amended or supplemented from time to time) and not to any particular Article, Section or other subdivision.

ARTICLE 2
THE NOTES
Section 1.01.Form and Dating.
(a) General.  The Notes and the Trustee’s certificate of authentication will be substantially in the form of Exhibit A hereto.  The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage.  Each Note will be dated the date of its authentication.  The Notes shall be in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Issuers, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.  However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.
(b) Global Notes.  Notes issued in global form will be substantially in the form of Exhibit A (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Notes issued in definitive form will be substantially in the form of Exhibit A hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Each Global Note will represent such of the outstanding Notes as will be specified therein and each represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions.  Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Notes Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.
Section 2.02.Execution and Authentication.
An Officer of the Company shall sign the Notes on behalf of each Issuer by manual, facsimile or electronically transmitted signature.
If an Officer of the Company whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.
A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.
On the Issue Date, the Trustee shall authenticate and deliver $700.0 million of 8.500% Senior Secured Second Lien Notes due 2026 and, at any time and from time to time thereafter, the Trustee shall authenticate and deliver Notes for original issue in an aggregate principal amount specified in such order, in each case upon a written order of the Issuers (the “Authentication Order”). Such Authentication Order shall specify the amount of the Notes to be authenticated, the date on which the original issue of Notes is to be authenticated and to whom the Notes shall be registered and delivered and, in the case of an issuance of Additional Notes pursuant to Section 2.14 after the Issue Date, shall certify that such issuance is in compliance with Section 4.09 and Section 4.12.
The Trustee may appoint an authenticating agent reasonably acceptable to the Issuers to authenticate the Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.
Section 2.03.Registrar and Paying Agent.
The Issuers shall maintain an office or agency in the United States where Notes may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency in the United States where Notes may be presented for payment (the “Paying Agent”). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Issuers may have one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar, and the term “Paying Agent” includes any additional paying agent.
The Issuers shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such agent. The Issuers shall notify the Trustee of the name and address of any such agent. If the Issuers fail to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Parent or any of its Restricted Subsidiaries may act as Paying Agent or Registrar.
The Issuers initially appoint The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes. The Issuers initially appoint the Trustee as Registrar and Paying Agent in connection with the Notes at the Corporate Trust Office of the Trustee. If the Trustee is no longer the Registrar and Paying Agent, the Issuers shall provide the Trustee with access to inspect the Note register at all times and with copies of the Note register.
Section 2.04.Paying Agent to Hold Money in Trust.
Prior to 10:00 a.m. Central time, on each due date of the principal, premium, if any, and interest on any Note, an Issuer shall deposit with the Paying Agent a sum sufficient to pay such principal, premium, if any, and interest when so becoming due. The Issuers shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, or interest on the Notes and shall notify the Trustee of any default by the Issuers in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

Section 2.05.Holder Lists.
The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Issuers shall furnish to the Trustee, in writing at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders and the principal amounts and number of Notes.
Section 2.06.Transfer and Exchange.
(a)Transfer and Exchange of Global Notes.
A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by an Issuer for Definitive Notes if:
(1) an Issuer delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by an Issuer within 90 days after the date of such notice from the Depositary; or
(2) there has occurred and is continuing an Event of Default with respect to the Notes.
Upon the occurrence of either of the preceding events in (1) or (2) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.11 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.11 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b) or (c) hereof.
(b) Transfer and Exchange of Beneficial Interests in the Global Notes.
The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:
(1) Transfer of Beneficial Interests in the Same Global Note.

Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).
(2) All Other Transfers and Exchanges of Beneficial Interests in Global Notes.
In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:
(A) both:
(i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and
(ii) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or
(B) both:
(i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and
(ii) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above.
Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(g) hereof.
(3) Transfer of Beneficial Interests to Another Restricted Global Note.
A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted

Global Note if the transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:
(A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications in item (1) thereof;
(B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications in item (2) thereof; and
(C) if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.
(4) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note.
A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:
(A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit D hereto, including the certifications in item (1)(a) thereof; or
(B) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (4) thereof; and, in each such case set forth in this subparagraph (4), if the Registrar or an Issuer so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar and an Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
If any such transfer is effected pursuant to this subparagraph (4) at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to this subparagraph (4).
Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.
(c) Transfer or Exchange of Beneficial Interests for Definitive Notes.
(1) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes.
If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:
(A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit D hereto, including the certifications in item (2)(a) thereof;
(B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (1) thereof;
(C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (2) thereof;
(D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (3)(a) thereof;
(E) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit C hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;
(F) if such beneficial interest is being transferred to an Issuer or any of its Subsidiaries, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (3)(b) thereof; or

(G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Issuers shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.
(2) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes.
A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if the Registrar receives the following:
(A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or
(3) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes.
If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2) hereof, the Trustee will cause the aggregate principal amount of the applicable Unrestricted Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Issuers will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will not bear the Private Placement Legend.

(d) Transfer and Exchange of Definitive Notes for Beneficial Interests.
(1) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes.
If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:
(A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit D hereto, including the certifications in item (2)(b) thereof;
(B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (1) thereof;
(C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (2) thereof;
(D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (3)(a) thereof;
(E) if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit C hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;
(F) if such Restricted Definitive Note is being transferred to an Issuer or any of its Subsidiaries, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (3)(b) thereof; or
(G) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (3)(c) thereof, the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.

(2) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.
A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following:
(A) if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or
(B) if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (2), if the Registrar or an Issuer so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar and an Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(2), the Trustee will cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.
(3) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.
A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.
If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (2)(B) or (3) above at a time when an Unrestricted Global Note has not yet been issued, the Issuers will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.
(e) Transfer and Exchange of Definitive Notes for Definitive Notes.

Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).
(1) Restricted Definitive Notes to Restricted Definitive Notes.
Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:
(A) if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications in item (1) thereof;
(B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications in item (2) thereof; and (C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.
(2) Restricted Definitive Notes to Unrestricted Definitive Notes.
Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if the Registrar receives the following:
(A) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or
(B) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (2), if the Registrar or an Issuer so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar and the Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3) Unrestricted Definitive Notes to Unrestricted Definitive Notes.
A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.
(f) Legends.
The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.
(1) Private Placement Legend.
(A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:
THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN “INSTITUTIONAL ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) , (2) AGREES THAT IT WILL NOT WITHIN [IN THE CASE OF RULE 144A NOTES: ONE YEAR OR SUCH SHORTER TIME UNDER APPLICABLE LAW] [IN THE CASE OF REGULATION S NOTES: 40 DAYS] AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUERS OR ANY AFFILIATE OF THE ISSUERS WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF SUCH NOTE) RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE ISSUERS OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 903 OR RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E)  TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS NOTE AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $250,000, AN OPINION OF COUNSEL THAT THE

TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUERS SO REQUEST), OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. [IN THE CASE OF REGULATION S NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON, AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.]
BY ITS ACQUISITION OF THIS SECURITY, THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS SECURITY CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO
TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR OF A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR PROVISIONS UNDER ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR OF AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” WITHIN THE MEANING OF 29 C.F.R. SECTION 2510.3-101 (AS MODIFIED BY SECTION 3(42) OF ERISA) OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, OR (2) THE PURCHASE AND HOLDING OF THIS SECURITY WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.”
THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”). PURSUANT TO UNITED STATES TREASURY REGULATION §1.1275-3(b)(1), MARC STRATTON, A REPRESENTATIVE OF THE COMPANY HEREOF, WILL, BEGINNING TEN DAYS AFTER THE ISSUANCE DATE OF THIS NOTE, PROMPTLY MAKE AVAILABLE TO THE HOLDER UPON REQUEST THE INFORMATION DESCRIBED IN UNITED STATES TREASURY REGULATION §1.1275-3(b)(1)(i). MARC STRATTON, CHIEF FINANCIAL OFFICER, MAY BE REACHED AT TELEPHONE NUMBER (832) 608-6166.

(B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(4), (c)(2), (c)(3), (d)(2), (d)(3), (e)(2) or (e)(3) of

this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.
(2) Global Note Legend.
Each Global Note will bear a legend in substantially the following form:
“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUERS.
UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”
(g) Cancellation and/or Adjustment of Global Notes.
At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.12 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.
(h) General Provisions Relating to Transfers and Exchanges.
(1) To permit registrations of transfers and exchanges, the Issuers will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof or at the Registrar’s request.
(2) No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but an Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.11, 3.06, 3.09, 4.10, 4.15, 4.16 and 9.05 hereof).
(3) The Registrar will not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.
(4) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.
(5) Neither the Registrar nor any Issuer will be required:
(A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection;
(B) to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or
(C) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.
(6) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and each Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and (subject to the record date provisions of the Notes) interest on such Notes and for all other purposes, and none of the Trustee, any Agent or any Issuer shall be affected by notice to the contrary.

(7) The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.
(8) All certifications, certificates and any Opinion of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile or electronic transmission including .pdf format.
(9) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under Applicable Law with respect to any transfer of any interest in any Note (including any transfers between or among Participants or Beneficial Owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by the Depositary. The Trustee shall have no responsibility or obligation to any Beneficial Owner of a Global Note, any Participant in the Depositary or any other Person with respect to the accuracy of the records of the Depositary or its nominee or of any Participant thereof, with respect to any ownership interest in Global Notes or with respect to the delivery to any Participant, Beneficial Owner or other Person (other than the Depositary) of any notice (including any notice of redemption or purchase) or the payment of any amount, under or with respect to such Global Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Global Notes shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of a Global Note). The rights of Beneficial Owners in any Global Note shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely conclusively and shall be fully protected in relying upon information furnished by the Depositary with respect to its Participants and any Beneficial Owners.
Members of, or participants in, the Depositary shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Note, and the Depositary may be treated by the Issuers, the Trustee and any agent of the Issuers or the Trustee as the absolute owner of the Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuers, the Trustee or any agent of the Issuers or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and Participants, the operation of customary practices governing the exercise of the rights of a Holder of any Notes.
Section 2.07.Replacement Notes.
If a mutilated Note is surrendered to the Registrar or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Issuers shall issue and the Trustee shall authenticate a replacement Note if the requirements of Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the

Trustee. If required by the Trustee or the Issuers, such Holder shall furnish an indemnity bond sufficient in the judgment of the Issuers and the Trustee to protect the Issuers, the Trustee, the Paying Agent and the Registrar from any loss which any of them may suffer if a Note is replaced. The Issuers and the Trustee may charge the Holder for their expenses in replacing a Note. In the event any such Note shall have matured, instead of issuing a new Note, the Issuers may direct the Trustee to pay the same without surrender thereof upon the Holder furnishing the Issuers and the Trustee with indemnity satisfactory to them and complying with such other reasonable regulations as the Issuers may prescribe and paying such reasonable expenses as each Issuer and the Trustee may incur in connection therewith.
Every replacement Note is an additional obligation of the Issuers.
Section 2.08.Outstanding Notes.
Notes outstanding at any time are all Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof and those described in this Section as not outstanding. A Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because an Issuer or an Affiliate of an Issuer holds the Note; however, Notes held by the Issuer or a Subsidiary of an Issuer shall not be deemed to be outstanding for purposes of Section 3.07(a) hereof.
If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee, any provider of an indemnity bond and the Issuers receive proof satisfactory to them that the replaced Note is held by a bona fide purchaser.
If the Paying Agent segregates and holds in trust, in accordance with this Indenture, by 10:00 a.m. Central time, on a redemption date or other maturity date money sufficient to pay all principal, premium, if any, and interest payable on that date with respect to the Notes (or portions thereof) to be redeemed or maturing, as the case may be, then on and after that date such Notes (or portions thereof) cease to be outstanding and interest on them ceases to accrue.
Section 2.09.Treasury Notes.
In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by an Issuer or any Guarantor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with an Issuer or any Guarantor, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that the Trustee actually knows are so owned will be so disregarded.
Section 2.10.Temporary Notes.
Until definitive Notes are ready for delivery, the Issuers may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Issuers consider appropriate for temporary

Notes. Without unreasonable delay, the Issuers shall prepare and the Trustee shall authenticate definitive Notes and deliver them in exchange for temporary Notes.
Section 2.11.Cancellation.
An Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel (subject to the record retention requirements of the Exchange Act) all Notes surrendered for registration of transfer, exchange, payment or cancellation. Upon written request, the Trustee will deliver a certificate of such cancellation to the Issuers unless the Issuers direct the Trustee to deliver canceled Notes to the Issuers instead. The Issuers may not issue new Notes to replace Notes they have redeemed, paid or delivered to the Trustee for cancellation.
Section 2.12.Defaulted Interest.
If the Issuers default in a payment of interest on the Notes, the Issuers shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Issuers may pay the defaulted interest to the Persons who are Holders on a subsequent special record date. The Issuers shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail to each Holder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid. Notwithstanding the foregoing, any interest which is paid prior to the expiration of the 30-day period set forth in Section 6.01(1) shall be paid to Holders as of the record date for the Interest Payment Date for which interest has not been paid.
Section 2.13.CUSIP Numbers.
The Issuers in issuing the Notes may use “CUSIP” numbers and corresponding “ISINs” (if then generally in use) and, if so, the Trustee shall use “CUSIP” numbers and corresponding “ISINs” in notices of redemption as a convenience to Holders; provided, however, that the Trustee shall not be responsible for the accuracy of the “CUSIP” numbers on any Note, notice or elsewhere and any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers.
Section 2.14.Issuance of Additional Notes.
The Issuers shall be entitled, subject to their compliance with Section 4.09, to issue Additional Notes under this Indenture which shall have identical terms as the Initial Notes issued on the Issue Date, other than with respect to the date of issuance, issue price and the date from which interest begins to accrue. The Initial Notes issued on the Issue Date, and any Additional Notes shall be treated as a single class for all purposes under this Indenture, including, without limitation, waivers, consents, directions, declarations, amendments, redemptions and offers to purchase.

With respect to any Additional Notes, the Issuers shall set forth in an Officers’ Certificate, which shall be delivered to the Trustee, the following information:
(i)the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture; and
(ii)the issue price, the issue date and the CUSIP number and any corresponding ISIN of such Additional Notes.
ARTICLE 3
REDEMPTION AND PREPAYMENT
Section 1.01.Notices to Trustee.
If the Issuers elect to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, they shall furnish to the Trustee, at least five Business Days (unless a shorter period shall be agreeable to the Trustee) before the date of giving notice of the redemption pursuant to Section 3.03, an Officers’ Certificate setting forth (i) the clause of Section 3.07 pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed, (iv) the redemption price or, if the redemption price is not then determinable, the manner in which it is to be determined, and (v) whether it requests the Trustee to give notice of such redemption. Any such notice may be cancelled at any time prior to the mailing of notice of such redemption to any Holder and shall thereby be void and of no effect.
Section 3.02.Selection of Notes to be Redeemed.
If less than all of the Notes are to be redeemed at any time, the Trustee will select Notes for redemption on a pro rata basis (or, in the case of Global Notes, based on the Applicable Procedures of DTC, or if the Notes are not issued in global form, a method that most nearly approximates pro rata selection as the Trustee deems fair and appropriate unless otherwise required by law) unless otherwise required by law or applicable stock exchange or depositary requirements.
In the event of partial redemption other than on a pro rata basis, the particular Notes to be redeemed shall be selected, not less than three (3) Business Days (unless a shorter period shall be agreeable to the Trustee) prior to the giving of notice of the redemption pursuant to Section 3.03, by the Trustee from the outstanding Notes not previously called for redemption.
The Trustee shall promptly notify the Issuers and the Registrar in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $2,000 or integral multiples of $1,000 in excess of $2,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not $2,000 or a multiple of $1,000, shall be redeemed. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.
The provisions of the two preceding paragraphs of this Section 3.02 shall not apply with respect to any redemption affecting only a Global Note, whether such Global Note is to be redeemed in whole or in part. In case of any such redemption in part, the unredeemed portion of the principal amount of the Global Note shall be in an authorized denomination.
Section 3.03.Notice of Redemption.
Notices of optional redemption will be mailed by first class mail or sent in accordance with the Applicable Procedures, in the case of Global Notes at least 15 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address (with a copy to the Trustee), except that optional redemption notices may be mailed, or with respect to Global Notes, delivered in accordance with the Applicable Procedures, more than 60 days prior to a redemption date if the notice is issued in connection with a Legal Defeasance, Covenant Defeasance or Discharge. Redemptions and notices of redemption may, at the Company’s discretion, be conditioned on one or more conditions precedent. The date of redemption may, at the Company’s discretion, be delayed until such time as any or all such conditions shall be satisfied or waived. Such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the date of redemption or by the date of redemption as so delayed.
The notice shall identify the Notes to be redeemed and shall state:
(a) the redemption date;
(b) the redemption price or, if the redemption price is not then determinable, the manner in which it is to be determined;
(c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in a principal amount equal to the unredeemed portion shall be issued in the name of the Holder upon cancellation of the original Note;
(d) the name and address of the Paying Agent;
(e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;
(f) that, unless the Issuers default in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date and the only remaining right of the Holders of such Notes is to receive payment of the redemption price upon surrender to the Paying Agent of the Notes redeemed;
(g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed and any conditions precedent to such redemption; and
(h) that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number, if any, listed in such notice or printed on the Notes.

If any of the Notes to be redeemed is in the form of a Global Note, then the Issuers shall modify such notice to the extent necessary to accord with the procedures of the Depositary applicable to redemption.
At the Issuers’ request, the Trustee shall give the notice of optional redemption in the Issuers’ names and at their expense; provided, however, that the Issuers shall have delivered to the Trustee, as provided in Section 3.01, an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the second preceding paragraph.
Section 3.04.Effect of Notice of Redemption.
Once notice of redemption is delivered in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price, subject to satisfaction of conditions permitted below.
Redemptions and notices of redemption may, at the Issuers’ discretion, be conditioned on one or more conditions precedent. The date of redemption may, at the Company’s discretion, be delayed until such time as any or all such conditions shall be satisfied or waived, provided that in no event shall such date be delayed to a date later than 60 days after the date on which such notice was mailed. Such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the date of redemption or by the date of redemption as so delayed. To effect a delay in the date of redemption or a rescission of redemption, the Issuers shall (i) furnish (within the time frames provided for in the next sentence) to the Trustee an Officers’ Certificate identifying the redemption and notice of redemption being delayed or rescinded, as applicable, and setting forth the conditions precedent that were not satisfied or waived  and (ii) mail by first class mail or deliver, or cause to be mailed by first class mail or delivered, a notice of delay of redemption or a notice of rescission of redemption, as applicable, to each Holder whose Notes were to have been redeemed at its registered address.
If the Issuers will mail or deliver the notice of delay of redemption or the notice of rescission of redemption, as applicable, then the Officers’ Certificate shall be provided to the Trustee not less than one (1) Business Day prior to the date of redemption or delayed date of redemption, as applicable; if the Issuers request the Trustee to mail or deliver the notice of delay of redemption or the notice of rescission of redemption, as applicable, then the Officers’ Certificate shall be provided to the Trustee not less than five (5) Business Days prior to the date of redemption or delayed date of redemption, as applicable, and the Officers’ Certificate shall, in addition to the matters provided for in the preceding sentence, request that the Trustee give such notice and set forth the information to be stated in such notice.
If given in the manner provided for in Section 3.03, the notice of redemption shall be conclusively presumed to have been given whether or not a Holder receives such notice. Failure to give timely notice or any defect in the notice shall not affect the validity of the redemption.
Section 3.05.Deposit of Redemption Price.
Prior to 10:00 a.m., Central time, on the redemption date, the Issuers shall deposit with the Paying Agent (or, if the Company or a Subsidiary thereof is acting as its own Paying Agent,

segregate and hold in trust as provided in Section 3.04 hereof) money sufficient in same day funds to pay the redemption price of and accrued and unpaid interest, if any, on all Notes to be redeemed on that date. The Paying Agent shall promptly return to the Issuers any money deposited with the Paying Agent by an Issuer in excess of the amounts necessary to pay the redemption price of and accrued and unpaid interest, if any, on all Notes to be redeemed.
If the Issuers comply with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption whether or not such Notes are presented for payment, and the only remaining right of the Holders of such Notes shall be to receive payment of the redemption price upon surrender to the Paying Agent of the Notes redeemed. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of an Issuer to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful, on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.
Section 3.06.Notes Redeemed in Part.
Upon surrender of a Note that is redeemed in part, the Issuers shall issue in the name of the Holder and the Trustee shall authenticate for the Holder at the expense of the Issuers a new Note equal in principal amount to the unredeemed portion of the Note surrendered.
Section 3.07.Optional Redemption.
(a)At any time prior to October 15, 2023, the Issuers may on any one or more occasions redeem up to 35% of the aggregate principal amount of the Notes (including any Additional Notes) at a redemption price of 108.500% of the principal amount, plus accrued and unpaid interest, if any, to, but not including, the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the redemption date), in an amount not greater than the net cash proceeds of one or more Equity Offerings by the Parent, provided that:
(1)    at least 65% of the aggregate principal amount of the Notes (including any Additional Notes) remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Parent and its Subsidiaries); and
(2)    the redemption occurs within 180 days of the date of the closing of each such Equity Offering.
(b)On and after October 15, 2023, the Issuers may redeem all or a part of the Notes at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, on the Notes redeemed to, but not including, the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the redemption date), if redeemed during the twelve-month period beginning on October 15 of the years indicated below:

Year	Percentages
2023	104.250%
2024	102.125%
2025 and thereafter	100.000%
(c)Other than as above set forth, prior to October 15, 2023, the Issuers may redeem all or part of the Notes at a redemption price equal to the sum of:
(1)    the principal amount thereof, plus
(2)    the Make Whole Premium at the redemption date, plus accrued and unpaid interest, if any, to, but not including, the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the redemption date).
(d)The Notes may also be redeemed, as a whole, following certain Change of Control Offers, at the redemption price and subject to the conditions set forth in Section 4.15(g).
(e)The Issuers shall calculate the redemption price, and the Trustee shall have no obligation to confirm or verify any such calculations.
(f)Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through Section 3.06 hereof.
Section 3.08.Mandatory Redemption.
Neither of the Issuers is required to make mandatory redemption or sinking fund payments with respect to the Notes.
The Issuers may from time to time acquire Notes by means other than a redemption, whether by tender offer, in open market purchases, through negotiated transactions or otherwise, in accordance with applicable securities laws.
Section 3.09.Offers to Purchase .
(1) In the event that, pursuant to Section 4.10 or 4.16 hereof, the Company shall be required to commence an offer to all Holders to purchase Notes (an “Offer to Purchase”), it shall follow the procedures specified below.
The Offer to Purchase shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by Applicable Law (the “Offer Period”). No later than five Business Days after the termination of the Offer Period (the “Settlement Date”), the Company shall purchase and pay for the principal amount of Notes required to be purchased pursuant to Section 4.10 or Section 4.16 hereof (the “Offer Amount”) or, if less than the Offer Amount has been validly tendered (and not validly withdrawn), all Notes validly tendered (and not validly withdrawn) in response to the Offer to

Purchase. Payment for any Notes so purchased shall be made in the manner prescribed in the Notes.
Upon the commencement of an Offer to Purchase, the Company shall send, by first class mail or in accordance with the Applicable Procedures of the Depositary, a notice to each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Offer to Purchase. The Offer to Purchase shall be made to all Holders. The notice, which shall govern the terms of the Offer to Purchase, shall state:
(a)that the Offer to Purchase is being made pursuant to this Section 3.09 and Section 4.10 or Section 4.16 hereof and the length of time the Offer to Purchase shall remain open, including the time and date the Offer to Purchase will terminate (the “Termination Date”);
(b)the Offer Amount and the purchase price;
(c)that any Note not properly tendered or accepted for payment shall continue to accrue interest;
(d)that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest on and after the Settlement Date;
(e)that Holders electing to have a Note purchased pursuant to an Offer to Purchase may only elect to have all of such Note purchased and may not elect to have only a portion of such Note purchased;
(f)that Holders electing to have a Note purchased pursuant to any Offer to Purchase shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, to the Company or a Paying Agent at the address specified in the notice, before the Termination Date;
(g)that Holders shall be entitled to withdraw their election if the Company or the Paying Agent, as the case may be, receives, prior to the Termination Date, an electronic image scan, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase, and a statement that such Holder is withdrawing his election to have such Note purchased;
(h)that, if the aggregate principal amount of Notes surrendered by Holders, and Second Lien Indebtedness surrendered by holders or lenders, collectively, exceeds the amount the Company is required to repurchase, the Trustee shall select the Notes to be repurchased and the Company shall select the Second Lien Indebtedness to be purchased on a pro rata basis  (except that any Notes represented by a Global Note shall be selected by such method as the Depositary or its nominee or successor may require or, where such nominee or successor is the Trustee, a method that most nearly approximates pro rata selection as the Trustee deems fair and appropriate) on the basis of the aggregate principal amount of tendered Notes and Second Lien Indebtedness (with such adjustments as may be deemed appropriate by the Trustee so that only

Notes in denominations of $2,000, or integral multiples of $1,000 in excess of $2,000, shall be purchased); and
(i)that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).
If any of the Notes subject to an Offer to Purchase is in the form of a Global Note, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depositary applicable to repurchases.
Promptly after the Termination Date, the Company shall, to the extent lawful, accept for payment Notes or portions thereof tendered pursuant to the Offer to Purchase in the aggregate principal amount required by Section 4.10 or Section 4.16 hereof, and prior to the Settlement Date it shall deliver to the Trustee an Officers’ Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09 and Section 4.10 or Section 4.16, as applicable. Prior to 10:00 a.m., Central time, on the Settlement Date, the Company or the Paying Agent, as the case may be, shall mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall issue a new Note, and the Trustee shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Offer to Purchase on or before the Settlement Date.
ARTICLE 4
COVENANTS
Section 1.01.Payment of Notes.
The Issuers shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Parent or a Subsidiary thereof, holds as of 10:00 a.m., Central time, on the due date money deposited by an Issuer or a Guarantor in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.
The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the rate equal to the interest rate then in effect on the Notes to the extent lawful; and they shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) from time to time on demand at the same rate to the extent lawful.
Section 4.02.Maintenance of Office or Agency.
The Issuers shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee) in the United States where Notes may be presented or surrendered for payment and they shall maintain an office or agency in the United States (which may be an office of the Trustee or an affiliate of the Trustee) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuers in respect of the Notes and this Indenture may be served; provided, however, that the Company may, at its option, pay interest on the Notes by check mailed to Holders at their addresses as they appear in the Registrar’s books. The Issuers shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee; provided, however, that the Trustee shall not be deemed an agent of the Issuers for service of legal process.
The Issuers may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. Further, if at any time there shall be no such office or agency in the United States where the Notes may be presented or surrendered for payment, the Issuers shall forthwith designate and maintain such an office or agency in the United States, in order that the Notes shall at all times be payable in the United States. The Issuers shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The Issuers hereby designate the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 4.03.
In addition, Notes may be presented or surrendered for registration of transfer or for exchange, and notices and demands to or upon the Issuers in respect of the Notes and this Indenture may be made, at the Corporate Trust Office of the Trustee in Houston, Texas, which on the Issue Date is located at 3773 Richmond Avenue, Suite 1100, Houston, Texas 77046.
Section 4.03.Reports.
(a)Whether or not required by the Commission, so long as any Notes are outstanding, the Parent will file with the Commission for public availability within the time periods specified in the Commission’s rules and regulations (unless the Commission will not accept such a filing), and upon request, the Parent will furnish (without exhibits) to the Trustee and the Holders or Beneficial Owners of Notes, within five Business Days of filing, or attempting to file, the same with the Commission:
(1)    all quarterly and annual financial and other information with respect to the Parent and its Subsidiaries that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Parent were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Parent’s certified independent accountants; and
(2)    all current reports that would be required to be filed with the Commission on Form 8-K if the Parent were required to file such reports.
(b)The Parent will be deemed to have furnished such reports and information described above to the Holders if the Parent has filed such reports or information, respectively,

with the SEC using the EDGAR filing system (or any successor filing system of the SEC) or, if the SEC will not accept such reports or information, if the Parent has posted such reports or information, respectively, on its website, and such reports or information, respectively, are available to Holders through internet access. Reports and other information required to be delivered pursuant to covenant may be delivered electronically and if so delivered, shall be deemed to have been delivered on the earlier of the date (A) on which the Parent posts such reports and information on a website identified in writing to the Trustee and the Holders or (B) on which such reports and information are posted on the Parent’s behalf on IntraLinks/IntraAgency or another website, if any, to which each Holder and the Trustee has access (whether a commercial or third-party website).
(c)For the avoidance of doubt, (a) such information will not be required to contain the separate financial information for Guarantors as contemplated by Rule 3-10 of Regulation S-X or any financial statements of unconsolidated subsidiaries or 50% or less owned Persons as contemplated by Rule 3-09 of Regulation S-X or any schedules required by Regulation S-X, or in each case any successor provisions, and (b) such information shall not be required to comply with Regulation G under the Exchange Act or Item 10(e) of Regulation S-K with respect to any non-GAAP financial measures contained therein.
(d)If the Parent has designated any of its Subsidiaries as Unrestricted Subsidiaries, then, to the extent material, the quarterly and annual financial information required to be delivered will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, of the financial condition and results of operations of the Parent and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Parent.
(e)Any and all Defaults or Events of Default arising from a failure to furnish in a timely manner any financial information required by this Section 4.03 shall be deemed cured (and Parent shall be deemed to be in compliance with this Section 4.03) upon furnishing such financial information as contemplated by this Section 4.03 (but without regard to the date on which such financial statement or report is so furnished); provided that such cure shall not otherwise affect the rights of the Holders under Section 6.01 if the principal of, premium, if any, on, and interest, if any, on, the Notes have been accelerated in accordance with the terms of this Indenture and such acceleration has not been rescinded or cancelled prior to such cure.
(f)In addition, the Company and the Guarantors have agreed that, for so long as any Notes remain outstanding, they will furnish to the Holders and Beneficial Owners of the Notes and to securities analysts and prospective investors in the Notes, upon their request, the information required to be delivered pursuant to Rule l44A(d)(4) under the Securities Act.
(g)The Trustee shall have no duty to review or analyze reports delivered to it or posted with the SEC. Delivery of such reports, information and documents to the Trustee is for informational purposes only, and the Trustee’s receipt thereof shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Issuers’ compliance with any of its covenants under this Indenture (as to which the Trustee is entitled to rely on certificates). The Trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, the Issuers’ compliance with the covenants or with respect to any reports or other documents filed with the SEC or EDGAR or any website under this Indenture, or participate in any conference calls.
Section 4.04.Compliance Certificate.
(a)The Issuers shall deliver to the Trustee, within 120 days after the end of each fiscal year ending after December 31, 2021, an Officers’ Certificate stating that a review of the activities of the Parent and its Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Parent has kept, observed, performed and fulfilled its obligations under this Indenture and the Security Documents, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Parent has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and the Security Documents and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture and the Security Documents (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto).
(b)The Issuers shall, so long as any of the Notes are outstanding, deliver to the Trustee, within ten Business Days of any Officer of the General Partner, the Company or Finance Corp. becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default.
Section 4.05. Taxes.
The Parent shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.
Section 4.06.Stay, Extension and Usury Laws.
Each of the Issuers and each of the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and each Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.
Section 4.07.Limitation on Restricted Payments.
The Parent will not, and will not permit any of its Restricted Subsidiaries to:
(1)    declare or pay any dividend or make any other payment or distribution on account of the Parent’s or any of its Restricted Subsidiaries’ Equity Interests (including any payment in connection with any merger or consolidation involving the Parent or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Parent’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Parent and other than dividends or distributions payable to the Parent or a Restricted Subsidiary of the Parent);
(2)    purchase, redeem or otherwise acquire or retire for value (including in connection with any merger or consolidation involving the Parent) any Equity Interests of the Parent or any direct or indirect parent of the Parent;
(3)    make any principal payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Junior Lien Indebtedness or Subordinated Debt of any Issuer or Guarantor or any unsecured Indebtedness representing Indebtedness for borrowed money of any Issuer or Guarantor (collectively, the “Restricted Indebtedness”) (other than intercompany Indebtedness between or among the Parent and any of its Restricted Subsidiaries), except a principal payment, purchase, redemption, defeasance or other acquisition or retirement at the Stated Maturity thereof; or
(4)    make any Restricted Investment (all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as “Restricted Payments”), unless, in the case of a Restricted Payment pursuant to clause (1), (2) or (3) above, at the time of and after giving effect to such Restricted Payment, (x) no Default (except a Reporting Default) or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment, (y) with respect to (i) a Restricted Payment described in clauses (1) and (2) above, (A) the Total Leverage Ratio, after giving effect to such Restricted Payment, is less than 3.50 to 1.00 (unless such Restricted Payment is made in respect of preferred securities of Parent that were permitted to be issued hereunder, in which case the Total Leverage Ratio, after giving effect to such Restricted Payment, shall be less than 3.75 to 1.00) and (B) the ECF Offer Fallaway Date shall have occurred and (ii) with respect to a Restricted Payment described in clause (3) above, (A) the Total Leverage Ratio, after giving effect to such Restricted Payment, is less than 3.75 to 1.00 and (B) the Third Year ECF Offer Threshold shall have been met, and (z) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Parent and its Restricted Subsidiaries (excluding Restricted Payments permitted by clauses (2), (3), (4), (5), (6), (7), (8), (9), (10), (11), (12) or (15) of the next succeeding paragraph) since the Issue Date, is less than the sum, without duplication, of:
(a)    Available Cash from Operating Surplus for the period (taken as one accounting period) beginning on the first day of the fiscal quarter in which the Issue Date occurs to the end of the Parent’s most recently ended fiscal quarter; provided, that if Available Cash from Operating Surplus for any fiscal quarter is a deficit, such Available Cash from Operating Surplus shall be deemed to be $0, plus
(b)    100% of the aggregate net proceeds received by the Parent (including the fair market value of property or securities other than cash (including Capital Stock of Persons, other than the Parent or a Subsidiary of the Parent, engaged primarily in a Permitted Business) or long-term assets that are used or useful in a Permitted Business to the extent acquired in consideration of Equity Interests of the Parent (other than Disqualified Stock)) after the Issue Date as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Parent (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Parent that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Restricted Subsidiary of the Parent) (item (b) being referred to as “Incremental Funds”), minus
(c)    the aggregate amount of Incremental Funds previously expended pursuant to this paragraph.
So long as no Default (except a Reporting Default) or Event of Default has occurred and is continuing or would be caused thereby (except with respect to clauses (1), (2), (3), (4), (6), (7), (8), (9), (10), (11), (12), (14) and (15) below under which the payment of a distribution or dividend is permitted), the preceding provisions will not prohibit:
(1)    the payment of any dividend or distribution or the consummation of any irrevocable redemption within 60 days after the date of its declaration or the giving of notice, as the case may be, if at the date of declaration or notice the payment or redemption would have complied with the provisions of this Indenture;
(2)    the making of any Restricted Payment in exchange for, or out of the net cash proceeds of the substantially concurrent (a) contribution (other than from a Restricted Subsidiary of the Parent) to the equity capital of the Parent or (b) sale (other than to a Restricted Subsidiary of the Parent) of, Equity Interests of the Parent (other than Disqualified Stock), with a sale being deemed substantially concurrent if such purchase, redemption, defeasance or other acquisition or retirement occurs not more than 120 days after such sale; provided, however, that the amount of any such net cash proceeds that are utilized for any such purchase, redemption, defeasance or other acquisition or retirement will be excluded (or deducted, if included) from the calculation of Available Cash from Operating Surplus and Incremental Funds;
(3)    the purchase, redemption, defeasance or other acquisition or retirement of Restricted Indebtedness with the net cash proceeds from an incurrence of, or in exchange for, Permitted Refinancing Indebtedness;
(4)    the payment of any dividend or distribution by a Restricted Subsidiary of the Parent to the holders of its Equity Interests on a pro rata basis;
(5)    the purchase, redemption or other acquisition or retirement for value of any Equity Interests of the Parent or any Restricted Subsidiary of the Parent pursuant to any director or employee equity subscription agreement or equity option agreement or other employee benefit plan or to satisfy obligations under any Equity Interests appreciation rights or option plan or similar arrangement; provided, however, that the aggregate price paid for all such purchased, redeemed, acquired or retired Equity Interests may not exceed $10.0 million in any calendar year, with any portion of such $10.0 million amount that is unused in any calendar year to be carried forward to successive calendar years and added to such amount; provided, further, that such amount in any calendar year may be increased by an amount not to exceed:

(a)    the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of the Parent and, to the extent contributed to the Parent, Equity Interests of any of the Parent’s direct or indirect parent companies, in each case to members of management, directors, managers or consultants of the Parent, any of its Subsidiaries or any of its direct or indirect parent companies that occurs after the Issue Date, plus
(b)    the cash proceeds of key man life insurance policies received by the Parent and any of its Restricted Subsidiaries after the Issue Date, less
(c)    the amount of any Restricted Payments previously made pursuant to subclauses (a) and (b) of this clause (5); and provided, further, that cancellation of Indebtedness owing to the Company or the Parent from members of management, directors, managers or consultants of the Company, any of its direct or indirect parent companies or any of the Parent’s Restricted Subsidiaries in connection with a repurchase of Equity Interests of the Parent or any of its direct or indirect parent companies will not be deemed to constitute a Restricted Payment for purposes of this Section 4.07 or any other provision of this Indenture;
(6)    the purchase, repurchase, redemption or other acquisition or retirement for value of Equity Interests deemed to occur upon the exercise of unit options, warrants, incentives, rights to acquire Equity Interests or other convertible securities if such Equity Interests represent a portion of the exercise or exchange price thereof, and any purchase, repurchase, redemption or other acquisition or retirement for value of Equity Interests made in lieu of withholding taxes in connection with any exercise or exchange of unit options, warrants, incentives or rights to acquire Equity Interests;
(7)    payments of cash, dividends, distributions, advances or other Restricted Payments, in each case, made in lieu of the issuance of fractional shares or units in connection with the exercise of warrants, options or other securities convertible or exchangeable for Equity Interests or in connection with the payment of a dividend or distribution to the holders of Equity Interests of the Parent in the form of Equity Interests (other than Disqualified Stock) of the Parent;
(8)     the purchase, redemption or other acquisition or retirement for value of Equity Interests of the Parent or any Restricted Subsidiary representing fractional units of such Equity Interests in connection with a merger or consolidation involving the Parent or such Restricted Subsidiary or any other transaction permitted by this Indenture;
(9)     payments to the General Partner constituting reimbursements for expenses in accordance with the Partnership Agreement as in effect on the Issue Date and as it may be amended or replaced thereafter, provided that any such amendment or replacement is not materially less favorable to the Parent in any material respect than the agreement prior to such amendment or replacement;
(10)     in connection with an acquisition by the Parent or any of its Restricted Subsidiaries, the return to the Parent or any of its Restricted Subsidiaries of Equity Interests of the Parent or its Restricted Subsidiaries constituting a portion of the purchase consideration in settlement of indemnification claims or purchase price adjustments;

(11)    the repurchase, redemption or other acquisition or redemption or other acquisition or retirement for value of any Restricted Indebtedness pursuant to provisions similar to Section 4.15 and Section 4.10; provided that prior to such repurchase, redemption or other acquisition the Company (or a third party to the extent permitted by this Indenture) shall have made a Change of Control Offer or Asset Sale Offer, as the case may be, with respect to the Notes and shall have repurchased all Notes validly tendered and not withdrawn in connection with such Change of Control Offer or Asset Sale Offer;
(12)    the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Parent or preferred securities of any of its Restricted Subsidiary issued in accordance with Section 4.09 to the extent such dividends are included in the definition of Fixed Charges;
(13)    Restricted Payments, taken together with all other Restricted Payments made pursuant to this clause (13), not to exceed $50.0 million;
(14)    Restricted Payments made with Declined Proceeds; and
(15)    the repurchase, redemption or other acquisition or retirement for value of the 2022 Notes.
The amount of all Restricted Payments (other than cash) will be the fair market value on the date of the Restricted Payment or the Restricted Investment proposed to be made or the asset(s) or securities proposed to be transferred or issued by the Parent or a Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment, except that the fair market value of any non-cash dividend or distribution paid within 60 days after the date of its declaration shall be determined as of such date of declaration. The fair market value of any Restricted Investment, assets or securities that are required to be valued by this Section 4.07 will be determined in the case of amounts over $50.0 million by the Board of Directors of the Parent, whose determination shall be evidenced by a Board Resolution. For purposes of determining compliance with this “Restricted Payments” covenant, if a Restricted Payment meets the criteria of more than one of the categories of Restricted Payments described in the preceding clauses (1) through (14), or is permitted pursuant to the first paragraph of this Section 4.07, the Company will be permitted to classify (or later classify or reclassify in whole or in part in its sole discretion) such Restricted Payment in any manner that complies with this Section 4.07, and in the event a Restricted Payment is made pursuant to the first paragraph of this Section 4.07, the Company will be permitted to classify whether all or any portion thereof is being (and in the absence of such classification shall be deemed to have classified the minimum amount possible as having been) made with Incremental Funds.
Section 4.08.Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries.
The Parent will not, and will not permit any of its Restricted Subsidiaries to create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1)    pay dividends or make any other distributions on its Capital Stock to the Parent or any of its Restricted Subsidiaries, or pay any Indebtedness or other obligations owed to the Parent or any of its Restricted Subsidiaries; provided that the priority that any series of preferred stock of a Restricted Subsidiary has in receiving dividends or liquidating distributions before dividends or liquidating distributions are paid in respect of common stock of such Restricted Subsidiary shall not constitute a restriction on the ability to make dividends or distributions on Capital Stock for purposes of this Section 4.08;
(2)    make loans or advances to the Parent or any of its Restricted Subsidiaries (it being understood that the subordination of loans or advances made to the Parent or any such Restricted Subsidiary to other Indebtedness incurred by the Parent or any such Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances); or
(3)    transfer any of its properties or assets to the Parent or any of its Restricted Subsidiaries.
However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:
(1)    agreements as in effect on the Issue Date and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements or the Indebtedness to which they relate, provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of a responsible Officer of the General Partner, no more restrictive, taken as a whole, with respect to such dividend, distribution and other payment restrictions than those contained in those agreements on the Issue Date;
(2)    this Indenture, the Notes, the Notes Guarantees and the Security Documents;
(3)    Applicable Law, rule, regulation, order, approval, license, permit or similar restriction;
(4)    any instrument governing Indebtedness or Capital Stock of a Person acquired by the Parent or any of its Restricted Subsidiaries as in effect at the time of such acquisition, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those instruments, provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of a responsible Officer of the General Partner, no more restrictive, taken as a whole, than those in effect on the date of the acquisition; provided that, in the case of Indebtedness, such Indebtedness was otherwise permitted by the terms of this Indenture to be incurred;
(5)    customary non-assignment provisions in contracts or licenses, easements or leases, in each case entered into in the ordinary course of business and consistent with past practices;

(6)    Capital Lease Obligations, mortgage financings or purchase money obligations, in each case for property acquired in the ordinary course of business that impose restrictions on that property of the nature described in clause (3) of the preceding paragraph;
(7)    any agreement for the sale or other disposition of the Equity Interests in, or all or substantially all of the properties or assets of, a Restricted Subsidiary of the Parent that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;
(8)    Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are, in the good faith judgment of a responsible Officer of the General Partner, no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;
(9)    Liens securing Indebtedness otherwise permitted to be incurred under the provisions of Section 4.12 that limit the right of the debtor to dispose of the assets subject to such Liens;
(10)    provisions with respect to the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale leaseback agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business;
(11)    any agreement or instrument relating to any property or assets acquired after the Issue Date, so long as such encumbrance or restriction relates only to the property or assets so acquired and is not and was not created in anticipation of such acquisitions;
(12)    restrictions on cash, Cash Equivalents or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;
(13)    any instrument governing Indebtedness of a FERC Subsidiary, provided that such Indebtedness was otherwise permitted by the terms of this Indenture to be incurred;
(14)    Hedging Obligations permitted from time to time under this Indenture;
(15)    the issuance of preferred securities by a Restricted Subsidiary of the Parent or the payment of dividends thereon in accordance with the terms thereof; provided that issuance of such preferred securities is permitted pursuant to Section 4.09 and the terms of such preferred securities do not expressly restrict the ability of such Restricted Subsidiary to pay dividends or make any other distributions on its preferred securities prior to paying any dividends or making any other distributions on such other Capital Stock; and
(16)    any other agreement governing Indebtedness of the Parent, Issuers or any Subsidiary Guarantor that is permitted to be incurred by Section 4.09; provided, however, that such encumbrances or restrictions are not materially more restrictive, taken as a whole, than those contained in the ABL Credit Agreement and in this Indenture each as in effect on the Issue Date.

Section 4.09.Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock.
The Parent will not, and will not permit any of its Restricted Subsidiaries to create, incur, issue, assume, guarantee or otherwise become liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and the Parent will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any preferred securities; provided, however, that the Parent and any of its Restricted Subsidiaries may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock or preferred securities, if, for the Parent’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred securities are issued, the Fixed Charge Coverage Ratio would have been at least 2.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or Disqualified Stock or preferred securities had been issued, as the case may be, at the beginning of such four-quarter period.
The first paragraph of this Section 4.09 will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”) or the issuance of any preferred securities described in clause (11) below:
(1)    the incurrence by the Parent or any of its Restricted Subsidiaries of (a) First Lien Indebtedness (including letters of credit) under one or more Credit Facilities (including the New ABL Facility), provided that, after giving effect to any such incurrence, the aggregate principal amount of all Indebtedness incurred under this clause (a) (with letters of credit being deemed to have a principal amount equal to the face amount thereof) and then outstanding does not exceed the greater of (i) an amount equal to $400.0 million, plus an additional amount equal to the amount of any increase in commitments effected under Section 2.1.7 of the New ABL Facility (but not to exceed the lesser of (A) $100.0 million and (B) the aggregate amount of Excess Cash Flow Offers (together with the aggregate amount of all Elected Amounts through such date and the amount of any offers to purchase other Second Lien Indebtedness as described under Section 4.16) since the Issue Date (whether or not any such offer was accepted)), less the aggregate amount of all Elected Amounts made after the Issue Date and prior to the date of incurrence pursuant to clause (i) of the second paragraph of Section 4.16 and (ii) $200.0 million and (b) additional Second Lien Indebtedness or Junior Lien Indebtedness under one or more Credit Facilities; provided that, after giving effect to any such incurrence, the aggregate principal amount of all Indebtedness incurred under this clause (b) and then outstanding does not exceed the greater of (i) $35.0 million and (ii) 1.5% of the Parent’s Consolidated Net Tangible Assets at such time;
(2)    the incurrence by the Parent or its Restricted Subsidiaries of the Existing Indebtedness;
(3)    the incurrence by the Issuers and the Guarantors of Indebtedness represented by the Notes and the related Notes Guarantees to be issued on the Issue Date;
(4)    the incurrence by the Parent or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing (to the extent incurred within 270 days of the later of the acquisition, lease, completion of improvements, construction, repairs or additions and commencement of full operation of the assets or property) all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Parent or such Restricted Subsidiary, including all Permitted Refinancing Indebtedness incurred to extend, refinance, renew, replace, defease or refund any Indebtedness incurred pursuant to this clause (4), provided that immediately after giving effect to any such incurrence, the principal amount of all Indebtedness incurred pursuant to this clause (4) and then outstanding does not exceed the greater of (a) $200.0 million and (b) 10.0% of the Parent’s Consolidated Net Tangible Assets at such time;
(5)    the incurrence by the Parent or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to, extend, refinance, renew, replace, defease or refund Indebtedness that was permitted by this Indenture to be incurred under the first paragraph of this Section 4.09 or clause (2), (3), (4), (12) or (16) of this paragraph or this clause (5);
(6)    the incurrence by the Parent or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Parent and any of its Restricted Subsidiaries; provided, however, that:
(a)    if the Parent is the obligor on such Indebtedness and a Subsidiary Guarantor or an Issuer is not the obligee, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes, or if a Subsidiary Guarantor or an Issuer is the obligor on such Indebtedness and neither the Parent nor another Subsidiary Guarantor or an Issuer is the obligee, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes or the Notes Guarantee of such Guarantor; and
(b)    any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Parent or a Restricted Subsidiary and (ii) any sale or other transfer of any such Indebtedness to a Person that is neither the Parent nor a Restricted Subsidiary will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Parent or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);
(7)    the incurrence by the Parent or any of its Restricted Subsidiaries of obligations under Hedging Contracts in the ordinary course of business and not for speculative purposes;
(8)    the guarantee by the Parent or any of its Restricted Subsidiaries of Indebtedness of the Parent or any of its Restricted Subsidiaries that was permitted to be incurred by another provision of this Section 4.09;
(9)    the incurrence by the Parent or any of its Restricted Subsidiaries of obligations relating to net Hydrocarbon balancing positions arising in the ordinary course of business and consistent with past practice;

(10)    the incurrence by the Parent or any of its Restricted Subsidiaries of Indebtedness in respect of bid, performance, surety and similar bonds issued for the account of the Parent and any of its Restricted Subsidiaries in the ordinary course of business, including guarantees and obligations of the Company or any of its Restricted Subsidiaries with respect to letters of credit supporting such obligations (in each case other than an obligation for money borrowed);
(11)    the issuance by any of the Parent’s Restricted Subsidiaries to the Parent or to any of its Restricted Subsidiaries of any preferred securities; provided, however, that:
(a)    any subsequent issuance or transfer of Equity Interests that results in any such preferred securities being held by a Person other than the Parent or a Restricted Subsidiary of the Parent; and
(b)    any sale or other transfer of any such preferred securities to a Person that is not either Parent or a Restricted Subsidiary of the Parent shall be deemed, in each case, to constitute an issuance of such preferred securities by such Restricted Subsidiary that was not permitted by this clause (11);
(12)    the incurrence by the Parent or any of its Restricted Subsidiaries of Permitted Acquisition Indebtedness or Acquired Debt if either:
(a)    the Parent or such Restricted Subsidiary will, on the date of such incurrence after giving pro forma effect thereto and any related transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of this Section 4.09; or
(b)    immediately after giving effect to such incurrence on a pro forma basis and any related transactions as if the same had occurred at the beginning of the applicable four-quarter period, the Fixed Charge Coverage Ratio of the Parent will be equal to or greater than the Fixed Charge Coverage Ratio immediately prior to giving effect to such transactions;
(13)    the incurrence by the Parent or any of its Restricted Subsidiaries of liability in respect of the Indebtedness of any Unrestricted Subsidiary of the Parent or any Joint Venture but only to the extent that such liability is the result of the Parent’s or any such Restricted Subsidiary’s being a general partner or member of, or owner of an Equity Interest in, such Unrestricted Subsidiary or Joint Venture and not as a guarantor of such Indebtedness;
(14)    the incurrence by the Parent or any Restricted Subsidiary of Indebtedness consisting of the financing of insurance premiums in customary amounts consistent with the operations and business of the Parent and its Restricted Subsidiaries;
(15)     the incurrence by the Parent or any of its Restricted Subsidiaries of Indebtedness constituting reimbursement obligations with respect to letters of credit; provided, that upon the drawing of such letters of credit, such obligations are reimbursed within 30 days following such drawing; and

(16)    the incurrence by the Parent or any of its Restricted Subsidiaries of Indebtedness and the issuance of any Disqualified Stock, provided that, after giving effect to any such incurrence, the aggregate principal amount of all Indebtedness and Disqualified Stock incurred or issued under this clause (16), including any Permitted Refinancing Indebtedness incurred to extend, refinance, renew, replace, defease or refund any Indebtedness incurred pursuant to this clause (16), and then outstanding does not exceed the greater of (a) $100.0 million or (b) 5.0% of the Parent’s Consolidated Net Tangible Assets.
For purposes of determining compliance with this Section 4.09, in the event that an item of Indebtedness (including Acquired Debt) meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (16) above, or is entitled to be incurred pursuant to the first paragraph of this Section 4.09, the Parent will be permitted to classify (or later classify or reclassify in whole or in part in its sole discretion) such item of Indebtedness in any manner that complies with this Section 4.09. Any Indebtedness under the ABL Credit Agreement on the Issue Date shall be considered incurred under clause (1) of the second paragraph of this Section 4.09.
The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this Section 4.09, provided, in each such case, that the amount thereof is included in Fixed Charges of the Parent as accrued. Further, the accounting reclassification of any obligation of the Parent or any of its Restricted Subsidiaries as Indebtedness will not be deemed an incurrence of Indebtedness for purposes of this Section 4.09.
No Issuer or Guarantor will incur any Indebtedness that is secured by the Collateral which by its express terms is contractually subordinated in right of payment to any other Indebtedness of such Issuer or Guarantor, unless such Indebtedness is also contractually subordinated in right of payment to the Notes and Notes Guarantees, as applicable; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness solely by virtue of being unsecured or by virtue of being secured with different collateral or on a junior basis.
In connection with the incurrence of revolving loan Indebtedness under this Section 4.09 or any commitment or other transaction relating to the incurrence or issuance of Indebtedness under this Section 4.09 or the granting of any Lien to secure such Indebtedness, the Parent or applicable Subsidiary may designate such incurrence and the granting of any Lien therefor as having occurred on the date of first incurrence of such revolving loan Indebtedness or commitment or intention to consummate such transaction (such date, the “Deemed Date”), and any related subsequent actual incurrence and granting of such Lien therefor will be deemed for all purposes under this Indenture to have been incurred and granted on such Deemed Date, including, without limitation, for purposes of calculating any leverage ratio or usage of any baskets hereunder (if applicable).
This Indenture will not treat (1) unsecured Indebtedness as subordinated or junior in right of payment to secured Indebtedness merely because it is unsecured or (2) senior Indebtedness as subordinated or junior in right of payment to any other senior Indebtedness merely because it has a junior priority with respect to the same collateral.
Section 4.10.Limitation on Asset Sales.
The Parent will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:
(1)    the Parent (or a Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of; and
(2)    since the Issue Date, at least 75% of the aggregate consideration received by the Parent and its Restricted Subsidiaries in all Asset Sales is in the form of cash. For purposes of this provision, each of the following will be deemed to be cash:
(a)    any liabilities, as shown on the Parent’s or any of its Restricted Subsidiary’s most recent balance sheet, of the Parent or such Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Notes Guarantee) that are assumed, forgiven or discharged, by the transferee of any such assets pursuant to a customary novation agreement that releases the Parent or such Restricted Subsidiary from further liability;
(b)    any securities, notes or other obligations received by the Parent or any of its Restricted Subsidiaries from such transferee that are, within 180 days after the Asset Sale, converted by the Parent or such Subsidiary into cash, to the extent of the cash received in that conversion;
(c)    any Capital Stock or assets of the kind referred to in clause (2) or (4) of the second paragraph following this paragraph; and
(d)    any Designated Non-cash Consideration received by the Parent or any of its Restricted Subsidiaries in such Asset Sale having an aggregate fair market value (as determined in good faith by the Parent), taken together with all other Designated Non-cash Consideration received pursuant to this clause (d), not to exceed the greater of (i) $50.0 million and (ii) 2.5% of the Parent’s Consolidated Net Tangible Assets (with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value).
Notwithstanding the foregoing, the sale, conveyance or other disposition of all or substantially all of the assets of the Parent and its Restricted Subsidiaries, taken as a whole, will be governed by Section 4.15 and/or Section 5.01 and not by this Section 4.10.
Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Parent or any of its Restricted Subsidiaries may apply those Net Proceeds at its option to any combination of the following:

(1)    (a) if the Asset Sale is an Asset Sale of Collateral, to repay, prepay, redeem or repurchase First Lien Indebtedness or Second Lien Indebtedness; provided that with respect to any repayment, prepayment, redemption or repurchase of Second Lien Indebtedness, if such repayment, prepayment, redemption or repurchase is of other than the Notes, a ratable portion of the Notes must be redeemed or repurchased (or offered to be repurchased) in accordance with the Asset Sale Offer provisions below or (b) if such Asset Sale is not of Collateral, to repay, prepay, redeem or repurchase Indebtedness of the Parent or any Restricted Subsidiary that is not subordinated in right of payment to the Notes (but, in each case, excluding intercompany Indebtedness of the Parent or any Restricted Subsidiary or any of their respective Affiliates);
(2)    to acquire all or substantially all of the properties or assets, or any of the Voting Stock, of a Person primarily engaged in a Permitted Business, if, after giving effect to any such acquisition of Voting Stock, such Person becomes a Restricted Subsidiary;
(3)    to make capital expenditures in respect of a Permitted Business; or
(4)    to acquire other assets (other than current assets) that are used or useful in a Permitted Business;
provided, that in the case of clauses (2), (3) or (4) with respect to any Asset Sale of Collateral, any property or assets acquired with such Net Proceeds must, to the extent required by the Security Documents, become Collateral.
The requirement of clause (2) or (4) of the immediately preceding paragraph shall be deemed to be satisfied if a bona fide binding contract committing to make the investment, acquisition or expenditure referred to therein is entered into by the Parent or any of its Restricted Subsidiaries with a Person other than an Affiliate of the Parent within the time period specified in the preceding paragraph and such Net Proceeds are subsequently applied in accordance with such contract within 180 days following the date such agreement is entered into.
Pending the final application of any Net Proceeds, the Parent or any of its Restricted Subsidiaries may invest the Net Proceeds in any manner that is not prohibited by this Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will constitute “Excess Proceeds”.
On the 366th day after the Asset Sale (or, at the Issuers’ option, any earlier date) plus any additional period provided by any binding contract described in the second preceding paragraph (provided that such additional period will be in no event longer than 180 days until such Net Proceeds are required to be applied in accordance with such agreement), if the aggregate amount of Excess Proceeds then exceeds $10.0 million, the Issuers will make an offer (each such offer, an “Asset Sale Offer”) to all Holders of Notes, and all holders of other Second Lien Indebtedness containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets, to purchase the maximum principal amount of Notes and such other Second Lien Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount plus accrued and unpaid interest, if any, to, but not including, the date of settlement, subject to the right of Holders of record on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the date of settlement, and will be payable in cash. If any

Excess Proceeds remain after consummation of an Asset Sale Offer, the Parent or any of its Restricted Subsidiaries may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and other Second Lien Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee will select the Notes and the Issuers will select such other Second Lien Indebtedness to be purchased on a pro rata basis (except that any Notes represented by a Note in global form will be selected by such method as DTC or its nominee or successor may require or, where such nominee or successor is the trustee, a method that most nearly approximates pro rata selection as the Trustee deems fair and appropriate unless otherwise required by law). Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero. To the extent that the aggregate amount of Notes so validly tendered and not properly withdrawn pursuant to an Asset Sale Offer (together with, if required by the terms of any other Second Lien Indebtedness, the amount of Second Lien Indebtedness tendered pursuant to any similar requirement), is less than the Excess Proceeds in respect of such Asset Sale Offer, the Issuers may use any remaining amount for any purpose not prohibited by this Indenture (such remaining amount, the “Asset Sale Declined Proceeds”).
The Issuers shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.10, the Issuers shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.10 by virtue of such compliance.
Section 4.11.Limitation on Transactions with Affiliates.
The Parent will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Parent or any Affiliate of any Restricted Subsidiary (each, an “Affiliate Transaction”), unless:
(1)    the Affiliate Transaction is on terms that are no less favorable to the Parent or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Parent or such Restricted Subsidiary with an unrelated Person or, if in the good faith judgment of the Board of Directors of the Parent, no comparable transaction is available with which to compare such Affiliate Transaction, such Affiliate Transaction is otherwise fair to the Parent or the relevant Restricted Subsidiary from a financial point of view; and
(2)    the Parent delivers to the Trustee, with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $50 million, a resolution of the Board of Directors of the Parent set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with this Section 4.11 and that such Affiliate Transaction or series of related Affiliate Transactions has been approved by a majority of the disinterested members of the Board of Directors.

The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:
(1)    any transaction or series of related transactions involving aggregate consideration of less than $10.0 million;
(2)    any employment, consulting or similar agreement or arrangement, employee benefit plan, equity award, equity option or equity appreciation agreement or plan entered into by the Parent or any of its Restricted Subsidiaries in the ordinary course of business and payments, awards, grants or issuances of securities made pursuant thereto;
(3)    transactions between or among any of the Parent and/or its Restricted Subsidiaries;
(4)    transactions with a Person (other than an Unrestricted Subsidiary of the Parent) that is an Affiliate of the Parent solely because Parent owns, directly or indirectly, an Equity Interest, or controls, in such Person;
(5)    transactions effected in accordance with the terms of agreements that are identified or incorporated by reference in the offering memorandum, in each case as such agreements are in effect on the Issue Date, and any amendment or replacement of any of such agreements so long as such amendment or replacement agreement is, in the good faith judgment of a responsible Officer of the General Partner, no less advantageous to the Parent in any material respect than the agreement so amended or replaced;
(6)    customary compensation, indemnification and other benefits made available to officers, directors or employees of the Parent or a Restricted Subsidiary or Affiliate of the Parent, including reimbursement or advancement of out-of-pocket expenses and provisions of officers’ and directors’ liability insurance;
(7)    sales of Equity Interests (other than Disqualified Stock) to, or receipt of capital contributions from, Affiliates of the Parent;
(8)    Restricted Payments that do not violate the provisions of this Indenture described above in Section 4.07 or Permitted Investments;
(9)    payments to the General Partner with respect to reimbursement for expenses in accordance with the Partnership Agreement as in effect on the Issue Date and as it may be amended, provided that any such amendment is not less favorable to the Parent in any material respect than the agreement prior to such amendment;
(10)    transactions between the Parent or any of its Restricted Subsidiaries and any other Person, a director of which is also on the Board of Directors of the Parent or any direct or indirect parent company of the Parent, and such common director is the sole cause for such other Person to be deemed an Affiliate of the Parent or any of its Restricted Subsidiaries; provided, however, that such director abstains from voting as a member of the Board of Directors of the Parent or any direct or indirect parent company of the Parent, as the case may be, on any transaction with such other Person;

(11)    (a) guarantees by the Parent or any of its Restricted Subsidiaries of performance of obligations of Unrestricted Subsidiaries in the ordinary course of business, except for guarantees of Indebtedness in respect of borrowed money, and (b) pledges by the Parent or any of its Restricted Subsidiaries of Equity Interests in Unrestricted Subsidiaries for the benefit of lenders or other creditors of Unrestricted Subsidiaries;
(12)     payments to an Affiliate in respect of the Notes or the Notes Guarantees or any other Indebtedness of the Parent or any Restricted Subsidiary on the same basis as concurrent payments made or offered to be made in respect thereof to non-Affiliates;
(13)     payment of loans or advances to employees not to exceed $5.0 million in the aggregate at any one time outstanding;
(14)     any Affiliate Transaction with a Person in its capacity as a holder of Indebtedness or Capital Stock of the Parent or any Restricted Subsidiary if such Person is treated no more favorably than the other holders of Indebtedness or Capital Stock of the Parent or such Restricted Subsidiary;
(15)     transactions with Unrestricted Subsidiaries, customers, clients, suppliers or purchasers or sellers of goods or services, or lessors or lessees of property, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture which are, in the aggregate (taking into account all the costs and benefits associated with such transactions), not materially less favorable to the Parent and its Restricted Subsidiaries than those that would have been obtained in a comparable transaction by the Parent or such Restricted Subsidiary with an unrelated person, in the good faith determination of the Parent’s Board of Directors or any Officer of the Parent involved in or otherwise familiar with such transaction, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;
(16)    leases entered into by the Parent or any of its Restricted Subsidiaries, as lessor, and an Unrestricted Subsidiary or Joint Venture of the Parent or such Restricted Subsidiary, as lessee, with respect to a pipeline or similar asset operated by such Unrestricted Subsidiary or Joint Venture; provided that the Remaining Present Value of any such leases shall not exceed $30.0 million in the aggregate; and
(17)    in the case of contracts for gathering, transporting, treating, processing, marketing, distributing, storing or otherwise handling Hydrocarbons, or activities or services reasonably related or ancillary thereto, or other operational contracts, any such contracts are entered into in the ordinary course of business on terms substantially similar to those contained in similar contracts entered into by the Parent of its Restricted Subsidiaries and third parties, or if neither the Parent or any Restricted Subsidiary has entered into a similar contract with a third party, then the terms are no less favorable than those available from third parties on an arm’s-length basis.
Section 4.12.Limitation on Liens.
(A) The Parent will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind

(other than Permitted Liens) securing Indebtedness upon any of their property or assets, now owned or hereafter acquired.
(B) If the Parent or any Restricted Subsidiary shall create, incur, assume or permit or suffer to exist any Lien of any kind upon any of their property or assets (including Equity Interests of any Subsidiary), whether owned at the Issue Date or thereafter acquired, securing any of the First Lien Indebtedness, Second Lien Indebtedness or Junior Lien Indebtedness, such Issuer or such Guarantor, as the case may be, shall, within the time periods provided in the Security Documents, grant to the Collateral Agent a Lien consistent with the relative Lien priority set forth in the Intercreditor Agreement and any Junior Lien Intercreditor Agreement, subject to Permitted Prior Liens, upon such property or asset as security for the Notes and the Notes Guarantees pursuant to the Intercreditor Agreement and any Junior Lien Intercreditor Agreement.
(C) Any such Lien granted to secure the Notes pursuant to clause (B) above on property or assets (which property or assets would not otherwise constitute Collateral other than as required by clause (B) above) shall be automatically and unconditionally released and discharged in all respects upon (i) the release and discharge of the other Lien to which it relates (except a release and discharge upon payment of the obligation secured by such Lien during the pendency of any Default or Event of Default under this Indenture, in which case such Liens shall only be discharged and released upon payment of the Notes or cessation of such Default or Event of Default) or (ii) in the case of any such Lien in favor of any Notes Guarantee, upon the termination and discharge of such Notes Guarantee in accordance with the terms of this Indenture.
Section 4.13.Additional Notes Guarantees.
If, after the Issue Date, any Restricted Subsidiary of the Parent that is not already a Guarantor guarantees any Indebtedness of either of the Issuers or any Guarantor under any Credit Facilities, then that Subsidiary will become a Guarantor by executing a supplemental indenture substantially in the form of Exhibit D hereto and delivering it to the Trustee within 20 Business Days of the date on which it guaranteed such Indebtedness and, to the extent required pursuant to Section 11.03 or pursuant to clause (B) of Section 4.12, a joinder agreement to each applicable Security Document or new Security Documents, and, if required by the Intercreditor Agreement, Second Lien Pari Passu Intercreditor Agreement or Junior Lien Intercreditor Agreement (if any), as applicable, a joinder to such agreement. Notwithstanding the preceding, any Notes Guarantee of a Restricted Subsidiary that was incurred pursuant to this paragraph will be released as set forth in Section 10.03.
The Issuers may elect, in their sole discretion, to cause any Restricted Subsidiary that became a Guarantor pursuant to the provisions of the foregoing paragraph to be released from its Notes Guarantee to the extent such Restricted Subsidiary would otherwise not be required to become a Guarantor pursuant to the foregoing provision, so long as (i) no Event of Default then exists, (ii) any Indebtedness of such Restricted Subsidiary then outstanding could have been incurred by such Subsidiary (either (x) when so incurred or (y) at the time of the release of such Notes Guarantee) assuming such Restricted Subsidiary were not a Guarantor at such time and (iii) such release is not in connection with a Discharge of First Lien Obligations.

Section 4.14.Corporate Existence.
Except as otherwise permitted pursuant to the terms hereof (including consolidation and merger permitted by Section 5.01), the Parent shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, and the corporate, partnership or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Parent or any such Restricted Subsidiary; provided, however, that the Parent shall not be required to preserve the existence of any of its Restricted Subsidiaries (except the Company or Finance Corp.) if the Parent shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Parent and its Restricted Subsidiaries taken as a whole and that the loss thereof is not adverse in any material respect to the Holders of the Notes.
Section 4.15.Offer to Repurchase Upon a Change of Control Triggering Event.
(a)If a Change of Control Triggering Event occurs, unless the Issuers have previously or concurrently exercised their right to redeem all of the Notes pursuant to Section 3.07, each Holder of Notes will have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess of $2,000) of that Holder’s Notes pursuant to an offer (a “Change of Control Offer”) on the terms set forth in this Indenture. In the Change of Control Offer, the Company will offer a cash payment (a “Change of Control Payment”) equal to 101% (or, at the Company’s election, a higher percentage) of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest, if any, on the Notes repurchased, to, but not including, the date of settlement (the “Change of Control Settlement Date”), subject to the right of Holders of record on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the Change of Control Settlement Date. Within 30 days following any Change of Control Triggering Event, unless the Issuers have previously or concurrently exercised their right to redeem all of the Notes pursuant to Section 3.07, the Company will mail a notice to each Holder and the Trustee describing the transaction or transactions and identification of the ratings decline that together constitute the Change of Control Triggering Event and offering to repurchase Notes as of the Change of Control Settlement Date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Purchase Date”); provided that such notice shall also state:

(i)that the Change of Control Offer is being made pursuant to this Section 4.15 and that all Notes validly tendered and not validly withdrawn will be accepted for payment;
(ii)the purchase price (the “Change of Control Purchase Price”) and the Change of Control Purchase Date;
(iii)that the Change of Control Offer will expire as of the time specified in such notice on the Change of Control Purchase Date and that the Company shall pay the Change of Control Purchase Price for all Notes accepted for purchase as of the Change of Control Purchase Date promptly thereafter on the Change of Control Settlement Date;

(iv)that any Note not tendered will continue to accrue interest;
(v)that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Settlement Date;
(vi)that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, properly endorsed for transfer, together with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Notes completed and such customary documents as the Company may reasonably request, to the Paying Agent at the address specified in the notice prior to the termination of the Change of Control Offer on the Change of Control Purchase Date;
(vii)that Holders will be entitled to withdraw their election if the Paying Agent receives, prior to the termination of the Change of Control Offer, an electronic image scan, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing its election to have the Notes purchased; and
(viii)that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book entry transfer), which unpurchased portion must be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess of $2,000.
(b)If any of the Notes subject to a Change of Control Offer is in the form of a Global Note, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depositary applicable to repurchases. Further, the Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with Section 4.15, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.15 by virtue of such compliance.
(c)Promptly following the expiration of the Change of Control Offer, the Company will, to the extent lawful, accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer. Promptly thereafter on the Change of Control Settlement Date, the Company will:
(1)    deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and
(2)    deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.
(d)On the Change of Control Settlement Date, the Paying Agent will mail to each Holder of Notes properly tendered the Change of Control Payment for such Notes (or, if all the

Notes are then in global form, make such payment through the facilities of DTC), and the Trustee will authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided, however, that each new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess of $2,000. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Settlement Date.
(e)The provisions described above that require the Company to make a Change of Control Offer following a Change of Control Triggering Event will be applicable whether or not any other provisions of this Indenture are applicable. Except as described above with respect to a Change of Control Triggering Event, this Indenture does not contain provisions that permit the Holders of the Notes to require that the Company repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.
(f)The Company will not be required to make a Change of Control Offer upon a Change of Control Triggering Event if (a) a third party makes the Change of Control Offer in the manner, at the time and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer, (b) notice of redemption of all outstanding Notes has been given pursuant to this Indenture as described above under Sections 3.03 and 3.04, unless and until there is a default in payment of the applicable redemption price or (c) in connection with, or in contemplation of any publicly announced Change of Control, the Company has made an offer to purchase (an “Alternate Offer”) any and all Notes validly tendered at a cash price equal to or higher than the Change of Control Payment and has purchased all Notes properly tendered in accordance with the terms of such Alternate Offer. Notwithstanding anything to the contrary contained in this Indenture, a Change of Control Offer may be made in advance of a Change of Control Triggering Event, and conditioned upon the consummation of such Change of Control Triggering Event if a definitive agreement is in place for the Change of Control Triggering Event at the time the Change of Control Offer is made.
(g)In the event that, upon consummation of a Change of Control Offer or Alternate Offer less than 10% in aggregate principal amount of the Notes (including Additional Notes, if any) that were originally issued are held by Holders other than the Company or Affiliates thereof, the Company will have the right, upon not less than 15 nor more than 60 days’ prior notice, given not more than 30 days following the purchase pursuant to the Change of Control Offer or Alternate Offer described above, to redeem all of the Notes that remain outstanding following such purchase at a redemption price equal to the Change of Control Payment or Alternate Offer price, as applicable, plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest on the Notes that remain outstanding, to, but not including, the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the redemption date).
Section 4.16. Offer to Purchase by Application of Excess Cash Flow.
If the Parent has Excess Cash Flow for the period commencing on January 1st of each fiscal year and ending on December 31st of such fiscal year (the twelve-month period ending on each such date, an “Excess Cash Flow Period”), commencing with the Excess Cash Flow Period ending on December 31, 2022, the Issuers will be required to make an offer (any such offer, an “Excess Cash Flow Offer”) to all Holders to purchase outstanding Notes and, if required by the terms of any other Second Lien Indebtedness, to the holders of such Second Lien Indebtedness, at a price of 100% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase, using an amount (the “Excess Cash Flow Offer Amount”) equal to 100% of such Excess Cash Flow with respect to such period; provided that no Excess Cash Flow Offer shall be required to be made to the extent that the Excess Cash Flow for such Excess Cash Flow Period is less than $5.0 million (subject to an aggregate amount of excluded Excess Cash Flow for all Excess Cash Flow Periods of $10.0 million (after which threshold is met, an Excess Cash Flow shall be required irrespective of whether the amount of Excess Cash Flow for any Excess Cash Flow Period is less than $5.0 million)).
For any period with respect to which the Issuers are required to make an Excess Cash Flow Offer, within 10 Business Days following the date on which the Parent is required to file its annual financial statements with respect to such period pursuant to Section 4.03 (any such date, an “ECF Offer Deadline”), the Issuers will mail (or otherwise send pursuant to the applicable procedures of DTC) a notice to each Holder and the Trustee describing the Excess Cash Flow Offer (including a calculation of Excess Cash Flow) and offering to repurchase Notes in accordance with the above requirements as of a purchase date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is sent, pursuant to the procedures set forth in Section 3.09 and described in such notice. To the extent that the aggregate amount of Notes so validly tendered and not properly withdrawn pursuant to an Excess Cash Flow Offer (together with, if required by the terms of any other Second Lien Indebtedness, the amount of Second Lien Indebtedness tendered pursuant to any similar requirement, and any Elected ABL Prepayment Amount), is less than the Excess Cash Flow Offer Amount, the Issuers may use any remaining amount for any purpose not prohibited by this Indenture (such remaining amount, together with Asset Sale Declined Proceeds, the “Declined Proceeds”). If the aggregate principal amount of Notes surrendered by Holders and, if required by the holders of Second Lien Indebtedness, holders of any Second Lien Indebtedness exceeds the Excess Cash Flow Offer Amount, the Notes and Second Lien Indebtedness to be purchased shall be selected by the Issuers on a pro rata basis on the basis of the aggregate principal amount of tendered Notes and Second Lien Indebtedness.
Notwithstanding the foregoing, (i) once Excess Cash Flow Offers with respect to any Excess Cash Flow Period are made in an amount equal to the greater of 75% of Excess Cash Flow for such Excess Cash Flow Period and $75 million (the “Initial ECF Offer Threshold”) (as may be reduced pursuant to clause (x) of the proviso below), the Issuers’ obligation to make an Excess Cash Flow Offer for such Excess Cash Flow Period with remaining amounts of Excess Cash Flow may be reduced, in the Issuers’ sole discretion, by an amount up to the aggregate amount of repayments of borrowings under the ABL Credit Agreement during (A) such Excess Cash Flow Period or (B) after such Excess Cash Flow Period but prior to the applicable ECF Offer Deadline that, in each case, were repaid with cash proceeds generated from the business and operations of Parent and its Restricted Subsidiaries during such period, as certified in an Officers’ Certificate delivered to the Trustee designating such applicable elected amount (such amount, the “Elected ABL Prepayment Amount”) (it being understood and agreed that amounts so elected during the period described in clause (B) shall not be available for election for the succeeding Excess Cash Flow Period); provided, that, (x) in the event that Excess Cash Flow Offers are not permitted under the ABL Credit Agreement for any Excess Cash Flow Period in an amount that will satisfy all or any portion of the Initial ECF Offer Threshold (such amount not permitted, the “Blocked Offer Amount”), the Initial ECF Offer Threshold for such Excess Cash Flow Period may be reduced by Elected ABL Prepayment Amounts for such period in an amount not to exceed the Blocked Offer Amount for such period (without duplication of amounts of remaining Excess Cash Flow applied to Elected ABL Prepayment Amounts) and (y) for purposes of including any portion of the Elected ABL Prepayment Amount in the Initial ECF Offer Threshold (solely pursuant to the foregoing sub-clause (x)), the First Year ECF Offer Threshold, the Second Year ECF Offer Threshold and the Third Year ECF Offer Threshold and to include such amount in the determination of the ECF Offer Fallaway Date, the Issuers’ shall provide an Officers’ Certificate (which may be the same certificate designating the Elected ABL Prepayment Amount) to the Trustee certifying that the Issuers are electing to reduce the aggregate amount of First Lien Indebtedness that is permitted to be outstanding pursuant to clause (1)(a) of the second paragraph of Section 4.09 (but not require a reduction, prepayment or repayment of any Indebtedness then outstanding thereunder) by the portion of the Elected ABL Prepayment Amount set forth in such certificate (the “Elected Amount”), (ii) if as of April 1, 2023, the Issuers have not made Excess Cash Flow Offers (together with the aggregate amount of all Elected Amounts through such date and the amount of any offers to purchase other Second Lien Indebtedness as described in the immediately preceding paragraph) in an aggregate amount since the Issue Date of at least $50.0 million (whether or not any such offer was accepted) (such threshold, the “First Year ECF Offer Threshold”), then the interest rate applicable to the Notes shall automatically increase by 50 basis points per annum (the “First Year Increase Amount”) (and the Issuers shall provide notice thereof to the Holders and the Trustee), due and payable on the first Interest Payment Date to occur after April 1, 2023 and with retroactive effect to the Interest Payment Date most recently to have occurred, (iii) if as of April 1, 2024, the Issuers have not made Excess Cash Flow Offers (together with the aggregate amount of all Elected Amounts through such date and the amount of any offers to purchase other Second Lien Indebtedness as described in the immediately preceding paragraph) in an aggregate amount since the Issue Date of at least $100.0 million (whether or not any such offer was accepted) (such threshold, the “Second Year ECF Offer Threshold”), then the interest rate applicable to the Notes shall automatically increase by 100 basis points per annum (the “Second Year Increase Amount”) minus the First Year Increase Amount to the extent the First Year ECF Offer Threshold was not satisfied (and the Issuers shall provide notice thereof to the Holders and the Trustee), due and payable on the first Interest Payment Date to occur after April 1, 2024 and with retroactive effect to the Interest Payment Date most recently to have occurred, (iv) if as of April 1, 2025, the Issuers have not made Excess Cash Flow Offers (together with the aggregate amount of all Elected Amounts through such date and the amount of any offers to purchase other Second Lien Indebtedness as described in the immediately preceding paragraph) in an aggregate amount since the Issue Date of at least $200.0 million (whether or not any such offer was accepted) (such threshold, the “Third Year ECF Offer Threshold”), then the interest rate applicable to the Notes shall automatically increase by 200 basis points per annum (the “Third Year Increase Amount”) minus the aggregate amount of then existing increases in the interest rate on the Notes as a result of the preceding sub clauses (ii) and (iii) (and the Issuers shall provide notice thereof to the Holders and the Trustee), due and payable on the first Interest Payment Date to occur after April 1, 2025 and with retroactive effect to the Interest Payment Date most recently to have occurred, (v) if on any date on or prior to April 1, 2024, the Issuers have satisfied the Second Year ECF

Offer Threshold, then any First Year Increase Amount then in effect shall automatically cease to be in effect, and the interest rate applicable to the Notes shall automatically be reduced by any such First Year Increase Amount then in effect (and the Issuers shall provide notice thereof to the Holders and the Trustee), with retroactive effect to the Interest Payment Date most recently to have occurred, (vi) if on any date on or prior to April 1, 2025, the Issuers have satisfied the Third Year ECF Offer Threshold, then any First Year Increase Amount and Second Year Increase Amount then in effect shall automatically cease to be in effect, and the interest rate applicable to the Notes shall automatically be reduced by any such First Year Increase Amount or Second Year Increase Amount (and the Issuers shall provide notice thereof to the Holders and the Trustee), with retroactive effect to the Interest Payment Date most recently to have occurred, (vii) if on any date the Elected Amounts equal or exceed $200.0 million, then any First Year Increase Amount, Second Year Increase Amount and Third Year Increase Amount then in effect shall automatically cease to be in effect, and the interest rate applicable to the Notes shall automatically be reduced by any such First Year Increase Amount, Second Year Increase Amount or Third Year Increase Amount (and the Issuers shall provide notice thereof to the Holders and the Trustee), with retroactive effect to the first day after the Interest Payment Date most recently to have occurred, and (viii) from and after the date on which the Issuers have made Excess Cash Flow Offers in an aggregate amount (together with the aggregate amount of all Elected Amounts through such date and the amount of any offers to purchase other Second Lien Indebtedness as described in the immediately preceding paragraph) of at least $300.0 million (whether or not any such offer was accepted) (the “ECF Offer Fallaway Date”), the Issuers’ obligations to comply with the provisions of this Section 4.16 shall cease and the Issuers shall no longer be required to make an Excess Cash Flow Offer with respect to any Excess Cash Flow Period.
The Issuers shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Excess Cash Flow Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.16, the Issuers shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.16 by virtue of such compliance.
Section 1.17.Permitted Business Activities of Finance Corp.
Finance Corp. may not incur Indebtedness unless (1) the Company or the Parent is a co-obligor or guarantor of such Indebtedness or (2) the net proceeds of such Indebtedness are loaned to the Company or the Parent, used to acquire outstanding debt securities issued by the Company or the Parent or used to repay Indebtedness of the Company or the Parent as permitted under Section 4.09. Finance Corp. shall not engage in any business not related directly or indirectly to obtaining money or arranging financing for the Parent or its Restricted Subsidiaries.
Section 4.18.Limited Condition Transactions.
In connection with determining whether any Limited Condition Transaction and any actions or transactions related thereto (including the incurrence, issuance or assumption of Indebtedness and the use of proceeds thereof, the incurrence or creation of Liens and the making of Restricted Payments and Investments) are permitted under this Indenture, for which determination requires the calculation of any financial ratio, test or basket, each calculated on a pro forma basis, at the option of the Parent (Parent’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), the date of determination shall be deemed to be the date the definitive agreement for such Limited Condition Transaction is entered into (the “LCT Test Date”), and if, after giving pro forma effect to the Limited Condition Transaction, such Limited Condition Transaction would have been permitted on the relevant LCT Test Date in compliance with such provision the requirements of such provision shall be deemed satisfied. For the avoidance of doubt, if the Parent has made an LCT Election, (1) if any of the ratios, tests or baskets for which compliance was determined or tested as of the LCT Test Date would at any time after the LCT Test Date have been exceeded or otherwise failed to have been complied with as a result of fluctuations in any such ratio, test or basket, including due to fluctuations in Consolidated Cash Flow of the Parent, such baskets, tests or ratios will not be deemed to have been exceeded or failed to have been complied with as a result of such fluctuations (and no Default or Event of Default shall be deemed to have occurred due to such failure to comply), and (2) in calculating the availability under any ratio, test or basket in connection with any action or transaction unrelated to such Limited Condition Transaction following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated and the date that the definitive agreement or date for redemption, purchase or repayment specified in an irrevocable notice for such Limited Condition Transaction is terminated, expires or passes, as applicable, without consummation of such Limited Condition Transaction, any such ratio, test or basket shall be determined or tested giving pro forma effect to such Limited Condition Transaction.
Section 4.19.Covenant Termination.
If at any time (a) the rating assigned to the Notes by at least two Rating Agencies is an Investment Grade Rating, (b) no Default has occurred and is continuing under this Indenture and (c) the Issuers have delivered to the Trustee an Officers’ Certificate certifying to the foregoing provisions of this sentence, the Parent and its Restricted Subsidiaries will no longer be subject to Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.17, 4.20 and clause (4) of the first paragraph of Section 5.01.
The Trustee shall have no duty to monitor the ratings of the Notes, shall not be deemed to have any knowledge of the ratings of the Notes and shall have no duty to notify Holders if the Notes achieve Investment Grade Ratings.
Section 4.20.Designation of Restricted and Unrestricted Subsidiaries.
The Board of Directors of the Parent may designate any Restricted Subsidiary of the Parent to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary of the Parent is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by the Parent and its Restricted Subsidiaries in the Subsidiary properly designated will be deemed to be either an Investment made as of the time of the designation that will reduce the amount available for Restricted Payments under the first paragraph of Section 4.07 or represent Permitted Investments, as determined by the Parent.

That designation shall only be permitted if the Investment would be permitted at that time and if the Subsidiary so designated otherwise meets the definition of an Unrestricted Subsidiary.
The Board of Directors of the Parent may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary, provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Parent of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (1) such Indebtedness is permitted under Section 4.09, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period, and (2) no Default or Event of Default would be in existence following such designation.
ARTICLE 5
SUCCESSORS
Section 1.01.Merger, Consolidation, or Sale of Assets.
None of the Issuers or the Parent may: (1) consolidate or merge with or into another Person (whether or not such Issuer or the Parent is the survivor); or (2) sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another Person, unless:
(1)    either: (a) such Issuer or the Parent, as applicable, is the survivor; or (b) the Person formed by or surviving any such consolidation or merger (if other than such Issuer or the Parent, as applicable) or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made is a Person organized or existing under the laws of the United States, any state of the United States or the District of Columbia; provided, however, that Finance Corp. may not consolidate or merge with or into any Person other than a corporation satisfying such requirement so long as the Company is not a corporation;
(2)    the Person formed by or surviving any such consolidation or merger (if other than such Issuer or the Parent, as applicable) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition has been made assumes all the obligations of such Issuer or the Parent, as applicable, under the Notes, this Indenture, the Security Documents and Parent’s guarantee of the Notes, if applicable, pursuant to agreements reasonably necessary to assume such obligations or required by the terms thereof;
(3)    immediately after such transaction no Default or Event of Default exists;
(4)    in the case of a transaction involving the Parent, either
(a)    the Parent, or the Person formed by or surviving any such consolidation or merger (if other than the Parent), or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.09; or

(b)    immediately after giving effect to such transaction on a pro forma basis and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, the Fixed Charge Coverage Ratio of the Parent, or the Person formed by or surviving any such consolidation or merger (if other than the Parent), or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made, will be equal to or greater than the Fixed Charge Coverage Ratio immediately prior to giving effect to such transaction;
(5)    such Issuer or the Parent has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or disposition and such supplemental indenture (if any) and any other agreements reasonably necessary to assume such obligations or required by the terms thereof comply with this Indenture and, with respect to such Opinion of Counsel, that such supplemental indenture (if any) and any other such agreements are the legal, valid and binding obligations of the Parent or Issuer party thereto, enforceable against it or them in accordance with their terms; and
(6)    to the extent any assets of the Person which is merged or consolidated with or into such Issuer or the Parent are assets of the type which would constitute Collateral under the Security Documents, such Issuer, Parent or the Person formed by or surviving any such consolidation or merger (if other than such Issuer) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made, as applicable, will take such action, if any, as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the applicable Security Documents in the manner and to the extent required in this Indenture and the applicable Security Documents and shall take all reasonably necessary action so that such Lien is perfected to the extent required by this Indenture and the applicable Security Documents.
The restrictions described in the clause (4) of the immediately preceding paragraph will not apply to (a) any consolidation or merger of the Parent with or into one of its Restricted Subsidiaries for any purpose or (b) any sale, assignment, transfer, conveyance, lease or other disposition of properties or assets of a Restricted Subsidiary (other than Finance Corp.) to the Parent, the Company or another Restricted Subsidiary that is a Subsidiary Guarantor.
Notwithstanding the second preceding paragraph, the Parent and the Company are permitted to reorganize as any other form of entity in accordance with the following procedures provided that:
(1)    the reorganization involves the conversion (by merger, sale, contribution or exchange of assets or otherwise) of the Parent or the Company into a form of entity other than a limited partnership formed under Delaware law;
(2)    the entity so formed by or resulting from such reorganization is an entity organized or existing under the laws of the United States, any state thereof or the District of Columbia;
(3)    the entity so formed by or resulting from such reorganization assumes all the obligations of the Parent under its Notes Guarantee of the Notes or the Company under the

Notes, the Security Documents, and this Indenture, as applicable, pursuant to agreements necessary to assume such obligations or otherwise required by the terms thereof;
(4)    immediately after such reorganization no Default or Event of Default exists;
(5)    such reorganization is not materially adverse to the Holders or Beneficial Owners of the Notes (for purposes of this clause (5) a reorganization will not be considered materially adverse to the Holders or Beneficial Owners of the Notes solely because the successor or survivor of such reorganization (a) is subject to federal or state income taxation as an entity or (b) is considered to be an “includible corporation” of an affiliated group of corporations within the meaning of Section 1504(b) of the Code or any similar state or local law); and
(6)    the Parent or Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such reorganization and such supplemental indenture (if any) and any other agreements reasonably necessary or otherwise required by the terms thereof to assume such obligations comply with this Indenture and, with respect to such Opinion of Counsel, that such supplemental indenture (if any) and any other such agreements are the legal, valid and binding obligations of the Parent or Company, as applicable, enforceable against them in accordance with their terms.
Notwithstanding anything in this Indenture to the contrary, in the event the Company becomes a corporation or the Company or the Person formed by or surviving any consolidation or merger (permitted in accordance with the terms of this Indenture) is a corporation, Finance Corp. may be merged into the Company or it may be dissolved and cease to be an Issuer.
Section 5.02.Successor Substituted.
Upon compliance with the requirements of Section 5.01 with respect to any consolidation or merger or any sale, assignment, transfer, conveyance, lease or other disposition of all or substantially all of the properties or assets of an Issuer or the Parent in accordance with the foregoing in which such Issuer or Parent is not the surviving entity, the surviving Person formed by such consolidation or into or with which such Issuer or the Parent is merged or to which such sale, assignment, transfer, conveyance, lease or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, such Issuer or the Parent, as applicable, under this Indenture with the same effect as if such surviving Person had been named as such Issuer or the Parent in this Indenture, and thereafter (except in the case of a lease of all or substantially all of such Issuer’s properties or assets), such Issuer or the Parent, as applicable, will be relieved of all obligations and covenants under this Indenture, the Notes or its Notes Guarantee and the Security Documents. The Trustee shall enter into a supplemental indenture to evidence the succession and substitution of such successor and such discharge and release of such Issuer.
ARTICLE 6
DEFAULTS AND REMEDIES
Section 1.01.Events of Default.
Each of the following is an “Event of Default”:

(1)    default for 30 days in the payment when due of interest on the Notes;
(2)    default in payment when due of the principal of, or premium, if any, on the Notes;
(3)    failure by the Issuers or the Parent to comply with Section 5.01 or to consummate a purchase of Notes when required pursuant to Section 3.09, Section 4.10, Section 4.15 or Section 4.16;
(4)    failure by the Parent or any of its Restricted Subsidiaries for 30 days after written notice from the Trustee or the Holders of at least 25% in aggregate principal amount of the then-outstanding Notes to comply with Section 4.07 or Section 4.09 or to comply with Section 3.09, Section 4.10, Section 4.15 or Section 4.16 to the extent not described in clause (3) above;
(5)    (a) except as addressed in subclause (b) of this clause (5), failure by the Parent or any of its Restricted Subsidiaries for 60 days after written notice from the Trustee or the Holders of at least 25% in aggregate principal amount of the then-outstanding Notes to comply with any of the other agreements in this Indenture or the Notes or (b) failure by the Parent for 180 days after notice from the Trustee or the Holders of at least 25% in aggregate principal amount of the then-outstanding Notes to comply with Section 4.03;
(6)    default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Parent or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Parent or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the Issue Date, if that default:
(a)    is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness (a “Payment Default”); or
(b)    results in the acceleration of such Indebtedness prior to its Stated Maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $75.0 million or more; provided, however, that if, prior to any acceleration of the Notes, (i) any such Payment Default is cured or waived, (ii) any such acceleration is rescinded, or (iii) such Indebtedness is repaid during the 10 Business Day period commencing upon the end of any applicable grace period for such Payment Default or the occurrence of such acceleration, as the case may be, any Default or Event of Default (but not any acceleration of the Notes) caused by such Payment Default or acceleration shall be automatically rescinded, so long as such rescission does not conflict with any judgment, decree or Applicable Law;
(7)    failure by the Parent or any of the Parent’s Restricted Subsidiaries that is a Significant Subsidiary, or any group of its Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary of the Parent, to pay final, non-appealable judgments (entered into by a court of competent jurisdiction) aggregating in excess of $75.0 million (to the extent not covered by insurance by a reputable and creditworthy insurer as to which the insurer has not disclaimed coverage), which judgments are not paid, discharged or stayed for a period of 60 days after the due date thereof;
(8)    except as permitted by this Indenture, any Notes Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Notes Guarantee, except in each case, by reason of the release of such Notes Guarantee in accordance with this Indenture;
(9) the Company, Finance Corp., the Parent any of the Parent’s Restricted Subsidiaries that is a Significant Subsidiary of the Parent or any group of Restricted Subsidiaries of the Parent that, taken together, would constitute a Significant Subsidiary of the Parent pursuant to or within the meaning of Bankruptcy Law:
(i)commences a voluntary case,
(ii)consents in writing to the entry of an order for relief against it in an involuntary case,
(iii)consents in writing to the appointment of a Custodian of it or for all or substantially all of its property,
(iv)makes a general assignment for the benefit of its creditors, or
(v)admits in writing it generally is not paying its debts as they become due; or
(10) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
(i)is for relief against the Company, Finance Corp., the Parent, any of the Parent’s Restricted Subsidiaries that is a Significant Subsidiary of the Parent or any group of Restricted Subsidiaries of the Parent that, taken together, would constitute a Significant Subsidiary of the Parent in an involuntary case;
(ii)appoints a Custodian of the Company, Finance Corp., the Parent, any of the Parent’s Restricted Subsidiaries that is a Significant Subsidiary of the Parent or any group of Restricted Subsidiaries of the Parent that, taken together, would constitute a Significant Subsidiary of the Parent or for all or substantially all of the property of the Parent, Finance Corp., any of the Parent’s Restricted Subsidiaries that is a Significant Subsidiary of the Parent or any group of Restricted Subsidiaries of the Parent, that, taken together, would constitute a Significant Subsidiary of the Parent; or
(iii)orders the liquidation of the Parent , Finance Corp., the Parent, any of the Parent’s Restricted Subsidiaries that is a Significant Subsidiary of the Parent or any group of Restricted Subsidiaries of the Parent that, taken together, would constitute a Significant Subsidiary of the Parent;

and the order or decree remains unstayed and in effect for 60 consecutive days.
(11)    (i) the Liens created by any Security Document shall at any time not constitute a valid and perfected Lien on any Collateral intended to be covered thereby with a fair market value, individually or in the aggregate, in excess of $25.0 million other than (A) in accordance with the terms of the Intercreditor Agreement, the Second Lien Pari Passu Intercreditor Agreement, Junior Lien Intercreditor Agreement (if any), the other relevant Security Documents and this Indenture, (B) the satisfaction in full of all Obligations under the Notes and the Notes Guarantees or (C) any loss of perfection that results from the failure of the Collateral Agent to maintain possession of certificates delivered to it representing securities pledged under the Security Documents, and which default continues for 30 days; (ii) the repudiation by any Issuer or any Guarantor in any pleading in any court of competent jurisdiction of any of its material obligations under the Security Documents or to file UCC continuation statements; or
(12)     any Issuer or Guarantor shall assert, in any pleading in any court of competent jurisdiction, that any security interest in any Security Document is invalid or unenforceable other than by reason of the termination of this Indenture or the release of any such Collateral in accordance with this Indenture.
In the case of an Event of Default arising specified in clause (9) or (10) of Section 6.01 occurs, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then-outstanding Notes may declare all the Notes to be due and payable immediately, by notice in writing to the Parent and, in the case of a notice by Holders, also to the Trustee, specifying the respective Event of Default and that it is a notice of acceleration.
Holders of the Notes may not enforce this Indenture or the Notes except as provided in this Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then-outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold notice of any continuing Default or Event of Default from Holders of the Notes if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal of, or interest or premium, if any, on, the Notes.
If the Notes are accelerated or otherwise become due prior to their Stated Maturity, in each case as a result of an Event of Default (including, but not limited to, an Event of Default specified in clause (9) or (10) of the definition of “Event of Default” (including the acceleration of any portion of the Indebtedness evidenced by the Notes by operation of law)), the amount that shall then be due and payable shall be equal to: (x) (i) 100% of the principal amount of the Notes then outstanding plus the Make Whole Premium in effect on the date of such acceleration or (ii) the applicable redemption price in effect on the date of such acceleration, as applicable, plus (y) accrued and unpaid interest to, but excluding, the date of such acceleration, in each case as if such acceleration were an optional redemption of the Notes so accelerated. Without limiting the generality of the foregoing, it is understood and agreed that if the Notes are accelerated or otherwise become due prior to their Stated Maturity, in each case, as a result of an Event of Default (including, but not limited to, an Event of Default specified in clause (9) or (10) of the definition of “Event of Default” (including the acceleration of any portion of the Indebtedness evidenced by the Notes by operation of law)), the Make Whole Premium or the amount by which the applicable redemption price exceeds the principal amount of the Notes (the “Redemption Price Premium”), as applicable, with respect to an optional redemption of the Notes shall also be due and payable as though the Notes had been optionally redeemed on the date of such acceleration and shall constitute part of the Obligations with respect to the Notes in view of the impracticability and difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of each Holder’s lost profits as a result thereof. If the Make Whole Premium or the Redemption Price Premium, as applicable, becomes due and payable, it shall be deemed to be principal of the Notes and interest shall accrue on the full principal amount of the Notes (including the Make Whole Premium or the Redemption Price Premium, as applicable) from and after the applicable triggering event, including in connection with an Event of Default specified in clause (9) or (10) of the definition of “Event of Default.” Any premium payable pursuant to this paragraph shall be presumed to be liquidated damages sustained by each Holder as the result of the acceleration of the Notes and the Issuers agree that it is reasonable under the circumstances currently existing. The premium shall also be payable in the event the Notes or this Indenture are satisfied, released or discharged through foreclosure, whether by judicial proceeding, deed in lieu of foreclosure or by any other means. EACH ISSUER AND EACH GUARANTOR EXPRESSLY WAIVES (TO THE FULLEST EXTENT THEY MAY LAWFULLY DO SO) THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING PREMIUM IN CONNECTION WITH ANY SUCH ACCELERATION. The Issuers expressly agree (to the fullest extent they may lawfully do so) that: (A) the premium is reasonable and is the product of an arm’s length transaction between sophisticated business entities ably represented by counsel; (B) the premium shall be payable notwithstanding the then prevailing market rates at the time acceleration occurs; (C) there has been a course of conduct between the Holders and the Issuers giving specific consideration in this transaction for such agreement to pay the premium; and (D) the Issuers shall be estopped hereafter from claiming differently than as agreed to in this paragraph. The Issuers expressly acknowledge that their agreement to pay the premium to the Holders as herein described is a material inducement to the Holders to purchase the Notes.
Section 6.02.Acceleration.
If any Event of Default occurs and is continuing, the Trustee, by notice to the Issuers, or the Holders of at least 25% in principal amount of the then outstanding Notes, by notice to the Issuers and the Trustee, may declare all the Notes to be due and payable immediately. Upon any such declaration, the Notes shall become due and payable immediately, together with all accrued and unpaid interest and premium, if any, thereon. Notwithstanding the preceding, if an Event of Default specified in clause (9) or (10) of Section 6.01 hereof occurs with respect to the Company, Finance Corp., the Parent, any of the Parent’s Restricted Subsidiaries that is a Significant Subsidiary of the Parent or any group of Restricted Subsidiaries of the Parent that, taken together, would constitute a Significant Subsidiary of the Parent, all outstanding Notes shall become due and payable without further action or notice, together with all accrued and unpaid interest and premium, if any, thereon. The Holders of a majority in principal amount of the then outstanding Notes by notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except with respect to nonpayment of principal, interest or premium, if any, that have become due solely because of the acceleration) have been cured or waived.
Section 6.03.Other Remedies.
If an Event of Default occurs and is continuing and is known to the Trustee, the Trustee may pursue any available remedy to collect the payment of principal of and premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.
The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.
Section 6.04.Waiver of Past Defaults.
Holders of a majority in principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of or premium, if any, or interest on the Notes. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.
Section 6.05.Control by Majority.
Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with Applicable Law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes (provided, however, that the Trustee shall not have an affirmative duty to determine whether any such direction is prejudicial to any other Holders of Notes) or that may involve the Trustee in personal liability.
Section 6.06.Limitation on Suits.
Subject to Section 6.07, a Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:
(a)the Holder of a Note gives to the Trustee written notice that an Event of Default is continuing;
(b)the Holders of at least 25% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

(c)such Holder or Holders offer and, if requested, provide to the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense;
(d)the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and
(e)during such 60-day period, Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with such request.
A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.
Section 6.07.Rights of Holders of Notes to Receive Payment.
Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal of and premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.
Section 6.08.Collection Suit by Trustee.
If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing and is actually known to the Trustee, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuers and the Guarantors for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, premium, if any, and interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
Section 6.09.Trustee May File Proofs of Claim.
The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Issuers (or any other obligor upon the Notes), their creditors or their property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
Section 6.10.Priorities.
If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:
First: to the Trustee and the Collateral Agent, their agents and attorneys for amounts due to them hereunder or under any other Note Document, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and Collateral Agent and the Trustee’s and Collateral Agent’s costs and expenses of collection;
Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and
Third: to the Issuers, the Guarantors or to such party as a court of competent jurisdiction shall direct.
The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.
Section 6.11.Undertaking for Costs.
In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.
ARTICLE 7
TRUSTEE
Section 1.01.Duties of Trustee.
(a)If an Event of Default has occurred and is continuing and is actually known to the Trustee, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

(b)Except during the continuance of an Event of Default:
(i)the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture or the Security Documents against the Trustee; and
(ii)in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture and the Security Documents. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture and the Security Documents.
(c)The Trustee may not be relieved from liabilities for its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct, except that:
(i)this paragraph does not limit the effect of paragraph (b) of this Section 7.01;
(ii)the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was grossly negligent in ascertaining the pertinent facts;
(iii)the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof; and
(iv)no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
(d)Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to this Section 7.01 and Section 7.02.
(e)The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with an Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
Section 7.02.Rights of Trustee.
(a)The Trustee may conclusively rely upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, judgment, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.
(b)Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.
(c)The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.
(d)The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.
(e)Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from an Issuer shall be sufficient if signed by an Officer of such Issuer.
(f)The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holder shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.
(g)The Trustee shall have no duty to inquire as to the performance of the Company’s covenants in Article 4 hereof. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except: (1) if and only if the Trustee is the Paying Agent, any Event of Default occurring pursuant to Section 6.01(1) or 6.01(2) hereof; or (2) any Default or Event of Default of which a Responsible Officer shall have received written notification or obtained actual knowledge.
(h)The permissive right of the Trustee to act hereunder shall not be construed as a duty.
(i)The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder and in its capacity as Trustee under any other agreement executed in connection with this Indenture to which the Trustee is a party.
(j)In no event shall the Trustee be responsible or liable for special, indirect, punitive, incidental or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(k)The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its control, including without limitation, any act or provision of any present or future law or regulation or governmental authority; acts of God; earthquakes; fires; floods; wars; terrorism; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority or governmental actions; or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility.
(l)Permissive rights of the Trustee to do things enumerated in this Indenture or in the Security Documents shall not be construed as a duty.
(m)Notwithstanding anything to the contrary in this Indenture or in any Security Document or any Intercreditor Agreement, in no event shall the Trustee be responsible for, or have any duty or obligation with respect to, the recording, filing, registering, perfection, protection or maintenance of the security interests or Liens intended to be created by this Indenture, the Security Documents or the Intercreditor Agreements (including without limitation the filing or continuation of any Uniform Commercial Code financing or continuation statements or similar documents or instruments), nor shall the Trustee be responsible for, or makes any representation regarding, the validity, effectiveness or priority of any of the Security Documents or the security interests or Liens intended to be created thereby.
(n)Any action taken, or omitted to be taken, by the Trustee in good faith pursuant to this Indenture upon the request or authority or consent of any person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding upon future holders of Notes and upon Notes executed and delivered in exchange therefor or in place thereof.
(o)The Trustee may request that the Issuers deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any Person authorized to sign an Officer’s Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.
(p)Neither the Trustee nor any of its directors, officers, employees, agents or affiliates shall be responsible for nor have any duty to monitor the performance or any action of the Issuers or any Guarantor, or any of their respective directors, members, officers, agents, affiliates or employees, nor shall it have any liability in connection with the malfeasance or nonfeasance by such party. The Trustee shall not be responsible for any inaccuracy in the information obtained from the Issuers or any Guarantor or for any inaccuracy or omission in the records which may result from such information or any failure by the Trustee to perform its duties as set forth herein as a result of any inaccuracy or incompleteness.
(q)The Trustee shall not be bound to make any investigation into (i) the performance of or compliance with any of the covenants or agreements set forth herein, (ii) the occurrence of any default, or the validity, enforceability, effectiveness or genuineness of this Indenture or any other agreement, instrument or document.

Section 7.03.Individual Rights of Trustee.
The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuers, any Guarantor or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest (as defined in the Trust Indenture Act) after a Default has occurred and is continuing, it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Section 7.10 hereof.
Section 7.04.Trustee’s Disclaimer.
The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Notes or the Security Documents it shall not be accountable for either Issuer’s use of the proceeds from the Notes or any money paid to an Issuer or upon either Issuer’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.
Section 7.05.Notice of Defaults.
If a Default or Event of Default occurs and is continuing and if it is actually known to the Trustee, the Trustee shall send to Holders of Notes a notice of the Default or Event of Default within 90 days after the Trustee has obtained actual knowledge of such Default or Event of Default. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a Responsible Officer in good faith determines that withholding the notice is in the interests of the Holders of the Notes.
Section 7.06.[Reserved].
Section 7.07.Compensation and Indemnity.
The Issuers shall pay to the Trustee and the Collateral Agent from time to time such reasonable compensation as the Issuers and the Trustee or the Collateral Agent may agree in writing for the Trustee’s or the Collateral Agent’s, as applicable, acceptance of this Indenture and services hereunder. Neither the Trustee’s compensation nor the Collateral Agent’s compensation shall be limited by any law on compensation of a trustee of an express trust. The Issuers shall reimburse the Trustee and the Collateral Agent promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s or the Collateral Agent’s agents and counsel.
The Issuers and the Guarantors shall indemnify the Trustee and the Collateral Agent, jointly and severally, against any and all losses, liabilities, actions, suits or proceedings at law or in equity and any other expenses, fees or charges of any nature or character incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including reasonable out-of-pocket attorneys’ fees and including the costs and expenses of enforcing this Indenture against the Issuers and the Guarantors (including this Section 7.07) and defending itself against any claim (whether asserted by an Issuer, any Guarantor or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its gross negligence or willful misconduct. The Trustee or the Collateral Agent, as applicable, shall notify the Issuers and the Guarantors promptly of any third party claim for which it may seek indemnity. Failure by the Trustee or the Collateral Agent, as applicable, to so notify the Issuers and the Guarantors shall not relieve the Issuers or the Guarantors of their obligations hereunder. The Issuers and the Guarantors shall defend the claim and the Trustee or the Collateral Agent, as applicable, shall cooperate in the defense. The Trustee and the Collateral Agent may have separate counsel and the Issuers and the Guarantors shall pay the reasonable out-of-pocket fees and expenses of such counsel. The Issuers and the Guarantors need not pay for any settlement made without their consent, which consent shall not be unreasonably withheld, conditioned or delayed. Neither the Issuers nor the Guarantors need reimburse the Trustee or the Collateral Agent for any expense or indemnity against any liability or loss of the Trustee or the Collateral Agent to the extent such expense, liability or loss is attributable to the gross negligence or willful misconduct of the Trustee or the Collateral Agent, as applicable.
The obligations of the Issuers and the Guarantors under this Section 7.07 shall survive the satisfaction and discharge of this Indenture, the repayment of the Notes and the resignation or removal of the Trustee and the Collateral Agent.
To secure the Issuers’ and the Guarantors’ payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.
When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(9) or (10) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute administrative expenses for purposes of priority under any Bankruptcy Law.
Section 7.08.Replacement of Trustee.
A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.
The Trustee may resign in writing upon 30 days’ notice at any time and be discharged from the trust hereby created by so notifying the Issuers. The Holders of Notes of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuers in writing prior to the requested date of removal and may appoint a successor trustee with the consent of the Issuers. The Issuers may remove the Trustee if:
(a)the Trustee fails to comply with Section 7.10 hereof;

(b)the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;
(c)a receiver, Custodian or public officer takes charge of the Trustee or its property; or
(d)the Trustee becomes otherwise incapable of acting.
If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuers shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuers.
If a successor Trustee does not take office within 30 days after the retiring or removed Trustee resigns or is removed, the retiring or removed Trustee (at the expense of the Issuers), the Issuers or the Holders of Notes of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.
If the Trustee, after written request by any Holder of a Note who has been a Holder of a Note for at least six months, fails to comply with Section 7.10 hereof, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Thereupon, the resignation or removal of the retiring or removed Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuers’ and the Guarantors’ obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.
Section 7.09.Successor Trustee or Collateral Agent by Merger, etc.
If the Trustee or the Collateral Agent consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee or the successor Collateral Agent, as applicable; provided, however, that in the case of a transfer of all or substantially all of its corporate trust business to another corporation, the transferee corporation expressly assumes all of the Trustee’s or the Collateral Agent’s (as applicable) liabilities hereunder. As soon as practicable, the successor Trustee or the successor Collateral Agent, as applicable, shall mail a notice of its succession to the Issuers and the Holders of the Notes.

Section 7.10.Eligibility; Disqualification.
There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition.
Section 7.11.[Reserved].
ARTICLE 8
LEGAL DEFEASANCE AND COVENANT DEFEASANCE
Section 1.01.Option to Effect Legal Defeasance or Covenant Defeasance.
The Issuers may, at the option of their respective Boards of Directors evidenced by a resolution set forth in an Officers’ Certificate, at any time, exercise their rights under either Section 8.02 or 8.03 hereof with respect to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.
Section 8.02.Legal Defeasance and Discharge.
Upon the Issuers’ exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Issuers shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have discharged their obligations with respect to all outstanding Notes, and each Guarantor shall be deemed to have discharged its obligations with respect to its Notes Guarantee, on the date the conditions set forth in Section 8.04 below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuers shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, and each Guarantor shall be deemed to have paid and discharged its Notes Guarantee (which in each case shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below) and to have satisfied all its other obligations under such Notes or Notes Guarantee and this Indenture (and the Trustee, on demand of and at the expense of the Issuers, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due (including amounts due in respect of a Make-Whole Premium Deficit), (b) the Issuers’ obligations with respect to such Notes under Sections 2.03, 2.04, 2.06, 2.07, 2.10 and 4.02 hereof, (c) the rights, powers, trusts, duties, indemnities and immunities of the Trustee hereunder and the Issuers’ and the Guarantors’ obligations in connection therewith and (d) the Legal Defeasance provisions of this Article 8. Subject to compliance with this Article 8, the Issuers may exercise their option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

If the Issuers exercise their Legal Defeasance option, each Guarantor will be released and relieved of any obligations under its Notes Guarantee, and any security for the Notes (other than the trust) will be released.
Section 8.03.Covenant Defeasance.
Upon the Issuers’ exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Issuers shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from their obligations under the covenants contained in Article 4 (other than those in Sections 4.01, 4.02, 4.06 and 4.14), in clause (4) of Section 5.01 hereof and in any covenant added to this Indenture subsequent to the date hereof pursuant to Section 9.01 hereof, on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder. For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Issuers and any Guarantor may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Issuers’ exercise under Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(6) through 6.01(8) hereof shall not constitute Events of Default.
If the Issuers exercise their Covenant Defeasance option, each Guarantor will be released and relieved of any obligations under its Notes Guarantee and any security for the Notes (other than the trust) will be released.
Section 8.04.Conditions to Legal or Covenant Defeasance.
In order to exercise either Legal Defeasance or Covenant Defeasance:
(a)the Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, and interest and premium, if any, on, the outstanding Notes on the date of fixed maturity or on the applicable redemption date, as the case may be, and the Issuers must specify whether the Notes are being defeased to the date of fixed maturity or to a particular redemption date; provided that if such redemption is made as provided in Section 3.07(c) (x) the amount of cash in U.S. dollars, non-callable Government Securities, or a combination thereof, that must be irrevocably deposited will be determined using an assumed Make Whole Premium calculated as of the date of such deposit and (y) the depositor must irrevocably deposit or cause to be deposited additional money in trust on the redemption date as necessary to pay the Make

Whole Premium as determined on such date (such additional money, a “Make Whole Premium Deficit”). Any Make Whole Premium Deficit will be set forth in an Officers’ Certificate delivered to the Trustee at least two Business Days prior to the redemption date that confirms that such Make Whole Premium Deficit will be applied toward such redemption, as the case may be, and the Issuers must specify whether the Notes are being defeased to maturity or to a particular redemption date; provided that the Trustee shall have no liability whatsoever in the event that such Make Whole Premium Deficit is not in fact paid after any legal defeasance or covenant defeasance and that any Make Whole Premium Deficit will be set forth in an Officers’ Certificate delivered to the Trustee simultaneously with the deposit of such Make Whole Premium Deficit that confirms that such Make Whole Premium Deficit will be applied toward such payment or redemption;
(b)in the case of Legal Defeasance, the Issuers must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that:
(c)the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling; or
(d)since the Issue Date, there has been a change in the applicable federal income tax law,
(e)in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
(f)in the case of Covenant Defeasance, the Issuers must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
(g)no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and any similar deposit relating to other Indebtedness, and, in each case, the granting of Liens to secure such borrowings);
(h)such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Parent or any of its Subsidiaries is a party or by which the Parent or any of its Subsidiaries is bound (other than with respect to the borrowing of funds to be applied concurrently to make such deposit and any similar concurrent deposit relating to other Indebtedness and, in each case, the granting of Liens to secure such borrowings);
(i)the Issuers must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuers with the intent of preferring the Holders of Notes over the other creditors of the Issuers with the intent of defeating, hindering, delaying or defrauding creditors of the Issuers or others; and
(j)the Issuers must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.
Section 8.05.Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.
Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee pursuant to Section 8.04 or 8.08 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Parent or any of its Subsidiaries acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.
The Issuers shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 or 8.08 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.
Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuers from time to time upon the written request of the Issuers any money or non-callable Government Securities held by it as provided in Section 8.04 or 8.08 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance, Covenant Defeasance or Discharge, as the case may be.
Section 8.06.Repayment to Issuers.
Subject to applicable escheat and abandoned property laws, any money or non-callable Government Securities deposited with the Trustee or any Paying Agent, or then held by an Issuer, in trust for the payment of the principal of or premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, premium, or interest has become due and payable shall be paid to the Issuers on their written request or (if then held by an Issuer) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured creditor, look only to the Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money or non-callable Government Securities, and all liability of the Issuers as trustee thereof, shall thereupon cease.

Section 8.07.Reinstatement.
If the Trustee or Paying Agent is unable to apply any money or non-callable Government Securities in accordance with Section 8.05 hereof, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuers’ obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.05 hereof; provided, however, that, if an Issuer makes any payment of principal of or premium, if any, or interest on any Note following the reinstatement of its obligations, such Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.
Section 8.08.Discharge.
This Indenture shall be satisfied and discharged and shall cease to be of further effect as to all Notes issued hereunder (except for (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in clause (b) of this Section 8.08, and as more fully set forth in such clause (b), payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (b) the Issuers’ obligations with respect to such Notes under Sections 2.03, 2.04, 2.06, 2.07, 2.10 and 4.02 hereof and (c) the rights, powers, trusts, duties, indemnities and immunities of the Trustee hereunder and the Issuers’ obligations in connection therewith), when:
(i)either:
(a)all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Issuers, have been delivered to the Trustee for cancellation; or
(b)all Notes that have not been delivered to the Trustee for cancellation have become due and payable or will become due and payable within one year by reason of the mailing of a notice of redemption or otherwise, and the Issuers or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium, if any, and accrued and unpaid interest to the date of fixed maturity or redemption; provided that if such redemption is made as provided in Section 3.07(c), (x) the amount of cash in U.S. dollars, non-callable Government Securities, or a combination thereof, that must be irrevocably deposited will be determined using an assumed Make Whole Premium calculated as of the date of such deposit (as determined in good faith by the Company) and (y) the depositor must irrevocably deposit or cause to be deposited additional money in trust on the redemption date as necessary to pay the Make Whole Premium as determined by such date;
(ii)no Default or Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and any similar deposit relating to other Indebtedness, and, in each case, the granting of Liens to secure such borrowings) and the deposit will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which Parent, the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound (other than the borrowing of funds to be applied concurrently to make the deposit required to effect such satisfaction and discharge and any similar concurrent deposit relating to other Indebtedness, and in each case the granting of Liens to secure such borrowings);
(iii)the Issuers or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture;
(iv)the Issuers have delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at fixed maturity or the redemption date, as the case may be; and
(v)the Issuers have delivered an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge of this Indenture (“Discharge”) have been satisfied.
ARTICLE 9
AMENDMENT, SUPPLEMENT AND WAIVER
Section 1.01.Without Consent of Holders of Notes.
Notwithstanding Section 9.02 of this Indenture, the Issuers, the Guarantors and the Trustee and Collateral Agent may amend or supplement this Indenture, the Notes Guarantees, the Security Documents or the Notes without the consent of any Holder of a Note:
(i)to cure any ambiguity, defect or inconsistency;
(ii)to provide for uncertificated Notes in addition to or in place of certificated Notes;
(iii)to provide for the assumption of an Issuer’s or a Guarantor’s obligations to Holders and Notes Guarantees and under the Security Documents in the case of a merger or consolidation or sale of all or substantially all of such Issuer’s or Guarantor’s properties or assets, as applicable;
(iv)to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under this Indenture of any Holder;

(v)at the Issuers’ election, to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act, if such qualification is required;
(vi)to conform the text of this Indenture, the Notes or the Security Documents (as evidenced by an Officers’ Certificate) to any provision of the Description of Notes in the final offering memorandum relating to the offering of the Initial Notes to the extent that such provision was intended to be a verbatim recitation of a provision of this Indenture, the Notes, the Security Documents or the Notes Guarantees, as applicable, as evidenced in an Officers’ Certificate delivered to the Trustee;
(vii)to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture as of the Issue Date;
(viii)to make, complete or confirm any grant of Collateral permitted or required by this Indenture or the Security Documents or any release, termination or discharge of Collateral that becomes effective as set forth in this Indenture or any of the Security Documents;
(ix)to add any additional Guarantor or to evidence the release of any Guarantor from its Notes Guarantee, in each case as provided in this Indenture;
(x)to evidence or provide for the acceptance of appointment under this Indenture of a successor Trustee or a successor Collateral Agent;
(xi)grant any Lien for the benefit of the holders of any future Second Lien Indebtedness, First Lien Indebtedness, or Junior Lien Indebtedness in accordance with and as permitted by the terms of this Indenture, the Intercreditor Agreement, the Second Lien Pari Passu Intercreditor Agreement and the Junior Lien Intercreditor Agreement (if any);
(xii)add additional secured parties to the Intercreditor Agreement, the Second Lien Pari Passu Intercreditor Agreement and the Junior Lien Intercreditor Agreement (if any) to the extent Liens securing obligations held by such parties are permitted under this Indenture;
(xiii)mortgage, pledge, hypothecate or grant a security interest in favor of the Collateral Agent for the benefit of the Trustee and the Holders as additional security for the payment and performance of the Issuers’ and any Guarantor’s obligations under this Indenture, in any property, or assets, including any of which are required to be mortgaged, pledged or hypothecated, or in which a security interest is required to be granted to the Trustee or the Collateral Agent in accordance with the terms of this Indenture or otherwise; or
(xiv)provide for the succession of any parties to (and other amendments that are administrative or ministerial in nature) the Intercreditor Agreement, the Second Lien Pari Passu Intercreditor Agreement, the Junior Lien Intercreditor Agreement (if any) and the other Security Documents in connection with an amendment, renewal, extension, substitution, refinancing, restructuring, replacement, supplementing or other modification from time to time of any agreement in accordance with the terms of this Indenture, the Intercreditor Agreement, the Second Lien Pari Passu Intercreditor Agreement, the Junior Lien Intercreditor Agreement (if any), and the other relevant Security Documents.
In addition, the Holders will be deemed to have consented for purposes of the Junior Lien Intercreditor Agreement (if any) and the other Security Documents to any of the following amendments, waivers and other modifications to the Junior Lien Intercreditor Agreement and the other Security Documents:
(1)    (A) to add other parties (or any authorized agent thereof or trustee therefor) holding Second Lien Indebtedness that are incurred in compliance with the ABL Credit Agreement and the Note Documents and (B) to establish that the Liens on any Collateral securing such Second Lien Indebtedness shall rank equally with the Liens on such Collateral securing the obligations under this Indenture, the Notes and the Notes Guarantees, and any other then existing Second Lien Indebtedness;
(2)    (A) to add other parties (or any authorized agent thereof or trustee therefor) holding First Lien Indebtedness that is incurred in compliance with the ABL Credit Agreement and the Note Documents, and (B) to establish that the Liens on any Collateral securing such First Lien Indebtedness shall rank equally with the Liens on such Collateral securing the New ABL Facility and senior to the Liens securing any Second Lien Obligations and Junior Lien Indebtedness, all on the terms provided for in the Intercreditor Agreement in effect immediately prior to such amendment; and
(3)    (A) to add other parties (or any authorized agent thereof or trustee therefor) holding Junior Lien Indebtedness that is incurred in compliance with the ABL Credit Agreement and the Note Documents, and (B) to establish that the Liens on any Collateral securing such Junior Lien Indebtedness shall rank junior to the Liens on such Collateral securing the New ABL Facility and the Second Lien Obligations, all on the terms provided for in the Intercreditor Agreement and Junior Lien Intercreditor Agreement (if any), if applicable.
Any such additional party, each First Lien Representative, the Trustee and the Collateral Agent shall be entitled to rely upon an Officers’ Certificate certifying that such Second Lien Indebtedness, First Lien Indebtedness or Junior Lien Indebtedness, as the case may be, was issued or borrowed in compliance with the ABL Credit Agreement and the Note Documents, and no Opinion of Counsel shall be required in connection therewith.
The consent of the Holders is not necessary under this Indenture to approve the particular form of any proposed amendment, supplement or waiver. It is sufficient if such consent approves the substance of the proposed amendment, supplement or waiver.
Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee shall join with the Issuers and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.
In executing an amendment, waiver or supplement to any of the Note Documents, the Trustee or the Collateral Agent, as applicable, shall be entitled to receive and fully protected in replying upon an Officers’ Certificate and an Opinion of Counsel stating that all covenants and conditions precedent to such amendment, waiver or supplement have been satisfied (or will be satisfied concurrently with the delivery of such documents) and, in the case of such Officers’ Certificate, that such amendment, waiver or supplement is authorized or permitted by this Indenture and the other Note Documents, as applicable.
Section 9.02.With Consent of Holders of Notes.
Except as provided above in Section 9.01 and below in this Section 9.02, the Issuers, the Guarantors and the Trustee and Collateral Agent may amend or supplement this Indenture, the Notes Guarantees and the Security Documents (subject to compliance with the Intercreditor Agreement), and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default or compliance with any provision of this Indenture, the Notes, the Notes Guarantees and the Security Documents may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a purchase of, tender offer or exchange offer for Notes). However, without the consent of each Holder affected, an amendment, supplement or waiver may not (with respect to any Notes held by a non-consenting Holder):
(a)reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;
(b)reduce the principal of or change the fixed maturity of any Note or alter or waive any of the provisions with respect to the redemption of the Notes; provided, however, that any purchase or repurchase of Notes, including pursuant to Section 3.09, Section 4.10, Section 4.15 or Section 4.16, shall not be deemed a redemption of the Notes;
(c)reduce the rate of or change the time for payment of interest, including default interest, on any Note;
(d)waive a Default or Event of Default in the payment of principal of, or interest or premium on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then-outstanding Notes and a waiver of the Payment Default that resulted from such acceleration);
(e)make any Note payable in currency other than that stated in the Notes;

(f)make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of, or interest or premium on the Notes (other than as permitted in clause (g) below);
(g)waive a redemption payment with respect to any Note; provided, however, that any purchase or repurchase of Notes, including pursuant to Section 3.09, Section 4.10, Section 4.15 or Section 4.16, shall not be deemed a redemption of the Notes;
(h)release any Guarantor from any of its obligations under its Notes Guarantee or this Indenture, except in accordance with the terms of this Indenture; or
(i)make any change in the preceding amendment, supplement and waiver provisions.
In addition, without the consent of the Holders of at least 66 2/3% of the aggregate principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), no amendment, supplement or waiver may amend any of the Security Documents or this Indenture if such amendment, supplement or waiver has the effect of releasing all or substantially all of the Collateral from the Liens of this Indenture or any Security Document. Upon the request of the Issuers accompanied by Board Resolutions authorizing their execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.05 hereof, the Trustee shall join with the Issuers and the Guarantors in the execution of such amended or supplemental indenture, unless such amended or supplemental indenture affects the Trustee’s own rights, duties, liabilities or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.
It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.
After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver.
Section 9.03.[Reserved].
Section 9.04.Effect of Consents.
After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (a) through (i) of Section 9.02, in which case, the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same indebtedness as the consenting Holder’s Note.

Section 9.05.Notation on or Exchange of Notes.
The Issuers, or the Trustee, at the direction of the Issuers, may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuers, in exchange for all Notes, may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.
Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.
Section 9.06.Trustee and Collateral Agent to Sign Amendments, etc.
The Trustee and the Collateral Agent, as applicable, shall sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee or the Collateral Agent, as applicable. In executing any amended or supplemental indenture, the Trustee or the Collateral Agent, as applicable, shall be entitled to receive and (subject to Section 7.01) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture and that all conditions precedent are satisfied.
ARTICLE 10
GUARANTEES OF NOTES
Section 10.01.Guarantees.
Subject to this Article 10, each of the Guarantors hereby, jointly and severally, fully and unconditionally guarantees, on a senior secured basis, to each Holder of a Note authenticated and delivered by the Trustee and to each of the Collateral Agent and the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes held thereby and the Obligations of the Issuers hereunder and thereunder, that: (a) the principal of, premium, if any, and interest on the Notes will be promptly paid in full when due, subject to any applicable grace period, whether at Stated Maturity, by acceleration, upon repurchase or redemption or otherwise, and interest on the overdue principal of, premium, if any (to the extent permitted by law) and interest on the Notes, and all other payment Obligations of the Issuers to the Holders, the Collateral Agent or the Trustee hereunder or thereunder will be promptly paid in full and performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at Stated Maturity, by acceleration, upon repurchase or redemption or otherwise. Failing payment when so due of any amount so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. An Event of Default under this Indenture or the Notes shall constitute an event of default under the Notes Guarantees, and shall entitle the Holders to accelerate the obligations of the Guarantors hereunder in the same manner and to the same extent as the Obligations of the Issuers.

The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against an Issuer, any action to enforce the same or any other circumstance (other than complete performance) which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor further, to the extent permitted by law, hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of an Issuer, any right to require a proceeding first against an Issuer, protest, notice and all demands whatsoever and covenants that its Notes Guarantee will not be discharged except by complete performance of the Obligations contained in the Notes and this Indenture.
If any Holder, the Collateral Agent or the Trustee is required by any court or otherwise to return to an Issuer, the Guarantors, or any Custodian, the Collateral Agent, the Trustee or other similar official acting in relation to any of the Issuers or the Guarantors, any amount paid by an Issuer or any Guarantor to the Collateral Agent, the Trustee or such Holder, the Notes Guarantees, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor agrees that it shall not be entitled to, and hereby waives, any right of subrogation in relation to the Holders in respect of any Obligations guaranteed hereby.
Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders the Collateral Agent and the Trustee, on the other hand, (a) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of its Notes Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed thereby, and (b) in the event of any declaration of acceleration of such Obligations as provided in Article 6 hereof, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purpose of its Notes Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Notes Guarantees.
Section 10.02.Subsidiary Guarantors May Consolidate, etc., on Certain Terms.
(a)A Subsidiary Guarantor may not sell or otherwise dispose of all or substantially all of its properties or assets to, or consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person), another Person, other than the Parent, the Company or another Subsidiary Guarantor, unless:
(1)    immediately after giving effect to such transaction, no Default or Event of Default exists; and
(2)    either:
(a)    the Person acquiring the properties or assets in any such sale or other disposition or the Person formed by or surviving any such consolidation or merger (if other than the Subsidiary Guarantor), unconditionally assumes, by supplemental indenture, executed and delivered to the Trustee and substantially in the form of Exhibit D hereto and such joinders or amendments as may be required under the Security Documents, as applicable, all the obligations of that Subsidiary Guarantor under the Notes, this Indenture, its Notes Guarantee, the Intercreditor Agreement, the Second Lien Pari Passu Intercreditor Agreement, the Junior Lien Intercreditor Agreement (if any) and the other Security Documents and, to the extent any assets of the Person which is merged or consolidated with or into such Subsidiary Guarantor are assets of the type which would constitute Collateral under the Security Documents, such Subsidiary Guarantor or the Person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made, as applicable, will take such action, if any, as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the applicable Security Documents in the manner and to the extent required in this Indenture, the Junior Lien Intercreditor Agreement (if any) and the applicable Security Documents and shall take all reasonably necessary action so that such Lien is perfected to the extent required by this Indenture, the Junior Lien Intercreditor Agreement (if any) and the other applicable Security Documents; or
(b)    such sale or other disposition does not violate Section 4.10.
Section 10.03.Releases of Notes Guarantees.
The Note Guarantee of a Subsidiary Guarantor shall be automatically released:
(1) in connection with any sale or other disposition of all or substantially all of the properties or assets of that Subsidiary Guarantor (by way of merger, consolidation or otherwise) to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary of the Parent, if the sale or other disposition does not violate Section 4.10;
(2)    in connection with any sale or other disposition of the Capital Stock of that Subsidiary Guarantor (by way of merger, consolidation or otherwise) to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary, if the sale or other disposition does not violate Section 4.10 and the Subsidiary Guarantor ceases to be a Restricted Subsidiary as a result of such sale or other disposition;
(3)    if the Parent designates such Subsidiary Guarantor to be an Unrestricted Subsidiary in accordance with Section 4.20;
(4)    upon Legal Defeasance or Covenant Defeasance or Discharge in accordance with Article 8;
(5)    upon the liquidation or dissolution of such Subsidiary Guarantor, provided no Default or Event of Default occurs as a result thereof or has occurred and is continuing;
(6)    upon such Subsidiary Guarantor consolidating with, merging into or transferring all of its properties or assets to the Parent or another Subsidiary Guarantor, and as a result of, or in connection with, such transaction such Subsidiary Guarantor dissolves or otherwise ceases to exist; or

(7)     at such time as such Subsidiary Guarantor is no longer required to be a Subsidiary Guarantor pursuant to the provisions of Section 4.13.
Upon delivery by the Company to the Trustee and the Collateral Agent of an Officers’ Certificate to the effect that any of the conditions described in the foregoing clauses (1) – (7) has occurred, the Trustee or the Collateral Agent, as applicable, shall execute any documents reasonably requested by the Company in order to evidence the release of any Subsidiary Guarantor from its obligations under its Note Guarantee. Any Subsidiary Guarantor not released from its obligations under its Note Guarantee shall remain liable for the full amount of principal of, premium, if any, and interest on the Notes and for the other obligations of such Subsidiary Guarantor under this Indenture as provided in this Article 10.
Section 10.04.Limitation on Subsidiary Guarantor Liability.
The obligations of each Subsidiary Guarantor under its Note Guarantee will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Note Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such Subsidiary Guarantor under its Note Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law and not otherwise being void or voidable under any similar laws affecting the rights of creditors generally.

ARTICLE 11
COLLATERAL SECURITY
Section 11.01.Collateral Agent
(a)The Issuers and the Guarantors hereby appoint Regions Bank to act as Collateral Agent, and each Holder, by its acceptance of any Notes and the Notes Guarantees thereof, irrevocably consents and agrees to such appointment. The Collateral Agent shall have the privileges, powers and immunities as set forth in this Indenture and the other Security Documents. Notwithstanding any provision to the contrary contained elsewhere in this Indenture or the other Security Documents, the duties of the Collateral Agent shall be ministerial and administrative in nature, and the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein and in the other Security Documents to which the Collateral Agent is a party, nor shall the Collateral Agent have or be deemed to have any trust or other fiduciary relationship with the Trustee, any Holder, the Issuers or any Guarantor, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Indenture or the other Security Documents or otherwise exist against the Collateral Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Indenture with reference to the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. The Issuers and the

Guarantors hereby agree that the Collateral Agent shall hold the Collateral on behalf of and for the benefit of all of the Holders, the Trustee and the Collateral Agent, in each case pursuant to the terms of the Security Documents, and the Collateral Agent and the Trustee are hereby directed and authorized by the Holders to execute and deliver the Intercreditor Agreements and the other Security Documents, as applicable. The Collateral Agent shall have no liability for any action taken, or errors in judgment made, in good faith by it or any of its officers, employees or agents, unless it shall have acted with willful misconduct or been grossly negligent in ascertaining the pertinent facts.
(b)In each case that the Collateral Agent may or is required hereunder or under any Security Document or any Intercreditor Agreement to take any action (an “Action”), including without limitation to make any determination, to give consents, to exercise rights, powers or remedies, to release or sell Collateral or otherwise to act hereunder or under any Security Document or any Intercreditor Agreement, the Collateral Agent may seek direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes. The Collateral Agent shall not be liable with respect to any Action taken or omitted to be taken by it in accordance with the direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes other than its willful misconduct or gross negligence in carrying out such direction. If the Collateral Agent shall request direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes with respect to any Action, the Collateral Agent shall be entitled to refrain from such Action unless and until the Collateral Agent shall have received direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes, and the Collateral Agent shall not incur liability to any Person by reason of so refraining.
(c)The Collateral Agent shall be fully justified in failing or refusing to take any Action unless it shall first receive such advice or concurrence of the Trustee or the Holders of a majority in aggregate principal amount of the Notes as it determines and, if it so requests, it shall first be indemnified to its satisfaction by the Holders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such Action. Except as otherwise provided in the Security Documents, the Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Indenture, the other Security Documents or the Intercreditor Agreements in accordance with a request, direction, instruction or consent of the Trustee or the Holders of a majority in aggregate principal amount of the then outstanding Notes and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Holders.
(d)The Collateral Agent shall take such action with respect to such Default or Event of Default as may be requested by the Trustee in accordance with Article 6 or the Holders of a majority in aggregate principal amount of the Notes (subject to this Section 11.01), subject to the terms of the Security Documents.
(e)The Collateral Agent may resign at any time by notice to the Trustee and the Company, such resignation to be effective upon the acceptance of a successor agent to its appointment as Collateral Agent. The Collateral Agent may be removed by the Company at any time, upon thirty days written notice to the Collateral Agent. If the Collateral Agent resigns or is removed under this Indenture, the Company shall appoint a successor collateral agent. If no successor collateral agent is appointed and has accepted such appointment within 30 days after the Collateral Agent gave notice of resignation or was removed, the retiring Collateral Agent may (at the expense of the Company), at its option, appoint a successor Collateral Agent or petition a court of competent jurisdiction for the appointment of a successor. Upon the acceptance of its appointment as successor collateral agent hereunder, such successor collateral agent shall succeed to all the rights, powers and duties of the retiring Collateral Agent, and the term “Collateral Agent” shall mean such successor collateral agent, and the retiring or removed Collateral Agent’s appointment, powers and duties as the Collateral Agent shall be terminated. After the retiring Collateral Agent’s resignation or removal hereunder, the provisions of this Section 11.01 (and Section 7.08) shall continue to inure to its benefit and the retiring or removed Collateral Agent shall not by reason of such resignation or removal be deemed to be released from liability as to any actions taken or omitted to be taken by it while it was the Collateral Agent under this Indenture.
(f)Except as otherwise explicitly provided herein or in the Security Documents or the Intercreditor Agreements, neither the Collateral Agent nor any of its respective officers, directors, employees or agents or other related Persons shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Collateral Agent nor any of its officers, directors, employees or agents shall be responsible for any act or failure to act hereunder, except for its own gross negligence or willful misconduct.
(g)The Collateral Agent may act through attorneys or agents and shall not be responsible for the acts or omissions of any such attorney or agent appointed with due care.
(h)If at any time or times the Trustee shall receive (i) by payment, foreclosure, set-off or otherwise, any proceeds of Collateral or any payments with respect to the Obligations arising under, or relating to, this Indenture, except for any such proceeds or payments received by the Trustee from the Collateral Agent pursuant to the terms of this Indenture, or (ii) payments from the Collateral Agent in excess of the amount required to be paid to the Trustee pursuant to Article 7, the Trustee shall promptly turn the same over to the Collateral Agent, in kind, and with such endorsements as may be required to negotiate the same to the Collateral Agent such proceeds to be applied by the Collateral Agent pursuant to the terms of this Indenture, the other Security Documents and the Intercreditor Agreements.
(i)The Collateral Agent is each Holder’s agent for the purpose of perfecting the Holders’ security interest in assets which, in accordance with Article 9 of the Uniform Commercial Code can be perfected only by possession. Should the Trustee obtain possession of any such Collateral, upon request from the Company, the Trustee shall notify the Collateral Agent thereof and promptly shall deliver such Collateral to the Collateral Agent or otherwise deal with such Collateral in accordance with the Collateral Agent’s instructions.
(j)Neither the Trustee nor the Collateral Agent shall have any obligation whatsoever to the Trustee or any of the Holders to assure that the Collateral exists or is owned by any

Grantor or is cared for, protected, or insured or has been encumbered, or that the Collateral Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, maintained or enforced or are entitled to any particular priority, or to determine whether all of the Grantors’ property constituting collateral intended to be subject to the Lien and security interest of the Security Documents has been properly and completely listed or delivered, as the case may be, or the value, genuineness, validity, ownership, marketability or sufficiency thereof or title thereto, or to exercise at all or in any particular manner or under any duty of care, disclosure, or fidelity, or to continue exercising, any of the rights, authorities, and powers granted or available to the Collateral Agent pursuant to this Indenture, any Security Document or the Intercreditor Agreements other than pursuant to the instructions of the Trustee or the Holders of a majority in aggregate principal amount of the then outstanding Notes or as otherwise provided in the Security Documents.
(k)Notwithstanding anything to the contrary contained in this Indenture, the Intercreditor Agreements or the other Security Documents, in the event the Collateral Agent is entitled or required to commence an action to foreclose or otherwise exercise its remedies to acquire control or possession of the Collateral, the Collateral Agent shall not be required to commence any such action or exercise any remedy or to inspect or conduct any studies of any property under the mortgages or take any such other action if the Collateral Agent has determined that the Collateral Agent may incur personal liability as a result of the presence at, or release on or from, the Collateral or such property, of any hazardous substances. The Collateral Agent shall at any time be entitled to cease taking any action described in this clause if it no longer reasonably deems any indemnity, security or undertaking from the Company or the Holders to be sufficient.
(l)The Collateral Agent shall not be liable for any action taken or omitted to be taken by it in connection with this Indenture, the Intercreditor Agreements and the other Security Documents or instrument referred to herein or therein, except to the extent that any of the foregoing are found by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from its own gross negligence or willful misconduct.
(m)The Collateral Agent may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties, not only as to due execution, validity and effectiveness, but also as to the truth and accuracy of any information contained therein.
(n)The Collateral Agent shall not be charged with knowledge of (i) any events or other information, or (ii) any Default under this Indenture or any Security Document unless a Responsible Officer of the Collateral Agent shall have actual knowledge thereof.
(o)The Collateral Agent shall exercise reasonable care in the custody of any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon. The Collateral Agent shall be deemed to have exercised reasonably care in the custody of Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords similar property held for its own benefit and shall not be liable or responsible for any loss or diminution in value of any of the Collateral, including, without limitation, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Collateral Agent in good faith. The Collateral Agent shall be permitted to use overnight carriers to transmit possessory collateral and shall not be liable for any items lost or damaged in transit.
(p)The parties hereto and the Holders hereby agree and acknowledge that neither the Collateral Agent nor the Trustee shall assume, be responsible for or otherwise be obligated for any liabilities, claims, causes of action, suits, losses, allegations, requests, demands, penalties, fines, settlements, damages (including foreseeable and unforeseeable), judgments, expenses and costs (including but not limited to, any remediation, corrective action, response, removal or remedial action, or investigation, operations and maintenance or monitoring costs, for personal injury or property damages, real or personal) of any kind whatsoever, pursuant to any environmental law as a result of this Indenture, the Intercreditor Agreements, the other Security Documents or any actions taken pursuant hereto or thereto. Further, the parties hereto and the Holders hereby agree and acknowledge that in the exercise of its rights under this Indenture, the Intercreditor Agreements and the other Security Documents, the Collateral Agent or the Trustee may hold or obtain indicia of ownership primarily to protect the security interest of the Collateral Agent or the Trustee in the Collateral and that any such actions taken by the Collateral Agent or the Trustee shall not be construed as or otherwise constitute any participation in the management of such Collateral. In the event that the Collateral Agent or the Trustee is required to acquire title to an asset for any reason, or take any managerial action of any kind in regard thereto, in order to carry out any fiduciary or trust obligation for the benefit of another, which in the Collateral Agent’s or the Trustee’s sole discretion may cause the Collateral Agent or the Trustee to be considered an “owner or operator” under the provisions of the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), 42 U.S.C. §9601, et seq., or otherwise cause the Collateral Agent or the Trustee to incur liability under CERCLA or any other federal, state or local law, the Collateral Agent and the Trustee reserves the right, instead of taking such action, to either resign as the Collateral Agent or the Trustee or arrange for the transfer of the title or control of the asset to a court-appointed receiver. Neither the Collateral Agent nor the Trustee shall be liable to the Company, the Guarantors or any other Person for any environmental claims or contribution actions under any federal, state or local law, rule or regulation by reason of the Collateral Agent’s or the Trustee’s actions and conduct as authorized, empowered and directed hereunder or relating to the discharge, release or threatened release of hazardous materials into the environment. If at any time it is necessary or advisable for property to be possessed, owned, operated or managed by any Person (including the Collateral Agent or the Trustee) other than the Company or the Guarantors, subject to the terms of the Security Documents, a majority in interest of Holders shall direct the Collateral Agent or the Trustee to appoint an appropriately qualified Person (excluding the Collateral Agent or the Trustee) who they shall designate to possess, own, operate or manage, as the case may be, the property.
(q)Upon the receipt by the Collateral Agent of a written request of the Company signed by an Officer (a “Security Document Order”), the Collateral Agent is hereby authorized to execute and enter into, and shall execute and enter into, without the further consent of any Holder or the Trustee, any Security Document to be executed after the Issue Date. Such Security Document Order shall (i) state that it is being delivered to the Collateral Agent pursuant to, and is a Security Document Order referred to in, this Section 11.01(q), and (ii) instruct the Collateral

Agent to execute and enter into such Security Document; provided that in no event shall the Collateral Agent be required to enter into a Security Document that it determines adversely affects the Collateral Agent in a commercially unreasonable manner (taking into account other security documents it has recently agreed to in similar secured notes transactions). Any such execution of a Security Document shall be at the direction and reasonable expense of the Company, upon delivery to the Collateral Agent of an Officers’ Certificate and Opinion of Counsel stating that all covenants and conditions precedent in this Indenture to the execution and delivery of the Security Document have been satisfied. The Holders, by their acceptance of the Notes, hereby authorize and direct the Collateral Agent to execute such Security Documents in conclusive reliance on such Security Document Order and Officers’ Certificate.
(r)After the occurrence and during the continuance of an Event of Default, the Trustee, acting at the direction of the Holders of a majority of the aggregate principal amount of the Notes then outstanding, may direct the Collateral Agent in connection with any action required or permitted by this Indenture, the Security Documents or the Intercreditor Agreements.
(s)The Collateral Agent is authorized to receive any funds for the benefit of itself, the Trustee and the Holders distributed under the Security Documents or the Intercreditor Agreements and to the extent not prohibited under the Intercreditor Agreements, for turnover to the Trustee to make further distributions of such funds to itself, the Trustee and the Holders in accordance with the provisions of Section 6.10 and the other provisions of this Indenture.
(t)Notwithstanding anything to the contrary in this Indenture or in any Security Document or any Intercreditor Agreement, in no event shall the Collateral Agent be responsible for, or have any duty or obligation with respect to, the recording, filing, registering, perfection, protection or maintenance of the security interests or Liens intended to be created by this Indenture, the other Security Documents or the Intercreditor Agreements (including without limitation the filing or continuation of any Uniform Commercial Code financing or continuation statements or similar documents or instruments), nor shall the Collateral Agent be responsible for, or makes any representation regarding, the validity, effectiveness or priority of any of the Security Documents or the security interests or Liens intended to be created thereby.
(u)Before the Collateral Agent acts or refrains from acting in each case at the request or direction of the Company or the Guarantors, it may require an Officers’ Certificate and an Opinion of Counsel which shall conform to the provisions of Section 12.05. The Collateral Agent shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion. The Collateral Agent shall be entitled to rely on and shall not be liable for any action taken or omitted to be taken by the Collateral Agent in accordance with the advice of counsel or other professionals retained or consulted by the Collateral Agent.
(v)Notwithstanding anything to the contrary contained herein but subject to the Security Documents, the Collateral Agent shall act pursuant to the instructions of the Holders and the Trustee solely with respect to the Security Documents and the Collateral.
(w) The Collateral Agent, in executing and performing its duties under the Security Documents, shall be entitled to all of the rights, protections, immunities and indemnities granted to it hereunder, including after the satisfaction and discharge of this Indenture, the resignation or removal of the Collateral Agent or the payment in full of the Notes as well as the rights and protections afforded to the Trustee (including its rights to be compensated, reimbursed and indemnified under Section 7.07).
(x)Without limiting the foregoing, with respect to any Collateral located outside of the United States (“Foreign Collateral”), the Collateral Agent shall have no obligation to directly enforce, or exercise rights and remedies in respect of, or otherwise exercise any judicial action or appear before any court in any jurisdiction outside of the United States. To the extent the Holders of a majority in aggregate outstanding amount of Notes outstanding determine that it is necessary or advisable in connection with any enforcement or exercise of rights with respect to Foreign Collateral to exercise any judicial action or appear before any such court, the Holders of a majority in aggregate outstanding amount of Notes outstanding shall be entitled to direct the Collateral Agent to appoint a local agent for such purpose (subject to the receipt of such protections, security and indemnities as the Collateral Agent shall determine in its sole discretion to protect the Collateral Agent from liability).
(y)[Reserved.]
(z)For the avoidance of doubt, the rights, privileges, protections, immunities and benefits given to the Collateral Agent hereunder, including, without limitation, its right to be indemnified prior to taking action, shall survive the satisfaction, discharge or termination of this Indenture or its earlier termination, resignation or removal of the Trustee, in such capacity, with respect to the holders of the other pari passu lien obligations to the extent the Security Documents remain in force thereafter.
(aa)Permissive rights of the Collateral Agent to do things enumerated in this Indenture or in the Security Documents shall not be construed as a duty.
(ab)Nothing in this Indenture shall require the Collateral Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers hereunder.
(ac)In no event shall the Collateral Agent be responsible or liable for special, indirect, punitive, incidental or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Collateral Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.
(ad)In no event shall the Collateral Agent be required to execute and deliver any landlord lien waiver, estoppel or collateral access letter, or any account control agreement or any instruction or direction letter delivered in connection with such document that the Collateral Agent determines adversely affects it or otherwise subjects it to personal liability, including without limitation agreements to indemnify any contractual counterparty; provided that nothing in this clause shall be implied as imposing any such obligation on the Issuers or any Guarantor to obtain any such landlord lien waiver, estoppel or collateral access letter, or any account control agreement.
(ae)the Collateral Agent shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its control, including without limitation, any act or provision of any present or future law or regulation or governmental authority; acts of God; earthquakes; fires; floods; wars; terrorism; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority or governmental actions; or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility.
(af)Neither the Trustee nor the Collateral Agent shall be under any obligation to effect or maintain insurance or to renew any policies of insurance or to make any determination or inquire as to the sufficiency of any policies of insurance carried by the Issuers or any Guarantor, or to report, or make or file claims or proof of loss for, any loss or damage insured against or that may occur, or to keep itself informed or advised as to the payment of any taxes or assessments, or to require any such payment to be made.
Section 11.02.Security Documents.
(a)The due and punctual payment of the Obligations on the Notes and the Obligations of the Guarantors under the Notes Guarantees, when and as the same shall be due and payable, whether on an Interest Payment Date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of, premium on, if any, and interest, if any (including post-petition interest in any proceedings under any Bankruptcy Law), on the Notes, the Notes Guarantees and performance of all other obligations of the Issuers and the Guarantors to the Holders of Notes, the Collateral Agent or the Trustee under the Note Documents, according to the terms hereunder or thereunder, are secured, as provided in the Security Documents. The Issuers and each of the Guarantors consent and agree to be bound by the terms of the Security Documents to which they are parties, as the same may be in effect from time to time, and agree to perform their obligations thereunder in accordance therewith. The Issuers and the Guarantors hereby agree that the Collateral Agent shall hold the liens on the Collateral (directly or through co-trustees or agents) on behalf of and for the benefit of all of the Holders of Notes.
(b)By accepting a Note, each Holder thereof will be deemed to have irrevocably appointed the Collateral Agent and the Trustee, as applicable, to act as it agent under the Security Documents, the Intercreditor Agreement, the Second Lien Pari Passu Intercreditor Agreement and any Junior Lien Intercreditor Agreement and irrevocably authorized the Collateral Agent and the Trustee, as applicable, to (i) perform the duties and exercise the rights and powers that are specifically given to them under the Intercreditor Agreement, the Second Lien Pari Passu Intercreditor Agreement, any Junior Lien Intercreditor Agreement, the other Security Documents or other documents to which it is a party, together with any other incidental rights and powers and (ii) execute and deliver and perform their obligations under each document expressed to be executed by the Collateral Agent or the Trustee, as applicable, on its behalf.
(c)By accepting the Notes and the Notes Guarantees thereof, each Holder thereof will be deemed to have irrevocably consented and agreed to the terms of the Security Documents (including, without limitation, the provisions providing for foreclosure and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with their terms, agreed to the appointment of the Collateral Agent and irrevocably authorized and directed the Collateral Agent (i) to enter into the Security Documents (including, without limitation, the Intercreditor Agreements), whether executed on or after the Issue Date, and perform its obligations and exercise its rights, powers and discretions under the Security Documents in accordance therewith, (ii) make the representations of the Holders set forth in the Security Documents (including, without limitation, the Intercreditor Agreements), and (iii) bind the Holders on the terms as set forth in the Security Documents (including, without limitation, the Intercreditor Agreements) and (iv) perform and observe its obligations under the Security Documents and the Intercreditor Agreements.
(d)By accepting the Notes and the Notes Guarantees thereof, each of the Trustee, the Collateral Agent and each Holder thereof, acknowledges that, as more fully set forth in the Security Documents, the Collateral as now or hereafter constituted shall be held for the benefit of all the Holders, the Collateral Agent and the Trustee, and that the Lien of this Indenture and the other Security Documents in respect of the Trustee, the Collateral Agent and the Holders is subject to and qualified and limited in all respects by the Security Documents and actions that may be taken thereunder.
Section 11.03.After-Acquired Property
Upon the acquisition by the Parent or any Restricted Subsidiary of any After-Acquired Property, or upon any additional Restricted Subsidiary becoming a Guarantor that has After-Acquired Property, the Parent or such Restricted Subsidiary shall within 10 Business Days of such acquisition or becoming such Guarantor execute and deliver Security Documents and, if necessary, terminations of existing mortgages, deeds of trust, security instruments, financing statements or other security documents, as shall be reasonably necessary to vest in the Collateral Agent a perfected second-priority security interest, subject only to Permitted Prior Liens, in such After-Acquired Property and to have such After-Acquired Property (but subject to the limitations described in the Intercreditor Agreement and the other Security Documents) added to the Collateral, and thereupon all provisions of this Indenture relating to the Collateral shall be deemed to relate to such After-Acquired Property to the same extent and with the same force and effect.
In connection with any Real Property required to be mortgaged pursuant to this Section 11.03 or clause (B) of Section 4.12, the Collateral Agent shall have received the Related Real Property Documents concurrently with the provision of such Mortgage.
Section 11.04.Issue Date Security Documents; Further Assurances
To secure the full and punctual payment when due and the full and punctual performance of the Issuers and Guarantors in respect of the Note Documents, the Issuers will, or will cause the applicable Guarantor to, on the Issue Date (or as otherwise set forth below) and from time to time thereafter:
(1) file, register or record all documents and instruments, including Uniform Commercial Code financing statements necessary or reasonably requested by the Trustee or Collateral Agent to create and/or perfect the Liens intended to be created by the Security Documents to the extent required by, and with the priority required by, the Security Documents (it being understood that neither the Trustee nor the Collateral Agent has any duty to make any such request);
(2) execute and deliver to the Collateral Agent such Security Documents creating Liens on substantially all interests in assets and property owned by the Issuers and Guarantors that are subject to any Lien securing the New ABL Facility, including (a) a pledge of the Equity Interests of the Issuers, any Subsidiary Guarantor and any wholly-owned Subsidiary directly owned by an Issuer or a Subsidiary Guarantor, (b) a pledge of the Equity Interests of the Ohio Joint ventures and the Double E Joint Venture, to the extent owned by an Issuer or a Guarantor, (c) a pledge of the Equity Interests in the Company and any debt securities owned by Parent and (d) security interests in substantially all tangible and intangible personal property of the Issuers and Subsidiary Guarantors (including, but not limited to, equipment, fixtures, receivables, inventory, cash, deposit accounts, securities accounts, commodity accounts (other than Excluded Accounts (as defined in the Collateral Agreement), general intangibles (including contract rights), investment property, intellectual property, intercompany notes, instruments, chattel paper, documents, letters of credit, letter of credit rights, as-extracted collateral, software, supporting obligations, books and records, commercial tort claims and proceeds of the foregoing), in each case, other than with respect to any Excluded Assets (as defined in the Collateral Agreement) and subject to the limitations set forth in the Collateral Agreement;
(3) deliver (i) Mortgages on Gathering Station Real Property (as defined in the Collateral Agreement) having a net book value (including the net book value of improvements owned by any Issuer or Guarantor and located thereon or thereunder) exceeding $15.0 million owned by the Issuers and the Guarantors (provided that, notwithstanding the foregoing, the Company shall cause not less than a substantial majority (as determined by the Company and, prior to the Discharge of First Lien Obligations, the Initial First Lien Representative each acting reasonably and in good faith) of the value (including the net book value of improvements owned by any Issuer or Guarantor and located thereon or thereunder) of the Gathering Station Real Property (as defined in the Collateral Agreement) and the Pipeline Systems Real Property (as defined in the Collateral Agreement) as of the Issue Date and, thereafter, as of December 31 of each calendar year, to be subject to the Lien of a Mortgage) and (ii) the Related Real Property Documents related thereto; and
(4) provide satisfactory evidence of the completion (or satisfactory arrangements for the completion) of all recordings and filings of such Mortgages, Related Real Property Documents or other Security Documents (as applicable) in the proper recorders’ offices or appropriate public records (and payment of any taxes or fees in connection therewith) as may be necessary to create a valid, perfected second-priority Lien (subject to the Intercreditor Agreement and to Permitted Prior Liens);
provided that, other than to the extent a security interest in the Collateral may be perfected by filing a UCC financing statement (which security interest shall be required to be perfected on the Issue Date), the security interests in the Collateral shall not be required to be perfected pursuant to the foregoing provisions until 90 days after the Issue Date or such later date as may be agreed to by the Initial First Lien Collateral Agent. Notwithstanding anything to the contrary set forth in this Indenture or any Security Document, (i) so long as the Discharge of First Lien Obligations has not occurred, the Issuers and the Guarantors will not be required to deliver to the Collateral Agent possession of any Collateral and (ii) none of the Issuers or any Guarantor shall be required to take any action with respect to the perfection of security interests (a) in motor vehicles and other assets subject to a certificate of title other than any Compression Unit (as defined in the New ABL Facility) that is covered by a certificate of title, (b) letter-of-credit rights that have a face amount of less than $5,000,000 in the aggregate, (c) any commercial tort claim reasonably estimated to be less than $5,000,000, (d) Excluded Accounts (as defined in the Collateral Agreement) or (e) prior to Discharge of First Lien Obligations, if such action was not required to be taken by the First Lien Collateral Agents with respect to the First Lien Indebtedness.
In addition, each of the Issuers and Guarantors shall execute and deliver such additional instruments, certificates, agreements or documents, and take all such further actions as may be reasonably required (or as the Collateral Agent shall reasonably request) from time to time in order to:
(1) evidence, create, grant, perfect and maintain the validity, effectiveness and priority (subject to Permitted Prior Liens and the limitations of the Intercreditor Agreement, the Second Lien Pari Passu Intercreditor Agreement and the Junior Lien Intercreditor Agreement) of any of the Security Documents and the Liens created, or intended to be created, by the Security Documents; and
(2) during the existence of an Event of Default, ensure the protection and enforcement of any of the rights with respect to the Collateral granted or intended to be granted to the Collateral Agent pursuant to the Security Documents.
Section 11.05.Use and Release of Collateral.
Unless an Event of Default shall have occurred and be continuing and the Collateral Agent shall have commenced enforcement of remedies under the Security Documents, the Issuers and the Guarantors will have the right under the Note Documents to remain in possession and retain exclusive control of the Collateral, to freely operate the Collateral and to collect, invest and dispose of any income therefrom.
The Issuers and the Guarantors will be entitled to releases of assets included in the Collateral from the Liens securing the Obligations under the Notes and the Notes Guarantees under any one or more of the following circumstances:
(1) in connection with asset dispositions to Persons that are not (and are not required to be) any Issuer or Guarantor (or any Restricted Subsidiary to the extent a Restricted Subsidiary of the Parent but not the Company), to the extent such dispositions are permitted, or not prohibited, by Section 4.10;
(2) if any Guarantor is released from its Notes Guarantee in accordance with the terms of this Indenture (including by virtue of such Guarantor ceasing to be a Restricted Subsidiary), that Guarantor’s assets will also be released from the Liens securing the Obligations under the Notes and the Notes Guarantees;

(3) if required in accordance with the terms of the Intercreditor Agreement, including in connection with any Enforcement Action by any First Lien Representative or any First Lien Collateral Agent or any other exercise of any First Lien Representative’s or any First Lien Collateral Agent’s remedies in respect of the Collateral;
(4) as ordered pursuant to Applicable Law under a final and nonappealable order or judgment of a court of competent jurisdiction; or
(5) in part, with the consent of the Holders of the requisite percentage of Notes in accordance with the provisions of Article 9.
The Liens securing the Obligations under the Notes and the Notes Guarantees also will be released in whole:
(1) upon Legal Defeasance or Covenant Defeasance as described in Section 8.01 or upon satisfaction and discharge of this Indenture as described in Section 8.02; or
(2) with the consent of the Holders of the requisite percentage of Notes in accordance with the provisions described in Article 9.
Subject to a receipt of an Officers’ Certificate of the Company and an Opinion of Counsel that all conditions precedent provided for in this Indenture relating to the release of Collateral have been complied with (or will be complied with substantially concurrently with such release), the Collateral Agent shall execute and deliver such acknowledgments, releases and terminations as the Company may request in connection with any release of Collateral, and the Collateral Agent shall be entitled to rely exclusively on such Officers’ Certificate and Opinion of Counsel when executing and delivering any such acknowledgment, release or termination.
ARTICLE 12
MISCELLANEOUS
Section 12.01.[Reserved].
Section 12.02.Notices.
Any notice or communication by an Issuer, any Guarantor, the Collateral Agent or the Trustee to the others is duly given if in writing (in the English language) and delivered in person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the others’ address:
If to any of the Issuers or the Guarantors:
Summit Midstream Partners, LP
910 Louisiana Street, Suite 4200
Houston, Texas 77002
Attention: James D. Johnston
Executive Vice President, General Counsel,
Chief Compliance Officer and Secretary

Telephone: [***]
with a copy (not constituting notice) to:
Baker Botts LLP
910 Louisiana Street
Houston, Texas 77002
Attention: Josh Davidson
Telecopier No.: [***]

If to the Trustee:
Regions Bank
Corporate Trust
3773 Richmond Avenue, Suite 1100
Houston, Texas 77046
Phone: [***]
Fax:     [***]
[***]
If to the Collateral Agent:

Regions Bank
Corporate Trust
3773 Richmond Avenue, Suite 1100
Houston, Texas 77046
Phone: [***]
Fax: [***]
[***]
An Issuer, any of the Guarantors, the Collateral Agent or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.
All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery in each case to the address shown above.
Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. Notwithstanding any other provision of this Indenture or any Note, where this Indenture or any Note provides for notice of any event (including any notice of redemption) to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given when delivered to the Depositary for such Note (or its designee) pursuant to the Applicable Procedures of such Depositary.
If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.
If either of the Issuers mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.
The Trustee and the Collateral Agent may, in their sole discretion, agree to accept and act upon instructions or directions pursuant to this Indenture sent by e-mail, facsimile transmission or other similar electronic methods. If the party elects to give the Trustee or the Collateral Agent e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee or the Collateral Agent, as applicable, in its discretion elects to act upon such instructions, the Trustee’s or the Collateral Agent’s understanding of such instructions shall be deemed controlling. Neither the Trustee nor the Collateral Agent shall be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s or the Collateral Agent’s, as applicable, reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee and the Collateral Agent, including without limitation the risk of the Trustee or the Collateral Agent acting on unauthorized instructions, and the risk or interception and misuse by third parties.
Section 12.03.[Reserved].
Section 12.04.Certificate and Opinion as to Conditions Precedent.
Upon any request or application by an Issuer to the Trustee or the Collateral Agent to take any action under this Indenture, such Issuer shall furnish to the Trustee or the Collateral Agent, as applicable:
(a)an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee or the Collateral Agent (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and
(b)an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee or the Collateral Agent (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.
Section 12.05.Statements Required in Certificate or Opinion.
Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(a)a statement that the person making such certificate or opinion has read such covenant or condition;
(b)a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
(c)a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and
(d)a statement as to whether or not, in the opinion of such person, such condition or covenant has been satisfied.
Section 12.06.Rules by Trustee and Agents.
The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.
Section 12.07.No Personal Liability of Directors, Officers, Employees and Unitholders.
None of the General Partner or any director, officer, partner, employee, incorporator, manager or unitholder or other owner of Capital Stock of the General Partner, Issuers or any Guarantor, as such, will have any liability for any obligations of the Issuers or any Guarantor under the Notes, this Indenture, the Notes Guarantees or the Security Documents, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.
Section 12.08.Business Days.
If a scheduled payment date is not a Business Day at a place of payment, payment may be made at that place on the next succeeding Business Day, and no interest shall accrue for the intervening period.
Section 12.09.Governing Law.
THIS INDENTURE, THE NOTES AND THE NOTES GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
Section 12.10.No Adverse Interpretation of Other Agreements.
This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Parent or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.11.Successors.
All agreements of the Issuers and the Guarantors in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee or the Collateral Agent, as applicable, in this Indenture shall bind its successors.
Section 12.12.Severability.
In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
Section 12.13.Table of Contents, Headings, etc.
The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.
Section 12.14.Counterparts.
The parties may sign any number of copies of this Indenture, and each party hereto may sign any number of separate copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier, facsimile, electronic mail (including any electronic signature complying with applicable law) or other electronic transmission (i.e., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof. Signatures of the parties hereto transmitted by telecopier, facsimile, electronic mail or other electronic transmission shall be deemed to be their original signatures for all purposes.
Section 12.15.Acts of Holders.
(a)Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by the Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing, and may be given or obtained in connection with a purchase of, or tender offer or exchange offer for, outstanding Notes; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Issuers if made in the manner provided in this Section 12.15.
(b)The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such witness, notary or officer the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.
(c)Notwithstanding anything to the contrary contained in this Section 12.15, the principal amount and serial numbers of Notes held by any Holder, and the date of holding the same, shall be proved by the register of the Notes maintained by the Registrar as provided in Section 2.03.
(d)If the Issuers shall solicit from the Holders of the Notes any request, demand, authorization, direction, notice, consent, waiver or other Act, the Issuers may, at their option, by or pursuant to a resolution of the Board of Directors of the Company, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Issuers shall have no obligation to do so. Such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith or the date of the most recent list of Holders forwarded to the Trustee prior to such solicitation pursuant to Section 2.05 and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of the then outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the then outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.
(e)Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration or transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or an Issuer in reliance thereon, whether or not notation of such action is made upon such Note.
(f)Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Note may do so itself with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.
(g)For purposes of this Indenture, any action by the Holders that may be taken in writing may be taken by electronic means or as otherwise reasonably acceptable to the Trustee.

Section 12.16.Patriot Act.
The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information within their possession or control as it may reasonably request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

SIGNATURES
Summit Midstream Holdings, LLC

By:    /s/ Marc D. Stratton
    Name: Marc D. Stratton
    Title: Executive Vice President and Chief
     Financial Officer

Summit Midstream Finance Corp.

By:    /s/ Marc D. Stratton
    Name: Marc D. Stratton
    Title: Executive Vice President and Chief
     Financial Officer

GUARANTORS

Summit Midstream Partners, LP

By:    Summit Midstream GP, LLC,
    its general partner

By:    /s/ Marc D. Stratton
    Name: Marc D. Stratton
    Title: Executive Vice President and Chief
     Financial Officer

DFW Midstream Services LLC

By:    /s/ Marc D. Stratton
    Name: Marc D. Stratton
    Title: Executive Vice President and Chief
     Financial Officer

Grand River Gathering, LLC

By:    /s/ Marc D. Stratton
    Name: Marc D. Stratton
    Title: Executive Vice President and Chief
     Financial Officer

33424884.2    [Signature Page – Indenture]

Bison Midstream, LLC

By:    /s/ Marc D. Stratton
    Name: Marc D. Stratton
    Title: Executive Vice President and Chief
     Financial Officer

Red Rock Gathering Company, LLC

By:    /s/ Marc D. Stratton
    Name: Marc D. Stratton
    Title: Executive Vice President and Chief
     Financial Officer

Epping Transmission Company, LLC

By:    /s/ Marc D. Stratton
    Name: Marc D. Stratton
    Title: Executive Vice President and Chief
     Financial Officer

Polar Midstream, LLC

By:    /s/ Marc D. Stratton
    Name: Marc D. Stratton
    Title: Executive Vice President and Chief
     Financial Officer

Summit Midstream OpCo, LLC

By: Summit Midstream Marketing, LLC, its general partner

By:    /s/ Marc D. Stratton
    Name: Marc D. Stratton
    Title: Executive Vice President and Chief
     Financial Officer

33424884.2    [Signature Page – Indenture]

Meadowlark Midstream Company, LLC

By:    /s/ Marc D. Stratton
    Name: Marc D. Stratton
    Title: Executive Vice President and Chief
     Financial Officer

Mountaineer Midstream Company, LLC

By:    /s/ Marc D. Stratton
    Name: Marc D. Stratton
    Title: Executive Vice President and Chief
     Financial Officer

Summit Midstream Marketing, LLC

By:    /s/ Marc D. Stratton
    Name: Marc D. Stratton
    Title: Executive Vice President and Chief
     Financial Officer

Summit Midstream Niobrara, LLC

By:    /s/ Marc D. Stratton
    Name: Marc D. Stratton
    Title: Executive Vice President and Chief
     Financial Officer

Summit Midstream Permian Finance, LLC

By:    /s/ Marc D. Stratton
    Name: Marc D. Stratton
    Title: Executive Vice President and Chief
     Financial Officer

33424884.2    [Signature Page – Indenture]

Summit Midstream Permian II, LLC

By:    /s/ Marc D. Stratton
    Name: Marc D. Stratton
    Title: Executive Vice President and Chief
     Financial Officer

Summit Midstream Permian, LLC

By:    /s/ Marc D. Stratton
    Name: Marc D. Stratton
    Title: Executive Vice President and Chief
     Financial Officer

Summit Midstream Utica, LLC

By:    /s/ Marc D. Stratton
    Name: Marc D. Stratton
    Title: Executive Vice President and Chief
     Financial Officer

33424884.2    [Signature Page – Indenture]

Regions Bank,
as Trustee and Collateral Agent

By: /s/ James Henry
     Name: James Henry
     Title: Vice President

33424884.2    [Signature Page – Indenture]

33424884.2    [Signature Page – Indenture]

                    EXHIBIT A
FORM OF NOTE
(Face of Note)
SUMMIT MIDSTREAM HOLDINGS, LLC
SUMMIT MIDSTREAM FINANCE CORP.
No.    $
    CUSIP No.
    ISIN No.
8.500% Senior Secured Second Lien Note due 2026
Summit Midstream Holdings, LLC, a Delaware limited liability company, and Summit Midstream Finance Corp., a Delaware corporation, jointly and severally and fully and unconditionally promise to pay to __________, or registered assigns, the principal sum of _________ Dollars [or such greater or lesser amount as may be indicated on Schedule A hereto]1 on October 15, 2026 (the “Initial Maturity Date”); provided that, if the outstanding amount of the 2025 Notes (as defined in the Indenture) (or any refinancing indebtedness in respect thereof that has a final maturity on or prior to the date that is 91 days after the Initial Maturity Date) is greater than or equal to $50.0 million on January 14, 2025, then the Notes will mature on January 14, 2025 (the “Springing Maturity Date”). The Issuers will promptly provide notice to the Holders and the Trustee of the occurrence of the Springing Maturity Date, if any.
Interest Payment Dates: April 15 and October 15.
Record Dates: April 1 and October 1.
Additional provisions of this Note are set forth on the other side of this Note.
Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit of the Indenture or be valid or obligatory for any purpose.

Summit Midstream Holdings , LLC

By:
    Name:
    Title:

Summit Midstream Finance Corp.
1 For Global Notes only.

33424884.2    Exhibit A - 3

By:
    Name:
    Title:

TRUSTEE’S CERTIFICATE OF
AUTHENTICATION

Regions Bank,
as Trustee, certifies that
this is one of the Notes
referred to in the Indenture.

By
    Authorized Signatory

Dated:

33424884.2    Exhibit A - 4

[FORM OF REVERSE SIDE OF NOTE]

8.500% Senior Secured Second Lien Note due 2026
[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the OID Legend, if applicable pursuant to the provisions of the Indenture]

Capitalized terms used herein but not defined shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
1.    Interest. Summit Midstream Holdings, LLC, a Delaware limited liability company (the “Company”), and Summit Midstream Finance Corp., a Delaware corporation (the “Finance Corp.” and, together with the Company, the “Issuers”), jointly and severally promise to pay interest on the principal amount of this Note at 8.500% per annum until maturity. The interest rate on the Notes is subject to increase as provided in Section 4.16 of the Indenture. The Issuers will pay interest semi-annually in arrears on April 15 and October 15 of each year, commencing April 15, 2022, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance; provided that if there is no existing Default or Event of Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date, except in the case of the original issuance of Notes, in which case interest shall accrue from the date of authentication. The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is the rate then in effect on the Notes to the extent lawful; and they shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.
2.    Method of Payment. The Issuers will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the April 1 or October 1 next preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. Holders must surrender Notes to the Paying Agent to collect payments of principal and premium, if any, together with accrued and unpaid interest due at maturity. The Notes will be payable as to principal, premium, if any, interest at the office or agency of the Issuers maintained for such purpose within the United States, or, at the option of the Paying Agent, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to any amounts due on all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Issuers or the Paying Agent. Such payment shall be in such coin or currency of the United

33424884.2    Exhibit A - 5

States of America as at the time of payment is legal tender for payment of public and private debts.
3.    Paying Agent and Registrar. Initially, Regions Bank, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. Summit Midstream Partners, LP (the “Parent”) or any of its Subsidiaries may act in any such capacity.
4.    Indenture. The Issuers issued the Notes under an Indenture dated as of November 2, 2021 (the “Indenture”) among the Issuers, the Guarantors, the Trustee and the Collateral Agent. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. The Notes are senior secured obligations of the Issuers, secured on a second priority basis on the Collateral to the New ABL Facility (as defined in the Indenture) and other First Lien Indebtedness (as defined in the Indenture), initially limited to $700.0 million aggregate principal amount in the case of Notes issued on the Issue Date (as defined in the Indenture). In the event of a conflict between the terms of this Note and the Indenture, the terms of the Indenture shall govern.
5.    Optional Redemption.
(a)    On or after October 15, 2023, the Issuers shall have the option to redeem all or a portion of the Notes at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, on the Notes redeemed to, but not including, the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the redemption date), if redeemed during the twelve-month period beginning on October 15 of the years indicated below:

YEAR	PERCENTAGE
2023	104.250%
2024	102.125%
2025 and thereafter	100.000%

(b)    At any time prior to October 15, 2023, the Issuers may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes (including any Additional Notes) issued under the Indenture at a redemption price of 108.500% of the principal amount, plus accrued and unpaid interest, if any, to, but not including, the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the redemption date), in an amount not greater than the net cash proceeds of one or more Equity Offerings by the Company; provided that (i) at least 65% of the aggregate principal amount of Notes (including any Additional Notes) issued under the Indenture remains outstanding immediately after the occurrence of each such redemption (excluding any Notes held by the Company and its Subsidiaries) and (ii) each such redemption occurs within 180 days of the date of the closing of each such Equity Offering.

33424884.2    Exhibit A - 6

(c)    Prior to October 15, 2023, the Issuers may redeem all or part of the Notes at a redemption price equal to the sum of (1) the principal amount thereof, plus (2) the Make Whole Premium at the redemption date, plus (3) accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the redemption date).
(d)    The Notes may also be redeemed, as a whole, following certain Change of Control Offers, at the redemption price and subject to the conditions set forth in Section 4.15(g) of the Indenture.
6.    Mandatory Redemption.
Neither of the Issuers shall be required to make mandatory redemption or sinking fund payments with respect to the Notes.
7.    Repurchase at Option of Holder.
(a)    Within 30 days following the occurrence of a Change of Control Triggering Event, unless the Issuers have previously or concurrently exercised their right to redeem all of the Notes as described in paragraph 5 above, the Company shall offer a cash payment (a “Change of Control Offer”) to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess of $2,000) of each Holder’s Notes at a purchase price equal to 101% (or, at the Company’s election, a higher percentage) of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest, if any, on the Notes repurchased to, but not including, the date of settlement (the “Change of Control Settlement Date”), subject to the right of Holders of record on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the Change of Control Settlement Date. Within 30 days following a Change of Control Triggering Event, unless the Issuers have previously or concurrently exercised their right to redeem all of the Notes as described in paragraph 5 above, the Company shall mail a notice of the Change of Control Offer to each Holder and the Trustee describing the transaction or transactions and identification of the ratings decline that together constitute the Change of Control Triggering Event and setting forth the procedures governing the Change of Control Offer as required by Section 4.15 of the Indenture.
(b)    On the 366th day after an Asset Sale (or, at the Company’s option, any earlier date) plus any additional period as provided in the Indenture, if the aggregate amount of Excess Proceeds then exceeds $10.0 million, the Company will make an Asset Sale Offer to all Holders of Notes pursuant to Section 3.09 of the Indenture, and, if required by the terms of any other Second Lien Indebtedness, to the holders of such Second Lien Indebtedness, to purchase the maximum principal amount of Notes and such Second Lien Indebtedness that may be purchased out of the Excess Proceeds at a price of 100% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase.
(c)    If the Parent has Excess Cash Flow for the period commencing on January 1st of each fiscal year and ending on December 31st of such fiscal year (the twelve-month period ending on each such date, an “Excess Cash Flow Period”), commencing with the Excess Cash Flow Period ending on December 31, 2022, the Issuers will be required to make an offer to all Holders to purchase outstanding Notes pursuant to Section 3.09 of the Indenture and, if required

33424884.2    Exhibit A - 7

by the terms of any other Second Lien Indebtedness, to the holders of such Second Lien Indebtedness, at a price of 100% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase, using an amount equal to 100% of such Excess Cash Flow with respect to such period, in each case, in accordance with Sections 3.09 and 4.16 of the Indenture.
8.    Notice of Redemption. Except as otherwise provided in the Indenture, notice of redemption will be mailed at least 15 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. If mailed in the manner provided for in Section 3.03 of the Indenture, the notice of redemption shall be conclusively presumed to have been given whether or not a Holder receives such notice. Failure to give timely notice or any defect in the notice shall not affect the validity of the redemption. Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000 in excess of $2,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date, interest ceases to accrue on Notes or portions thereof called for redemption.
9.    Guarantees. The payment by the Issuers of the principal of, premium, if any, and interest on the Notes is fully and unconditionally guaranteed on a joint and several senior secured second-priority basis by each of the Guarantors to the extent set forth in the Indenture.
10.    Collateral. The Notes and the Notes Guarantees will be initially secured on a second priority basis by a security interest in the same collateral that is pledged for the benefit of the lenders under the New ABL Facility, which generally consists of substantially all of the property and assets owned by the Issuers and the Guarantors, in each case, subject to certain exceptions and permitted liens.
11.    Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and the Company may require a Holder to pay any taxes due on transfer or exchange. The Issuers need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, they need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed.
12.    Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.
13.    Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture, the Notes, the Notes Guarantees and the Security Documents (subject to compliance with the Intercreditor Agreement) may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and, subject to the Indenture, any existing Default or Event of Default or compliance with any provision of the Indenture, the Notes, the Notes Guarantees and the Security Documents may be waived with the consent of the Holders of a majority in principal amount of

33424884.2    Exhibit A - 8

the then outstanding Notes (including consents obtained in connection with a purchase of, tender offer or exchange offer for Notes). Without the consent of any Holder of a Note, the Indenture, the Notes, the Notes Guarantees and the Security Documents (subject to compliance with the Intercreditor Agreements) may be amended or supplemented as set forth in the Indenture.
14.    Defaults and Remedies. The Events of Default relating to the Notes are defined in Section 6.01 of the Indenture.
15.    Defeasance and Discharge. The Notes are subject to defeasance and discharge upon the terms and conditions specified in the Indenture.
16.    No Recourse Against Others. None of the General Partner or any past, present or future director, officer, partner, employee, incorporator, manager or unitholder or other owner of Capital Stock of the General Partner, the Issuers or any Guarantor, as such, shall have any liability for any obligations of the Issuers or any Guarantor under the Notes, the Notes Guarantees or the Indenture, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.
17.    Authentication. This Note shall not be valid until authenticated by the manual signature of an authorized signatory of the Trustee or an authenticating agent.
18.    Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
19.    CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers and corresponding ISIN numbers to be printed on the Notes and the Trustee may use CUSIP numbers and corresponding ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
20.    Governing Law. THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
21.    Successors. In the event a successor assumes all the obligations of an Issuer under the Notes and the Indenture, pursuant to the terms thereof, such Issuer will be released from all such obligations.
The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:
Summit Midstream Partners, LP
910 Louisiana Street, Suite 4200

33424884.2    Exhibit A - 9

Houston, Texas 77002
Attention: James D. Johnston
Executive Vice President, General Counsel,
Chief Compliance Officer and Secretary
Telephone: (832) 413-4770

33424884.2    Exhibit A - 10

ASSIGNMENT FORM
To assign this Note, fill in the form below:
I or we assign and transfer this Note to

Print or type assignee’s name, address and zip code)

(Insert assignee’s Soc. Sec. or tax I.D. No.)
and irrevocably appoint __________________ agent to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.
Date:             Your Signature:
Sign exactly as your name appears on the other side of this Note.
Signature Guarantee:

(Signature must be guaranteed)
Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

OPTION OF HOLDER TO ELECT PURCHASE
If you want to elect to have this Note purchased by the Company pursuant to Section 4.10, 4.15 or 4.16 of the Indenture, check the box below:
        Section 4.10     Section 4.15     Section 4.16
If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.10, Section 4.15, or Section 4.16 of the Indenture, state the amount (in minimum denomination of $2,000 or integral multiples of $1,000 in excess of $2,000) you elect to have purchased: $____________
Date:            Your Signature:
(Sign exactly as your name appears on the other side of this Note)

Soc. Sec. or Tax Identification No.:
Signature Guarantee:
(Signature must be guaranteed)
Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

[TO BE ATTACHED TO GLOBAL NOTE]
SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE
The following increases or decreases in this Global Note have been made:

Date	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized officer of Trustee or Notes Custodian

EXHIBIT B

FORM OF CERTIFICATE OF EXCHANGE

Summit Midstream Partners, LP
910 Louisiana Street, Suite 4200
Houston, Texas 77002
Attention: James D. Johnston
Executive Vice President, General Counsel,
Chief Compliance Officer and Secretary

With a copy to:
[___]

Regions Bank
Corporate Trust
3773 Richmond Avenue, Suite 1100
Houston, Texas 77046

Re: 8.500% Senior Notes due 2026

(CUSIP [ ])

Reference is hereby made to the Indenture, dated as of November 2, 2021 (the “Indenture”), among Summit Midstream Holdings, LLC (the “Company”), Summit Midstream Finance Corp. (“Finance Corp.” and, together with the Company, the “Issuers”), the Guarantors party thereto and Regions Bank, as trustee and collateral agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

The undersigned (the “Owner”), owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $[_____] in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in

Active 33424884.2    Exhibit B - 1

an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d) ☐ Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.
(b) Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive

Active 33424884.2    Exhibit B - 2

Note for a beneficial interest in the [CHECK ONE] ☐ 144A Global Note, ☐ Regulation S Global Note, ☐ IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[
[Insert Name of Transferor]

By:
Name:
Title:
Dated:

Signature Guarantee:
(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Active 33424884.2    Exhibit B - 3

EXHIBIT C
FORM OF CERTIFICATE OF TRANSFER

Summit Midstream Partners, LP
910 Louisiana Street, Suite 4200
Houston, Texas 77002
Attention: James D. Johnston
Executive Vice President, General Counsel,
Chief Compliance Officer and Secretary

With a copy to:
[___]

Regions Bank
Corporate Trust
3773 Richmond Avenue, Suite 1100
Houston, Texas 77046

Re: 8.500% Senior Notes due 2026
Reference is hereby made to the Indenture, dated as of November 2, 2021 (the “Indenture”), among Summit Midstream Holdings, LLC (the “Company”), Summit Midstream Finance Corp. (“Finance Corp.” and, together with the Company, the “Issuers”), the Guarantors party thereto and Regions Bank, as trustee and collateral agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
The undersigned (the “Transferor”), owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $ in such Note[s] or interests (the “Transfer”), to [__________] (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:
[CHECK ALL THAT APPLY]
1. ☐ Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial

Active 33424884.2    Exhibit C - 1

interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

2. ☐ Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Restricted Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act and, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an initial purchaser of the Initial Notes). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note) and/or the Restricted Definitive Note and in the Indenture and the Securities Act.
3. ☐ Check and complete if Transferee will take delivery of a beneficial interest in the IAI Global Note or a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):
(a) ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;
or
(b) ☐ such Transfer is being effected to the Issuers or a subsidiary thereof;
or
(c) ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;
or
(d) ☐ such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule

Active 33424884.2    Exhibit C - 2

144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Restricted Definitive Notes and in the Indenture and the Securities Act.
4. ☐ Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.
(a) ☐ Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.
(b) ☐ Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.
(c) ☐ Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer

Active 33424884.2    Exhibit C - 3

enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

[Insert Name of Transferor]

By:
Name:
Title:
Dated:

Signature Guarantee:
(Signature must be guaranteed)
Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Active 33424884.2    Exhibit C - 4

ANNEX A TO CERTIFICATE OF TRANSFER

1.	The Transferor owns and proposes to transfer the following:
[CHECK ONE OF (a) OR (b)]

(a)	☐ a beneficial interest in the:

(i)	☐ 144A Global Note (CUSIP ), or

(ii)	☐ Regulation S Global Note (CUSIP ), or

(iii)	☐ IAI Global Note (CUSIP ); or

(b)	☐ a Restricted Definitive Note.

2.	After the Transfer the Transferee will hold:
[CHECK ONE]

(a)	☐ a beneficial interest in the:

(i)	☐ 144A Global Note (CUSIP ), or

(ii)	☐ Regulation S Global Note (CUSIP ), or

(iii)	☐ IAI Global Note (CUSIP ); or

(iv)	☐ Unrestricted Global Note (CUSIP ); or

(b)	☐ a Restricted Definitive Note; or

Active 33424884.2    Exhibit C - 5

(c)	☐ an Unrestricted Definitive Note,
in accordance with the terms of the Indenture.

Active 33424884.2    Exhibit C - 6

EXHIBIT D
SUMMIT MIDSTREAM HOLDINGS, LLC
SUMMIT MIDSTREAM FINANCE CORP.
and
the Guarantors named herein
______________________________________
8.500% SENIOR SECURED SECOND LIEN NOTES DUE 2026
______________________________________
________________________
FORM OF SUPPLEMENTAL INDENTURE
AND AMENDMENT -- SUBSIDIARY GUARANTEE
DATED AS OF ____________ __, ____
__________________________
REGIONS BANK,
Trustee and Collateral Agent
__________________________

Active 33424884.2    Exhibit D - 1

This SUPPLEMENTAL INDENTURE, dated as of ___________ __, ____, is among Summit Midstream Holdings, LLC, a Delaware limited liability company (the “Company”), Summit Midstream Finance Corp., a Delaware corporation (“Finance Corp.” and, together with the Company, the “Issuers”), each of the parties identified under the caption “Guarantors” on the signature page hereto (the “Guarantors”) and Regions Bank, as Trustee (the “Trustee”) and Collateral Agent (the “Collateral Agent”).
RECITALS
WHEREAS, the Issuers, the initial Guarantors, the Trustee and the Collateral Agent entered into an Indenture dated as of November 2, 2021 (the “Indenture”), pursuant to which the Company has issued $__________ in the aggregate principal amount of 8.500% Senior Notes due 2026 (the “Notes”);
WHEREAS, Section 9.01(g) of the Indenture provides that the Issuers, the Guarantors, the Trustee and the Collateral Agent may amend or supplement the Indenture in order to comply with Section 4.13 or 10.02 thereof, without the consent of the Holders of the Notes; and
WHEREAS, all acts and things prescribed by the Indenture, by law and by the Certificate of Incorporation and the Bylaws (or comparable constituent documents) of the Issuers, of the Guarantors, the the Trustee and the Collateral Agent necessary to make this Supplemental Indenture a valid instrument legally binding on the Issuers, the Guarantors, the Trustee and the Collateral Agent, in accordance with its terms, have been duly done and performed;
NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the above premises, the Issuers, the Guarantors, the Trustee and the Collateral Agent covenant and agree for the equal and proportionate benefit of the respective Holders of the Notes as follows:
ARTICLE 1
Section 1.01.    This Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.
Section 1.02.    This Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Issuers, the Guarantors, the Trustee and the Collateral Agent.
ARTICLE 2
From this date, in accordance with Section 4.13 or 10.02 and by executing this Supplemental Indenture, the Guarantors whose signatures appear below are subject to the provisions of the Indenture as Subsidiary Guarantors to the extent provided for in Article 10 thereunder.
ARTICLE 3

Active 33424884.2    Exhibit D - 2

Section 3.01.    Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms with all capitalized terms used herein without definition having the same respective meanings ascribed to them as in the Indenture.
Section 3.02.    Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.
Section 3.03.    THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
Section 3.04.    The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement.
Section 3.05.    In entering into this Supplemental Indenture, the Trustee and the Collateral Agent shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee or the Collateral Agent, as applicable, whether or not elsewhere herein so provided. Neither the Trustee nor the Collateral Agent makes any representations as to the validity, execution or sufficiency of this Supplemental Indenture other than as to the validity of its execution and delivery by the Trustee or the Collateral Agent, as applicable. Neither the Trustee nor the Collateral Agent assumes any responsibility for the correctness of the recitals contained herein, which shall be taken as a statement of the Issuers.
[NEXT PAGE IS SIGNATURE PAGE]

Active 33424884.2    Exhibit D - 3

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first written above.
Summit Midstream Holdings, LLC

By:
Name:
Title:

Summit Midstream Finance Corp.

By:
Name:
Title:

GUARANTORS

Summit Midstream Partners, LP

By:    Summit Midstream GP, LLC,
    its general partner

By:
Name:
Title:

[______________________________]

By:
Name:
Title:

Regions Bank,
as Trustee and Collateral Agent

By:
Name:
Title:

Active 33424884.2    Exhibit D - 4

EXHIBIT E

FORM OF SECOND LIEN PARI PASSU INTERCREDITOR AGREEMENT
[See Attached]

Active 33424884.2    Exhibit E - 1

[FORM OF]
SECOND LIEN PARI PASSU INTERCREDITOR AGREEMENT
Dated as of [____]

among

REGIONS BANK,
as the Initial Second Lien Representative and the Initial Second Lien Collateral Agent for the 2021 Indenture Claimholders,

[ ],
as Additional Initial Second Lien Representative and Additional Initial Second Lien Collateral Agent,
and
each other Additional Second Lien Representative and other Additional Second Lien Collateral Agent from time to time party hereto

and
SUMMIT MIDSTREAM HOLDINGS, LLC,
as an Issuer,
SUMMIT MIDSTREAM FINANCE CORP.,
as an Issuer
and the other
Grantors referred to herein

SECOND LIEN PARI PASSU INTERCREDITOR AGREEMENT
SECOND LIEN PARI PASSU INTERCREDITOR AGREEMENT dated as of [ ], 20[__] (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), among (a) SUMMIT MIDSTREAM HOLDINGS, LLC, a Delaware limited liability company (the “Company”), (b) SUMMIT MIDSTREAM FINANCE CORP., a Delaware corporation (“Finance Corp.” and together with the Company, the “Issuers”), (c) the other Grantors party hereto, (d) REGIONS BANK, in its capacity as the Initial Second Lien Representative and the Initial Second Lien Collateral Agent for the 2021 Indenture Claimholders (in such capacity, the “Initial Second Lien Collateral Agent”), (e) [ ], in its capacity as an Additional Initial Second Lien Representative and Additional Initial Second Lien Collateral Agent, and (f) each other Additional Second Lien Representative and Additional Second Lien Collateral Agent from time to time party hereto.
The parties hereto agree as follows:
Article I

DEFINITIONS
SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms have the meanings specified below or, if defined in the UCC, the meanings specified therein:
“2021 Indenture” means (i) the Initial 2021 Indenture and (ii) each Replacement 2021 Indenture.
“2021 Indenture Claimholders” means (i) the Initial 2021 Indenture Claimholders and (ii) the Replacement 2021 Indenture Claimholders under any Replacement 2021 Indenture.
“2021 Indenture Collateral Agent” means (i) the Initial Second Lien Collateral Agent and (ii) the Replacement Second Lien Collateral Agent under any Replacement 2021 Indenture.
“2021 Indenture Collateral Documents” means (i) the Initial 2021 Indenture Collateral Documents and (ii) the Replacement 2021 Indenture Collateral Documents.
“2021 Indenture Documents” means (i) the Initial 2021 Indenture Documents and (ii) the Replacement 2021 Indenture Documents.
“2021 Indenture Obligations” means (i) the Initial 2021 Indenture Obligations and (ii) the Replacement 2021 Indenture Obligations.
“2021 Indenture Representative” means (i) the Initial Second Lien Representative and (ii) the Replacement Second Lien Representative under any Replacement 2021 Indenture.
“Additional Initial Second Lien Collateral Agent” means [ ], in its capacity as an Additional Second Lien Collateral Agent.
“Additional Initial Second Lien Representative” means [ ], in its capacity as an Additional Second Lien Representative.
“Additional Second Lien Collateral Agent” means, with respect to each Series of Other Second Lien Obligations and each Replacement 2021 Indenture, in each case, that becomes subject to the terms of this Agreement after the date thereof, the Person serving as the collateral agent or in a similar capacity for such Series of Other Second Lien Obligations or Replacement 2021 Indenture and named as such in the applicable joinder agreement, together with its successors from time to time in such capacity. If an Additional Second Lien Collateral Agent is the Second Lien Collateral Agent under a Replacement 2021 Indenture, it shall also be a Replacement Second Lien Collateral Agent and the 2021 Indenture Collateral Agent.
2

“Additional Second Lien Representative” means, with respect to each Series of Other Second Lien Obligations and each Replacement 2021 Indenture, in each case, that becomes subject to the terms of this Agreement after the date thereof, the Person serving as administrative agent, trustee or in a similar capacity for such Series of Other Second Lien Obligations or Replacement 2021 Indenture and named as such in the applicable joinder agreement, together with its successors from time to time in such capacity. If an Additional Second Lien Representative is the Second Lien Representative under a Replacement 2021 Indenture, it shall also be a Replacement Second Lien Representative and the 2021 Indenture Representative.
“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly Controlling or Controlled by or under direct or indirect common control with such specified Person. The term “Affiliated” has the correlative meaning.
“Agreement” has the meaning assigned to such term in the preamble hereto.
“Amend” means, in respect of any agreement, to amend, restate, amend and restate, supplement, waive or otherwise modify such agreement, in whole or in part, from time to time. The terms “Amended” and “Amendment” shall have correlative meanings.
“Applicable Collateral Agent” means (i) until the earlier of (x) the Discharge of 2021 Indenture and (y) the Non-Controlling Representative Enforcement Date, the 2021 Indenture Collateral Agent and (ii) from and after the earlier of (x) the Discharge of 2021 Indenture and (y) the Non-Controlling Representative Enforcement Date, the Second Lien Collateral Agent for the Series of Second Lien Obligations represented by the Major Non-Controlling Representative.
“Applicable Representative” means (i) until the earlier of (x) the Discharge of 2021 Indenture and (y) the Non-Controlling Representative Enforcement Date, the 2021 Indenture Representative and (ii) from and after the earlier of (x) the Discharge of 2021 Indenture and (y) the Non-Controlling Representative Enforcement Date, the Major Non-Controlling Representative.
“Authorized Officer” means, with respect to any Person, the chief executive officer, president, executive vice president, chief or principal financial officer or controller of such Person.
“Bankruptcy Case” has the meaning assigned to such term in Section 5.01(b).
“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.
“Bankruptcy Law” means Title 11 of the Bankruptcy Code, as amended, or any other United States federal or state bankruptcy, insolvency or similar law, fraudulent transfer or conveyance statute and any related case law.
“Board of Directors” means (a) with respect to Finance Corp., its board of directors, (b) with respect to the Company or the Parent, the Board of Directors of the General Partner or any authorized committee thereof; and (c) with respect to any other Person, the board or committee of such Person serving a similar function.
“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in The Woodlands, Texas or in New York, New York or another place of payment are authorized or required by law to close.
“Capital Stock” means (a) in the case of a corporation, corporate stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (c) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person (excluding debt securities convertible into or exchangeable for Capital Stock).
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“Class”, when used in reference to (a) any Second Lien Obligations, refers to whether such Second Lien Obligations are the 2021 Indenture Obligations or each Series of Other Second Lien Obligations, (b) any Second Lien Collateral Agent, refers to whether such Second Lien Collateral Agent is the 2021 Indenture Collateral Agent or in the case of the Other Second Lien Obligations, the Additional Second Lien Representative for such Series of Other Second Lien Obligations, (c) any Second Lien Claimholders, refers to whether such Second Lien Claimholders are the holders of the Initial 2021 Indenture Obligations or the holders of the Other Second Lien Obligations of any Series, (d) any Second Lien Documents, refers to whether such Second Lien Documents are the 2021 Indenture Documents or the Other Second Lien Documents with respect to Other Second Lien Obligations of any Series, and (e) any Second Lien Collateral Documents, refers to whether such Second Lien Collateral Documents are part of the 2021 Indenture Collateral Documents or the Other Second Lien Collateral Documents with respect to Other Second Lien Obligations of any Series.
“Collateral” means all assets and properties subject to, or purported to be subject to, Liens created pursuant to any Second Lien Collateral Document to secure one or more Series of Second Lien Obligations and shall include any property or assets subject to replacement Liens or adequate protection Liens in favor of any Second Lien Claimholder.
“Commission” or “SEC” means the Securities and Exchange Commission.
“Commodity Account” has the meaning given to such term in the UCC.
“Company” has the meaning assigned to such term in the preamble hereto.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.
“Controlling Claimholders” means (i) at any time when the 2021 Indenture Collateral Agent is the Applicable Collateral Agent, the 2021 Indenture Claimholders and (ii) at any other time, the Series of Second Lien Claimholders whose Second Lien Collateral Agent is the Applicable Collateral Agent.
“Deposit Accounts” has the meaning given to such in the UCC.
“Designation” means a designation of Additional Second Lien Indebtedness (as defined in the 2021 Indenture) and, if applicable, the designation of a Replacement 2021 Indenture, in each case, in substantially the form of Exhibit III.
“DIP Financing” has the meaning assigned to such term in Section 5.01(b).
“DIP Financing Liens” has the meaning assigned to such term in Section 5.01(b).
“DIP Lenders” has the meaning assigned to such term in Section 5.01(b).
“Discharge” means, with respect to any Series of Second Lien Obligations, that such Series of Second Lien Obligations is no longer secured by, and no longer required to be secured by, any Shared Collateral pursuant to the terms of the applicable Second Lien Documents for such Series of Second Lien Obligations. The term “Discharged” shall have a corresponding meaning.
“Equity Release Proceeds” has the meaning assigned to such term in Section 3.04.
“Event of Default” means an Event of Default (or similarly defined term) as defined in any Second Lien Document.
“Finance Corp.” has the meaning assigned to such term in the preamble hereto.
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“General Partner” means Summit Midstream GP, LLC, a Delaware limited liability company, and its successors and permitted assigns as general partner of the Parent or as the business entity with the ultimate authority to manage the business and operations of the Parent.
“Grantor” means Parent, the Company and each Subsidiary of Parent which has granted a security interest pursuant to any Second Lien Collateral Document to secure any Series of Second Lien Obligations.
“Grantor Joinder Agreement” means a supplement to this Agreement substantially in the form of Exhibit II.
“Impairment” has the meaning assigned to such term in Section 2.02.
“Initial 2021 Indenture” means the Indenture dated as of [____], 2021 (as amended, restated, amended and restated, supplemented, or otherwise modified from time to time) by and among the Issuers, the Parent, the Subsidiary Guarantors (as defined therein) from time to time party thereto, the Initial Second Lien Representative and the Initial Second Lien Collateral Agent.
“Initial 2021 Indenture Claimholders” means the holders of any Initial 2021 Indenture Obligations, including the “Secured Parties” as defined in the Initial 2021 Indenture or in the Initial 2021 Indenture Collateral Documents and the Initial Second Lien Representative and Initial Second Lien Collateral Agent.
“Initial 2021 Indenture Collateral Documents” means the “Security Documents” (as defined in the Initial 2021 Indenture) and any other agreement, document or instrument entered into for the purpose of granting a Lien to secure any Initial 2021 Indenture Obligations or to perfect such Lien (as each may be amended, restated, amended and restated, supplemented or otherwise modified from time to time).
“Initial 2021 Indenture Documents” means the Initial 2021 Indenture, each Initial 2021 Indenture Collateral Document and the other Note Documents (as defined in the Initial 2021 Indenture), and each of the other agreements, documents and instruments providing for or evidencing any other Initial 2021 Indenture Obligation, as each may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.
“Initial 2021 Indenture Obligations” means (a) all amounts owing to any Initial 2021 Indenture Claimholders pursuant to the terms of any Initial 2021 Indenture Document, including all amounts in respect of any principal, interest (including any Post-Petition Interest), premium (if any), penalties, fees, expenses (including fees, expenses and disbursements of agents, professional advisors and legal counsel), indemnifications, reimbursements, damages and other liabilities, and guarantees of the foregoing amounts, in each case whether or not allowed or allowable in an Insolvency or Liquidation Proceeding; and (b) to the extent any payment with respect to any Initial 2021 Indenture Obligation (whether by or on behalf of any Grantor, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a fraudulent conveyance or a preference in any respect, set aside or required to be paid to a debtor in possession, any Other Second Lien Claimholder, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the Initial 2021 Indenture Claimholders and the Other Second Lien Claimholders, be deemed to be reinstated and outstanding as if such payment had not occurred. To the extent that any interest, fees, expenses or other charges (including Post-Petition Interest) to be paid pursuant to the Initial 2021 Indenture Documents are disallowed by order of any court, including by order of a court of competent jurisdiction presiding over an Insolvency or Liquidation Proceeding, such interest, fees, expenses and charges (including Post-Petition Interest) shall, as between the Initial 2021 Indenture Claimholders and the Other Second Lien Claimholders, be deemed to continue to accrue and be added to the amount to be calculated as the “Initial 2021 Indenture Obligations”. Initial 2021 Indenture Obligations shall include any Registered Equivalent Notes and guarantees thereof by the Grantors issued in exchange therefor.
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“Initial Second Lien Collateral Agent” means Regions Bank, as collateral agent under the 2021 Indenture (in such capacity and together with its successors from time to time in such capacity).
“Initial Second Lien Representative” means Regions Bank, as trustee under the 2021 Indenture (in such capacity and together with its successors from time to time in such capacity).
“Insolvency or Liquidation Proceeding” means any case or proceeding, application, meeting convened, resolution passed, proposal, corporate action or any other proceeding commenced by or against a Person under any state, provincial, territorial, federal or foreign law for, or any agreement of such Person to, (i) the entry of an order for relief under the Bankruptcy Code, or any other steps being taken under any other insolvency, debtor relief, bankruptcy, receivership, debt adjustment law or other similar law (whether state, provincial, territorial, federal or foreign); (ii) the appointment of a custodian for such Person or any part of its property; (iii) an assignment or trust mortgage for the benefit of creditors; (iv) the winding-up or strike off of such Person; (v) the proposal or implementation of a scheme or plan of arrangement or composition; and/or (vi) a suspension of payment, moratorium of any debts, official assignment, composition or arrangement with a Person’s creditors.
“Intervening Creditor” has the meaning assigned to such term in Section 2.02.
“Intervening Lien” has the meaning assigned to such term in Section 2.02.
“Issuers” has the meaning assigned to such term in the preamble hereto.
“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction other than a precautionary financing statement respecting a lease not intended as a security agreement.
“Major Non-Controlling Representative” means the Second Lien Representative of the Series of Second Lien Obligations that constitutes the largest outstanding principal amount of any then outstanding Series of Other Second Lien Obligations (provided, however, that if there are two outstanding Series of Other Second Lien Obligations which have an equal outstanding principal amount, the Series of Other Second Lien Obligations with the earlier maturity date shall be considered to have the larger outstanding principal amount for purposes of this definition). For purposes of this definition, “principal amount” shall be deemed to include the face amount of any outstanding letter of credit issued under the particular Series.
“Non-Controlling Claimholder” means the Second Lien Claimholders which are not Controlling Claimholders.
“Non-Controlling Collateral Agent” means, at any time, each Second Lien Collateral Agent that is not the Applicable Collateral Agent at such time.
“Non-Controlling Representative” means, at any time, each Second Lien Representative that is not the Applicable Representative at such time.
“Non-Controlling Representative Enforcement Date” means, with respect to any Non-Controlling Representative, the date which is 180 days (throughout which 180 day period such Non-Controlling Representative was the Major Non-Controlling Representative) after the occurrence of both (i) an Event of Default (under and as defined in the Second Lien Documents under which such Non-Controlling Representative is the Second Lien Representative) and (ii) each Second Lien Collateral Agent’s and each other Second Lien Representative’s receipt of written notice from such Non-Controlling Representative certifying that (x) such Non-Controlling Representative is the Major Non-Controlling Representative and that an Event of Default (under and as defined in the Second Lien Documents under which such Non-Controlling Representative is the Second Lien Representative) has occurred and is continuing and (y) the
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Second Lien Obligations of the Series with respect to which such Non-Controlling Representative is the Second Lien Representative are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of the applicable Other Second Lien Document; provided that the Non-Controlling Representative Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred (1) at any time the Applicable Collateral Agent acting on the instructions of the Applicable Representative has commenced and is diligently pursuing any enforcement action with respect to Shared Collateral, (2) at any time that a Grantor that has granted a security interest in Shared Collateral is then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding or (3) if such Non-Controlling Representative subsequently rescinds or withdraws the written notice provided for in clause (ii).
“Other Second Lien Agreement” means any indenture, notes, credit agreement or other agreement, document (including any document governing reimbursement obligations in respect of letters of credit issued pursuant to any Other Second Lien Agreement) or instrument, pursuant to which any Grantor has or will incur Other Second Lien Obligations; provided that, in each case, the indebtedness thereunder has been designated as Other Second Lien Obligations pursuant to and in accordance the terms of this Agreement. For avoidance of doubt, neither the Initial 2021 Indenture nor any Replacement 2021 Indenture shall constitute an Other Second Lien Agreement.
“Other Second Lien Claimholder” means the holders of any Other Second Lien Obligations and any Second Lien Representative and Second Lien Collateral Agent with respect thereto.
“Other Second Lien Collateral Documents” means the “Security Documents” or “Collateral Documents” or similar term (in each case as defined in the applicable Other Second Lien Agreement) and any other agreement, document or instrument entered into for the purpose of granting a Lien to secure any Other Second Lien Obligations or to perfect such Lien (as each may be amended, restated, amended and restated, supplemented or otherwise modified from time to time).
“Other Second Lien Document” means, with respect to any Series of Other Second Lien Obligations, the Other Second Lien Agreements, and the Other Second Lien Collateral Documents applicable thereto and each other agreement, document and instrument providing for or evidencing any other Second Lien Obligation, as each may be amended, restated, amended and restated, supplemented or otherwise modified from time to time; provided that, in each case, the indebtedness thereunder has been designated as Other Second Lien Obligations pursuant to and in accordance with this Agreement.
“Other Second Lien Obligations” means all amounts owing to any Other Second Lien Claimholder pursuant to the terms of any Other Second Lien Document, including all amounts in respect of any principal, interest (including any Post-Petition Interest), premium (if any), penalties, fees, expenses (including fees, expenses and disbursements of agents, professional advisors and legal counsel), indemnifications, reimbursements, damages and other liabilities, and guarantees of the foregoing amounts, in each case whether or not allowed or allowable in an Insolvency or Liquidation Proceeding. Other Second Lien Obligations shall include any Registered Equivalent Notes and guarantees thereof by the Grantors issued in exchange therefor. For avoidance of doubt, neither the Initial 2021 Indenture Obligations nor any Replacement 2021 Indenture Obligations shall constitute Other Second Lien Obligations.
“Parent” means Summit Midstream Partners, LP, a Delaware limited partnership.
“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.
“Possessory Collateral” means any Shared Collateral in the possession of any Second Lien Collateral Agent (or its agents or bailees), to the extent that possession thereof perfects a Lien thereon under the Uniform Commercial Code of any jurisdiction or otherwise. Possessory Collateral includes any Certificated Securities, Promissory Notes, Instruments, and Tangible Chattel Paper (each as defined in the
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UCC), in each case, delivered to or in the possession of any Second Lien Collateral Agent under the terms of the Second Lien Collateral Documents.
“Post-Petition Interest” means interest, fees, expenses and other charges that pursuant to the 2021 Indenture Documents or Other Second Lien Documents, as applicable, continue to accrue after the commencement of any Insolvency or Liquidation Proceeding, whether or not such interest, fees, expenses and other charges are allowed or allowable under the Bankruptcy Law or in any such Insolvency or Liquidation Proceeding.
“Proceeds” means all proceeds of any sale, collection or other liquidation of any Collateral comprising either Shared Collateral or Equity Release Proceeds and all proceeds of any such distribution and any proceeds of any insurance covering the Shared Collateral received by the Applicable Collateral Agent and not returned to any Grantor under any Second Lien Document.
“Refinance” means, in respect of any indebtedness, to refinance, extend, renew, defease, amend, modify, supplement, restructure, replace, refund or repay, or to issue other indebtedness in exchange or replacement for, such indebtedness in whole or in part and regardless of whether the principal amount of such Refinancing indebtedness is the same, greater than or less than the principal amount of the Refinanced indebtedness. “Refinanced” and “Refinancing” shall have correlative meanings.
“Registered Equivalent Notes” means, with respect to any notes originally issued in a Rule 144A or other private placement transaction under the Securities Act, substantially identical notes (having the same guarantees and substantially the same collateral) issued in a dollar-for-dollar exchange therefor pursuant to an exchange offer registered with the SEC.
“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, trustees, officers, employees, agents and advisors of such Person and such Person’s Affiliates.
“Related Second Lien Claimholders” means, with respect to the Second Lien Collateral Agent or Second Lien Representative, as context requires, of any Class, the Second Lien Claimholders of such Class.
“Related Second Lien Documents” means, with respect to the Second Lien Collateral Agent or Second Lien Representative, as context requires, or Second Lien Claimholders of any Class, the Second Lien Documents of such Class.
“Replacement 2021 Indenture” means any loan agreement, indenture or other agreement that (i) Refinances the 2021 Indenture in accordance with this Agreement so long as, after giving effect to such Refinancing, the agreement that was the 2021 Indenture immediately prior to such Refinancing is no longer secured, and no longer required to be secured, by any of the Collateral and (ii) becomes the 2021 Indenture hereunder by designation as such pursuant to this Agreement.
“Replacement 2021 Indenture Claimholders” means the holders of any Replacement 2021 Indenture Obligations, including the “Second Lien Claimholders” as defined in the Replacement 2021 Indenture or in the Replacement 2021 Indenture Collateral Documents and the Replacement Second Lien Representative and Replacement Second Lien Collateral Agent.
“Replacement 2021 Indenture Collateral Documents” means the “Security Documents” or “Collateral Documents” or similar term (as defined in the Replacement 2021 Indenture) and any other agreement, document or instrument entered into for the purpose of granting a Lien to secure any Replacement 2021 Indenture Obligations or to perfect such Lien (as each may be amended, restated, amended and restated, supplemented or otherwise modified from time to time).
“Replacement 2021 Indenture Documents” means the Replacement 2021 Indenture, each Replacement 2021 Indenture Collateral Document and the other Note Documents or similar term (as defined in the Replacement 2021 Indenture), and each of the other agreements, documents and instruments providing for or evidencing any other Replacement 2021 Indenture Obligation, as each may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.
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“Replacement 2021 Indenture Obligations” means (a) all principal of and interest (including any Post-Petition Interest) and premium (if any) on all loans made pursuant to the Replacement 2021 Indenture and (ii) all guarantee obligations, fees, expenses and all other obligations under the Replacement 2021 Indenture and the other Replacement 2021 Indenture Documents, in each case whether or not allowed or allowable in an Insolvency or Liquidation Proceeding; and (b) to the extent any payment with respect to any Replacement 2021 Indenture Obligation (whether by or on behalf of any Grantor, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a fraudulent conveyance or a preference in any respect, set aside or required to be paid to a debtor in possession, any Other Second Lien Claimholder, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the Replacement 2021 Indenture Claimholders and the Other Second Lien Claimholders, be deemed to be reinstated and outstanding as if such payment had not occurred. To the extent that any interest, fees, expenses or other charges (including Post-Petition Interest) to be paid pursuant to the Replacement 2021 Indenture Documents are disallowed by order of any court, including by order of a court of competent jurisdiction presiding over an Insolvency or Liquidation Proceeding, such interest, fees, expenses and charges (including Post-Petition Interest) shall, as between the Replacement 2021 Indenture Claimholders and the Other Second Lien Claimholders, be deemed to continue to accrue and be added to the amount to be calculated as the “Replacement 2021 Indenture Obligations”. Replacement 2021 Indenture Obligations shall include any Registered Equivalent Notes and guarantees thereof by the Grantors issued in exchange therefor.
“Replacement Second Lien Collateral Agent” means, in respect of any Replacement 2021 Indenture, the collateral agent or person serving in similar capacity under the Replacement 2021 Indenture.
“Replacement Second Lien Representative” means, in respect of any Replacement 2021 Indenture, the administrative agent, trustee or person serving in similar capacity under the Replacement 2021 Indenture.
“Second Lien Claimholders” means (i) the 2021 Indenture Claimholders and (ii) the Other Second Lien Claimholders with respect to each Series of Other Second Lien Obligations.
“Second Lien Collateral Agent” means (i) in the case of any 2021 Indenture Obligations, the 2021 Indenture Collateral Agent (which in the case of the Initial 2021 Indenture Obligations shall be the Initial Second Lien Collateral Agent and in the case of any Replacement 2021 Indenture shall be the Replacement Second Lien Collateral Agent) and (ii) in the case of the Other Second Lien Obligations, the Additional Second Lien Collateral Agent for such Series of Other Second Lien Obligations shall be the Second Lien Collateral Agent for such Series.
“Second Lien Collateral Documents” means, collectively, (i) the 2021 Indenture Collateral Documents and (ii) the Other Second Lien Collateral Documents.
“Second Lien Documents” means (i) the 2021 Indenture Documents, and (ii) each Other Second Lien Document.
“Second Lien Joinder Agreement” means a supplement to this Agreement substantially in the form of Exhibit I.
“Second Lien Obligations” means, collectively, (i) the 2021 Indenture Obligations and (ii) each Series of Other Second Lien Obligations.
“Second Lien Representatives” means, at any time, (i) in the case of any Initial 2021 Indenture Obligations or the Initial 2021 Indenture Claimholders, the Initial Second Lien Representative, (ii) in the case of any Replacement 2021 Indenture Obligations or the Replacement 2021 Indenture Claimholders, the Replacement Second Lien Representative, and (iii) in the case of any other Series of Other Second Lien Obligations or Other Second Lien Claimholders of such Series that becomes subject to this Agreement after the date thereof, the Additional Second Lien Representative for such Series.
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“Securities Account” has the meaning given to such term in the UCC.
“Securities Act” means the U.S. Securities Act of 1933, as amended.
“Series” means, (a) with respect to the Second Lien Claimholders, each of (i) the Initial 2021 Indenture Claimholders (in their capacities as such), (ii) the Replacement 2021 Indenture Claimholders (in their capacities as such), and (iii) the Other Second Lien Claimholders (in their capacities as such) that become subject to this Agreement after the date thereof that are represented by a common Second Lien Representative (in its capacity as such for such Other Second Lien Claimholders) and (b) with respect to any Second Lien Obligations, each of (i) the Initial 2021 Indenture Obligations, (ii) the Replacement 2021 Indenture Obligations and (iii) the Other Second Lien Obligations incurred pursuant to any Other Second Lien Document, which pursuant to any joinder agreement, are to be represented hereunder by a common Second Lien Representative (in its capacity as such for such Other Second Lien Obligations).
“Shared Collateral” means, at any time, Collateral in which the holders of two or more Series of Second Lien Obligations (or their respective Second Lien Representatives or Second Lien Collateral Agents on behalf of such holders) hold, or purport to hold, or are required to hold pursuant to the Second Lien Documents in respect of such Series, a valid security interest or Lien at such time. If more than two Series of Second Lien Obligations are outstanding at any time and the holders of less than all Series of Second Lien Obligations hold, or purport to hold, or are required to hold pursuant to the Second Lien Documents in respect of such Series, a valid security interest or Lien in any Collateral at such time, then such Collateral shall constitute Shared Collateral for those Series of Second Lien Obligations that hold, or purport to hold, or are required to hold pursuant to the Second Lien Documents in respect of such Series, a valid security interest or Lien in such Collateral at such time and shall not constitute Shared Collateral for any Series which does not hold, or purport to hold, or are required to hold pursuant to the Second Lien Documents in respect of such Series, a valid security interest or Lien in such Collateral at such time.
“Subsidiary” means, with respect to any specified Person, (a) any corporation, association or other business entity (other than a partnership or limited liability company) of which more than 50% of the total voting power of Voting Stock is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and (b) any partnership (whether general or limited) or limited liability company (i) the sole general partner or member of which is such Person or a Subsidiary of such Person, or (ii) if there is more than a single general partner or member, either (x) the only managing general partners or managing members of which are such Person or one or more Subsidiaries of such Person (or any combination thereof) or (y) such Person owns or controls, directly or indirectly, a majority of the outstanding general partner interests, member interests or other Voting Stock of such partnership or limited liability company, respectively.
“Underlying Assets” has the meaning assigned to such term in Section 3.04.
“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that, in the event that, if by reason of mandatory provisions of law, any or all of the perfection or priority of, or remedies with respect to, any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions hereof relating to such perfection, priority or remedies.
“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors of such Person.
Section I.01. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and
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“including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument, other document, statute or regulation herein shall be construed as referring to such agreement, instrument, other document, statute or regulation as from time to time amended, supplemented or otherwise modified, (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, but shall not be deemed to include the subsidiaries of such Person unless express reference is made to such subsidiaries, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections and Exhibits shall be construed to refer to Articles, and Sections of, and Exhibits to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
Section I.02. Concerning the Second Lien Representatives and Second Lien Collateral Agents. Each acknowledgement, agreement, consent and waiver (whether express or implied) in this Agreement made by any Second Lien Representative and any Second Lien Collateral Agent, whether on behalf of itself or any of its Related Second Lien Claimholders, is made in reliance on the authority granted to it pursuant to the authorization thereof under the 2021 Indenture, Other Second Lien Agreement, 2021 Indenture Collateral Documents or Other Second Lien Collateral Documents, as the context may require. It is understood and agreed that each Second Lien Representative and each Second Lien Collateral Agent shall not be responsible for or have any duty to ascertain or inquire into whether any of its Related Second Lien Claimholders is in compliance with the terms of this Agreement, and no party hereto or any other Second Lien Claimholder shall have any right of action whatsoever against any Second Lien Representative or any Second Lien Collateral Agent for any failure of any of its Related Second Lien Claimholders to comply with the terms hereof or for any of its Related Second Lien Claimholders taking any action contrary to the terms hereof.
Article II

LIEN PRIORITIES; PROCEEDS
Section II.01. Relative Priorities.
(a)Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Lien on any Shared Collateral securing any Second Lien Obligation or the date, time, method or order in which the Second Lien Obligations arise and regardless of any intermediate discharge of the Second Lien Obligations in whole or in part, and notwithstanding any provision of the Uniform Commercial Code of any jurisdiction, any other applicable law or any Second Lien Document, or any other circumstance whatsoever (but, in each case, subject to Section 2.01(b) and Section 2.02), each Second Lien Collateral Agent, for itself and on behalf of its Related Second Lien Claimholders, agrees that Liens on any Shared Collateral securing Second Lien Obligations of any Class shall be of equal priority and the benefits and proceeds of the Shared Collateral shall be shared among such Classes as provided herein.
(b)Anything contained herein or in any of the Second Lien Documents to the contrary notwithstanding, if an Event of Default has occurred and is continuing, and the Applicable Collateral Agent is taking action to enforce rights in respect of any Collateral, or any distribution is made in respect of any Shared Collateral in any Bankruptcy Case of any Grantor or any Second Lien Claimholder receives any payment pursuant to any intercreditor agreement (other than this Agreement) or otherwise with respect to any Shared Collateral, the Proceeds shall be applied by the Applicable Collateral Agent in the following order:
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(i)FIRST, to the payment of all amounts owing to each Second Lien Collateral Agent (in its capacity as such) and each Second Lien Representative (in its capacity as such) secured by such Shared Collateral or, in the case of Equity Release Proceeds, secured by the Underlying Assets, including all reasonable costs and expenses incurred by each Second Lien Collateral Agent (in its capacity as such) and each Second Lien Representative (in its capacity as such) in connection with such collection or sale or otherwise in connection with this Agreement, any other Second Lien Document or any of the Second Lien Obligations, including all court costs and the reasonable fees and expenses of its agents and legal counsel, and any other reasonable costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Second Lien Document and all fees and indemnities owing to such Second Lien Collateral Agents and Second Lien Representatives, ratably to each such Second Lien Collateral Agent and Second Lien Representative in accordance with the amounts payable to it pursuant to this clause FIRST;
(ii)SECOND, subject to the terms of the next full paragraph below and terms relating to similar liens contained in this Agreement, to the extent Proceeds remain after the application pursuant to the preceding clause (a), to each Second Lien Representative for the payment in full of the other Second Lien Obligations of each Series secured by such Shared Collateral or, in the case of Equity Release Proceeds, secured by the Underlying Assets, and, if the amount of such Proceeds are insufficient to pay in full the Second Lien Obligations of each Series so secured then such Proceeds shall be allocated among the Second Lien Representatives of each Series secured by such Shared Collateral or, in the case of Equity Release Proceeds, secured by the Underlying Assets, pro rata according to the amounts of such Second Lien Obligations owing to each such respective Second Lien Representative and the other Second Lien Claimholders represented by it for distribution by such Second Lien Representative in accordance with its respective Second Lien Documents; and
(iii)THIRD, any balance of such Proceeds remaining after the application pursuant to preceding clauses (ii) and (iii), to the Grantors, their successors or assigns from time to time, or to whomever may be lawfully entitled to receive the same.
If, despite the provisions of this Section 2.01(b), any Second Lien Claimholder shall receive any payment or other recovery in excess of its portion of payments on account of the Second Lien Obligations to which it is then entitled in accordance with this Section 2.01(b), such Second Lien Claimholder shall hold such payment or recovery in trust for the benefit of all Second Lien Claimholders for distribution in accordance with this Section 2.01(b). Notwithstanding the foregoing, with respect to any Shared Collateral for which a third party (other than a Second Lien Claimholder) has a lien or security interest that is junior in priority to the security interest of any Series of Second Lien Obligations but senior (as determined by appropriate legal proceedings in the case of any dispute) to the security interest of any other Series of Second Lien Obligations, the value of any Shared Collateral or Proceeds allocated to such third party shall be deducted on a ratable basis solely from the Shared Collateral or Proceeds to be distributed in respect of the Series of Second Lien Obligations with respect to which such Impairment exists.
(c)For the avoidance of doubt, any amounts to be distributed pursuant to this Section 2.01 shall be distributed by the Applicable Collateral Agent to each Non-Controlling Representative for further distribution to its Related Second Lien Claimholders.
(d)It is acknowledged that the Second Lien Obligations of any Class may, subject to the limitations set forth in the then extant Second Lien Documents, be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, Refinanced or otherwise amended or
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modified from time to time, all without affecting the priorities set forth in Section 2.01(b) or the provisions of this Agreement defining the relative rights of the Second Lien Claimholders of any Class.
Section II.02. Impairments. It is the intention of the parties hereto that the Second Lien Claimholders of any given Class of Second Lien Obligations (and not the Second Lien Claimholders of any other Class of Second Lien Obligations) bear the risk of any determination by a court of competent jurisdiction that (i) any Second Lien Obligations of such Class of Second Lien Obligations are unenforceable under applicable law or are subordinated to any other obligations (other than another Class of Second Lien Obligations), (ii) the Second Lien Claimholders of such Class of Second Lien Obligations do not have a valid and perfected Lien on any of the Collateral securing any Second Lien Obligations of any other Class of Second Lien Obligations and/or (iii) any Person (other than any Second Lien Collateral Agent or Second Lien Claimholder) has a Lien on any Shared Collateral that is senior in priority to the Lien on such Shared Collateral securing Second Lien Obligations of such Class of Second Lien Obligations, but junior to the Lien on such Shared Collateral securing any other Class of Second Lien Obligations (any such Lien being referred to as an “Intervening Lien”, and any such Person being referred to as an “Intervening Creditor”) (any condition with respect to Second Lien Obligations of such Class of Second Lien Obligations being referred to as an “Impairment” of such Class); provided that the existence of a maximum claim with respect to any real property subject to a mortgage that applies to all Second Lien Obligations shall not be deemed to be an Impairment of any Class of Second Lien Obligations. In the event an Impairment exists with respect to Second Lien Obligations of any Class, the results of such Impairment shall be borne solely by the Second Lien Claimholders of such Class of Second Lien Obligations, and the rights of the Second Lien Claimholders of such Class of Second Lien Obligations (including the right to receive distributions in respect of Second Lien Obligations of such Class of Second Lien Obligations pursuant to Section 2.01(b)) set forth herein shall be modified to the extent necessary so that the results of such Impairment are borne solely by the Second Lien Claimholders of such Class. In furtherance of the foregoing, in the event Second Lien Obligations of any Class of Second Lien Obligations shall be subject to an Impairment in the form of an Intervening Lien of any Intervening Creditor, the value of any Shared Collateral or Proceeds that are allocated to such Intervening Creditor shall be deducted solely from the Shared Collateral or Proceeds to be distributed in respect of Second Lien Obligations of such Class. In the event Second Lien Obligations of any Class of Second Lien Obligations are modified pursuant to applicable law (including, without limitation, pursuant to Section 1129 of the Bankruptcy Code), any reference to such Second Lien Obligations or the First Lien Security Documents (as defined in the Initial 2021 Indenture) governing such Second Lien Obligations shall refer to such obligations or such documents as so modified.
Section II.03. Payment Over. Each Second Lien Collateral Agent, on behalf of itself and its Related Second Lien Claimholders, agrees that if such Second Lien Collateral Agent or any of its Related Second Lien Claimholders shall at any time obtain possession of any Shared Collateral or receive any Proceeds (other than as a result of any application of Proceeds pursuant to Section 2.01(b)), in each case pursuant to any Second Lien Collateral Document or by the exercise of any rights available to it under applicable law or in any Insolvency or Liquidation Proceeding or through any other exercise of remedies (including pursuant to any intercreditor agreement) or otherwise in contravention of this Agreement, at any time prior to the Discharge of each of the Second Lien Obligations, then it shall hold such Shared Collateral or Proceeds in trust for the other Second Lien Claimholders and promptly transfer such Shared Collateral or Proceeds, as the case may be, to the Controlling Claimholder, to be distributed in accordance with the provisions of Section 2.01(b) hereof.
Section II.04. Determinations with Respect to Amounts of Obligations and Liens. Whenever the Second Lien Collateral Agent of any Class shall be required, in connection with the exercise of its rights or the performance of its obligations hereunder, to determine the existence or amount of any Second Lien Obligations of any other Class, or the Shared Collateral subject to any Lien securing the Second Lien Obligations of any other Class (and whether such Lien constitutes a valid and perfected
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Lien), it may request that such information be furnished to it in writing by the Second Lien Collateral Agent or Second Lien Representative of such other Class and shall be entitled to make such determination on the basis of the information so furnished; provided that if, notwithstanding the request of the Second Lien Collateral Agent of such Class, the Second Lien Collateral Agent or Second Lien Representative of such other Class shall fail or refuse reasonably promptly to provide the requested information, the Second Lien Collateral Agent of such Class shall be entitled to make any such determination by such method as it may, in the exercise of its good faith judgment, determine, including by reliance upon a certificate of an Authorized Officer of the Company. Each Second Lien Collateral Agent may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to any Grantor, any Second Lien Claimholder or any other Person as a result of such determination or any action taken or not taken pursuant thereto.
Section II.05. Exculpatory Provisions. Without limitation of Article VI, none of the Second Lien Collateral Agents or any Second Lien Claimholders shall be liable for any action taken or omitted to be taken by any Second Lien Collateral Agent, Second Lien Representative or Second Lien Claimholder with respect to any Shared Collateral in accordance with the provisions of this Agreement.
Article III

RIGHTS AND REMEDIES; MATTERS RELATING TO SHARED COLLATERAL
Section III.01. Exercise of Rights and Remedies.
(a)Notwithstanding Section 2.01, (i) only the Applicable Collateral Agent shall act or refrain from acting with respect to Shared Collateral (including with respect to any other intercreditor agreement with respect to any Shared Collateral), (ii) the Applicable Collateral Agent shall act only on the instructions of the Applicable Representative and shall not follow any instructions with respect to such Shared Collateral (including with respect to any other intercreditor agreement with respect to any Shared Collateral) from any Non-Controlling Representative (or any other Second Lien Claimholder other than the Applicable Representative) and (iii) no Other Second Lien Claimholder shall or shall instruct any Second Lien Collateral Agent to, and any other Second Lien Collateral Agent that is not the Applicable Collateral Agent shall not, commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its security interest in or realize upon, or take any other action available to it in respect of, Shared Collateral (including with respect to any other intercreditor agreement with respect to Shared Collateral), whether under any Second Lien Collateral Document (other than the Second Lien Collateral Documents applicable to the Applicable Collateral Agent), applicable law or otherwise, it being agreed that only the Applicable Collateral Agent, acting in accordance with the Second Lien Collateral Documents applicable to it, shall be entitled to take any such actions or exercise any remedies with respect to such Shared Collateral at such time. Without limitation of the foregoing, (A) in any Insolvency or Liquidation Proceeding commenced by or against the Company or any other Grantor, each Second Lien Collateral Agent or any of its Related Second Lien Claimholders may file a proof of claim or statement of interest with respect to the applicable Second Lien Obligations thereto, (B) in any Insolvency or Liquidation Proceeding commenced by or against the Company or any other Grantor, each Second Lien Collateral Agent or its Related Second Lien Claimholders may file any necessary or appropriate responsive pleadings in opposition to any motion, adversary proceeding or other pleading filed by any Person objecting to or otherwise seeking disallowance of the claim or Lien of such Second Lien Collateral Agent or Related Second Lien Claimholder, (C) each Second Lien Collateral Agent or its Related Second Lien Claimholders may file any pleadings, objections, motions, or agreements which assert rights available to unsecured creditors of the Company or any other Grantor arising under any Insolvency or Liquidation
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Proceeding or applicable non-bankruptcy law, and (D) each Second Lien Collateral Agent and its Related Second Lien Claimholders may vote on any plan of reorganization in any Insolvency or Liquidation Proceeding of the Company or any other Grantor, in each case of clause (A) through (D) above, to the extent such action is not prohibited by or inconsistent with, or could not result in a resolution inconsistent with, the terms of this Agreement.
(b)Notwithstanding the equal priority of the Liens securing each Series of Second Lien Obligations granted on the Shared Collateral, the Applicable Collateral Agent (acting on the instructions of the Applicable Representative) is permitted to deal with the Shared Collateral as if such Applicable Collateral Agent had a senior and exclusive Lien on such Shared Collateral. No Non-Controlling Representative, Non-Controlling Claimholder or Second Lien Collateral Agent that is not the Applicable Collateral Agent is permitted to contest, protest or object to any foreclosure proceeding or action brought by the Applicable Collateral Agent, the Applicable Representative or the Controlling Claimholders or any other exercise by the Applicable Collateral Agent, the Applicable Representative or the Controlling Claimholders of any rights and remedies relating to the Shared Collateral.
(c)Each of the Second Lien Collateral Agents (other than the 2021 Indenture Collateral Agent) and the Second Lien Representatives (other than the 2021 Indenture Representative) agrees that it will not accept any Lien on any Collateral for the benefit of any Series of Other Second Lien Obligations (other than funds deposited for the satisfaction, discharge or defeasance of any Other Second Lien Agreement) other than pursuant to the Second Lien Collateral Documents, and by executing this Agreement, each such Second Lien Collateral Agent and each such Second Lien Representative and the Series of Second Lien Claimholders for which it is acting pursuant to this Agreement agree to be bound by the provisions of this Agreement and the other Second Lien Collateral Documents applicable to it.
Section III.02. Prohibition on Contesting Liens. Each of the Second Lien Claimholders agrees that it will not (and will waive any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the perfection, priority, validity or enforceability of a Lien held by or on behalf of any of the Second Lien Claimholders in all or any part of the Collateral or the provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair (a) the rights of any Second Lien Collateral Agent or any Second Lien Representative to enforce this Agreement or (b) the rights of any Second Lien Claimholder to contest or support any other Person in contesting the enforceability of any Lien purporting to secure obligations not constituting Second Lien Obligations.
Section III.03. Prohibition on Challenging this Agreement. Each Second Lien Collateral Agent agrees, on behalf of itself and its Related Second Lien Claimholders, that neither such Second Lien Collateral Agent nor any of its Related Second Lien Claimholders will attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any Second Lien Collateral Agent or any of its Related Second Lien Claimholders to enforce this Agreement.
Section III.04. Release of Liens. If, at any time any Shared Collateral is transferred to a third party or otherwise disposed of, in each case, in connection with any enforcement by the Applicable Collateral Agent in accordance with the provisions of this Agreement, then (whether or not any Insolvency or Liquidation Proceeding is pending at the time) the Liens in favor of the other Second Lien Collateral Agents for the benefit of each Series of Second Lien Claimholders (or in favor of such other Second Lien Claimholders if directly secured by such Liens) upon such Shared Collateral will automatically be released and discharged upon final conclusion of such disposition as and when, but only to the extent, such Liens of the Applicable Collateral Agent on such Shared Collateral are released and discharged; provided that any proceeds of any Shared Collateral realized therefrom shall be applied
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pursuant to the priority set forth in this Agreement. If in connection with any such foreclosure or other exercise of remedies by the Applicable Collateral Agent, the Applicable Collateral Agent or related Applicable Representative of such Series of Second Lien Obligations releases any guarantor from its obligation under a guarantee of the Series of Second Lien Obligations for which it serves as agent prior to a Discharge of such Series of Second Lien Obligations, such guarantor also shall be automatically released from its guarantee of all other Second Lien Obligations. If in connection with any such foreclosure or other exercise of remedies by the Applicable Collateral Agent, the equity interests of any Person are foreclosed upon or otherwise disposed of and the Applicable Collateral Agent releases its Lien on the property or assets of such Person, then the Liens of each other Second Lien Collateral Agent (or in favor of such other Second Lien Claimholders if directly secured by such Liens) with respect to any Shared Collateral consisting of the property or assets of such Person will be automatically released to the same extent as the Liens of the Applicable Collateral Agent are released; provided that any proceeds of any such equity interests foreclosed upon where the Applicable Collateral Agent releases its Lien on the assets of such Person on which another Series of Second Lien Obligations holds a Lien on any of the assets of such Person (any such assets, the “Underlying Assets”) which Lien is released as provided in this sentence (any such Proceeds being referred to herein as “Equity Release Proceeds” regardless of whether or not such other Series of Second Lien Obligations holds a Lien on such equity interests so disposed of) shall be applied pursuant to the priority set forth in this Agreement.
Article IV

COLLATERAL
Section IV.01. Bailment for Perfection of Security Interests.
(a)The Applicable Collateral Agent shall be entitled to hold any Possessory Collateral constituting Shared Collateral. Notwithstanding the foregoing, each Second Lien Collateral Agent agrees to hold any Possessory Collateral constituting Shared Collateral and any other Shared Collateral from time to time in its possession or control (or in the possession or control of its agents or bailees) as gratuitous bailee for the benefit of each other Second Lien Claimholder (such bailment being intended, among other things, to satisfy the requirements of Sections 8-106(d)(3), 8-301(a)(2) and 9-313(c) of the UCC) and any assignee, solely for the purpose of perfecting the security interest granted in such Shared Collateral, if any, pursuant to the applicable Second Lien Collateral Documents. Solely with respect to any Deposit Accounts, Commodity Accounts or Securities Accounts constituting Shared Collateral under the control (within the meaning of Section 9-104 of the UCC) of any Second Lien Collateral Agent, each such Second Lien Collateral Agent will agree to also hold control over such accounts as gratuitous agent for each other Second Lien Claimholder and any assignee solely for the purpose of perfecting the security interest in such accounts.
(b)The Applicable Collateral Agent shall, upon the Discharge of Second Lien Obligations with respect to which such Applicable Collateral Agent is the Second Lien Collateral Agent, transfer the possession and control of the Possessory Collateral, together with any necessary endorsements but without recourse or warranty, to the successor Applicable Collateral Agent. In connection with any transfer under the foregoing sentence by any Second Lien Collateral Agent, such transferor Applicable Collateral Agent agrees to take all actions in its power as shall be necessary or reasonably requested by the transferee Applicable Collateral Agent to permit the transferee Applicable Collateral Agent to obtain, for the benefit of its Related Second Lien Claimholders, a security interest of equal priority prior to such transfer, in the applicable Possessory Collateral. The Company shall take such further action as is required to effectuate the transfer contemplated hereby and shall indemnify each Second Lien Collateral Agent for loss or damage suffered by such Second Lien Collateral Agent as a result of such transfer, except for loss or damage suffered by such Second Lien Collateral Agent as a
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result of its own willful misconduct, gross negligence or bad faith, in each case to the extent determined by a court of competent jurisdiction in a final and non-appealable judgment.
(c)Each Second Lien Collateral Agent agrees to hold any Shared Collateral constituting Possessory Collateral, from time to time in its possession, as gratuitous bailee for the benefit of each other Second Lien Claimholder and any assignee, solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable Second Lien Documents, in each case, subject to the terms and conditions of this Section 4.01.
(d)No Applicable Collateral Agent shall have any obligation whatsoever to the other the Second Lien Representatives, the Second Lien Collateral Agents or the Second Lien Claimholders to ensure that the Possessory Collateral is genuine or owned by any of the Grantors, to perfect the security interests of the Second Lien Collateral Agents or other Second Lien Claimholders or to preserve rights or benefits of any Person except as expressly set forth in this Section 4.01. The duties or responsibilities of each Second Lien Collateral Agent under this Section 4.01 shall be limited solely to holding any Shared Collateral constituting Possessory Collateral as gratuitous bailee for the benefit of each other Second Lien Claimholder for purposes of perfecting the Lien held by such Second Lien Claimholders thereon.
(e)No Applicable Collateral Agent or any other Controlling Claimholder shall have by reason of the Second Lien Documents, this Agreement or any other document a fiduciary relationship in respect of any Second Lien Representative or any other Second Lien Claimholder and the Second Lien Representatives, the Second Lien Collateral Agents and the Second Lien Claimholders hereby waive and release the Applicable Collateral Agent and the Controlling Claimholders from all claims and liabilities arising pursuant to any Applicable Collateral Agent’s role under this Section 4.01 as gratuitous bailee and gratuitous agent with respect to the Possessory Collateral.

Section IV.02. Delivery of Documents. Promptly after the execution and delivery to any Second Lien Collateral Agent by any Grantor of any Second Lien Collateral Document (other than (a) any Second Lien Collateral Document in effect on the date hereof and (b) any Second Lien Collateral Document referred to in paragraph (b) of Article IX, but including any amendment, amendment and restatement, waiver or other modification of any such Second Lien Collateral Document), the Company shall deliver to each Second Lien Collateral Agent party hereto at such time a copy of such Second Lien Collateral Document.
Article V
Section I.01. Certain Agreements With Respect to Bankruptcy or Insolvency Proceedings.
(a)This Agreement shall continue in full force and effect notwithstanding the commencement of any Insolvency or Liquidation Proceeding against the Company or any other Grantor, and the parties hereto acknowledge that this Agreement is intended to be and shall be enforceable as a “subordination” agreement under Section 510(a) of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law. All references herein to any Grantor shall apply to any receiver or trustee for such Person and such Person as a debtor-in-possession.
(b)If any Grantor shall become subject to a case (a “Bankruptcy Case”) under the Bankruptcy Code and shall, as debtor(s)-in-possession, move for approval of financing (“DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) under Section 364 of the Bankruptcy Code or the use of cash collateral under Section 363 of the Bankruptcy Code, each Second Lien Claimholder (other than any Controlling Claimholder or any Second Lien Representative of any Controlling Claimholder) agrees that it will not raise any objection to any such financing or to the Liens on the Shared
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Collateral securing the same (“DIP Financing Liens”) or to any use of cash collateral that constitutes Shared Collateral, unless a Second Lien Representative of the Controlling Claimholders shall then oppose or object to such DIP Financing or such DIP Financing Liens or use of cash collateral (and (i) to the extent that such DIP Financing Liens are senior to the Liens on any such Shared Collateral for the benefit of the Controlling Claimholders, each Non-Controlling Claimholder will subordinate its Liens with respect to such Shared Collateral on the same terms as the Liens of the Controlling Claimholders (other than any Liens of any Second Lien Claimholders constituting DIP Financing Liens) are subordinated thereto, and (ii) to the extent that such DIP Financing Liens rank pari passu with the Liens on any such Shared Collateral granted to secure the Second Lien Obligations of the Controlling Claimholders, each Non-Controlling Claimholder will confirm the priorities with respect to such Shared Collateral as set forth in this Agreement), in each case so long as (1) the Second Lien Claimholders of each Series retain the benefit of their Liens on all such Shared Collateral pledged to the DIP Lenders, including proceeds thereof arising after the commencement of such proceeding, with the same priority vis-à-vis all the other Second Lien Claimholders (other than any Liens of the Second Lien Claimholders constituting DIP Financing Liens) as existed prior to the commencement of the Bankruptcy Case, (2) the Second Lien Claimholders of each Series are granted Liens on any additional collateral pledged to any Second Lien Claimholders as adequate protection or otherwise in connection with such DIP Financing or use of cash collateral, with the same priority vis-à-vis the Second Lien Claimholders as set forth in this Agreement (other than any Liens of any Second Lien Claimholders constituting DIP Financing Liens), (3) if any amount of such DIP Financing or cash collateral is applied to repay any of the Second Lien Obligations, such amount is applied pursuant to the terms of this Agreement, and (4) if any Second Lien Claimholders are granted adequate protection with respect to the Second Lien Obligations subject hereto, including in the form of periodic payments, in connection with such use of cash collateral, the proceeds of such adequate protection are applied pursuant to the terms of this Agreement; provided that the Second Lien Claimholders of each Series shall have a right to object to the grant of a Lien to secure the DIP Financing over any Collateral subject to Liens in favor of the Second Lien Claimholders of such Series or its Second Lien Representative that shall not constitute Shared Collateral (unless such Collateral fails to constitute Shared Collateral because the Lien in respect thereof constitutes a declined lien with respect to such Second Lien Claimholders or their Second Lien Representative or Second Lien Collateral Agent); provided, further, that the Second Lien Claimholders receiving adequate protection shall not be permitted to object to any other Second Lien Claimholder receiving adequate protection comparable to any adequate protection granted to such Second Lien Claimholders in connection with a DIP Financing or use of cash collateral.
(c)If any Second Lien Claimholder is granted adequate protection (i) in the form of Liens on any additional collateral, then each other Second Lien Claimholder shall be entitled to seek, and each Second Lien Claimholder will consent and not object to, adequate protection in the form of Liens on such additional collateral with the same priority vis-à-vis the Second Lien Claimholders as set forth in this Agreement, (ii) in the form of a superpriority or other administrative claim, then each other Second Lien Claimholder shall be entitled to seek, and each Second Lien Claimholder will consent and not object to, adequate protection in the form of a pari passu superpriority or administrative claim or (iii) in the form of periodic or other cash payments, then the proceeds of such adequate protection must be applied to all Second Lien Obligations pursuant to the terms of this Agreement.
(d)If, in any Insolvency or Liquidation Proceeding or otherwise, all or part of any payment with respect to the Second Lien Obligations of any Class previously made shall be avoided or rescinded for any reason whatsoever (including an order or judgment for disgorgement of a preference, fraudulent transfer or other avoidance action under the Bankruptcy Code, or any equivalent provision of any other Bankruptcy Law), then the terms and conditions of this Agreement shall be fully applicable thereto until all the Second Lien Obligations of such Class shall again have been satisfied in full in cash. This Section 5.01 shall survive termination of this Agreement.
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(e)As among the Second Lien Claimholders, the Applicable Collateral Agent (acting at the direction of the Applicable Representative), shall have the right, but not the obligation, to adjust or settle any insurance policy or claim covering or constituting Shared Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the Shared Collateral. To the extent any Second Lien Collateral Agent or any other Second Lien Claimholder receives proceeds of such insurance policy and such proceeds are not permitted or required to be returned to any Grantor under the applicable Second Lien Documents, such proceeds shall be turned over to the Applicable Collateral Agent for application as provided in accordance with the terms of this Agreement.
Article VI
Section I.01. The Applicable Collateral Agent, Applicable Representative and Controlling Claimholders.
(a)Notwithstanding any other provision of this Agreement, nothing herein shall be construed to impose any fiduciary or other duty on the Applicable Collateral Agent, the Applicable Representative or any Controlling Claimholder to any Non-Controlling Claimholder or give any Non-Controlling Claimholder the right to direct any such Person, except that each such Person shall be obligated to distribute proceeds of any Shared Collateral in accordance with Section 2.01(b) hereof.
In furtherance of the foregoing, each Non-Controlling Claimholder agrees that none of the Applicable Collateral Agent, the Applicable Representative or any other Second Lien Claimholder shall have any duty or obligation first to marshal or realize upon any type of Shared Collateral (or any other Collateral securing any of the Second Lien Obligations), or to sell, dispose of or otherwise liquidate all or any portion of such Shared Collateral (or any other Collateral securing any Second Lien Obligations), in any manner that would maximize the return to the Non-Controlling Claimholders, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by the Non-Controlling Claimholders from such realization, sale, disposition or liquidation.
(b)None of the Applicable Collateral Agent, the Applicable Representative or any other Controlling Claimholder shall have any duties or obligations to any Non-Controlling Claimholder except those expressly set forth herein. Without limiting the generality of the foregoing, None of the Applicable Collateral Agent, the Applicable Representative or any other Controlling Claimholder:

(i)shall be subject to any fiduciary or other implied duties, regardless of whether a default or an Event of Default has occurred and is continuing;

(ii)shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby; provided that no such Person shall be required to take any action that, in its opinion or the opinion of its counsel, may expose such Person or any of its Related Second Lien Claimholders to liability or that is contrary to this Agreement or applicable law;

(iii)shall, except as expressly set forth herein, have any duty to disclose, or shall be liable for the failure to disclose, any information relating to a Grantor or any of its Affiliates that is communicated to or obtained by the Person serving as the Applicable Collateral Agent, the Applicable Representative or a Controlling Claimholder or any of their respective Affiliates in any capacity;

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(iv)shall, except as expressly set forth herein, be liable for any action taken or not taken by it (1) in the absence of its own gross negligence or willful misconduct (as determined by a final non-appealable order of a court of competent jurisdiction) or (2) in reliance on a certificate from the Company stating that such action is permitted by the terms of this Agreement. None of the Applicable Collateral Agent, Applicable Representative or any Controlling Claimholder shall be deemed to have knowledge of any Event of Default under any Class of Second Lien Obligations unless and until notice describing such Event of Default and referencing the applicable Second Lien Documents is given to such Person;

(v)shall be responsible for or have any duty to ascertain or inquire into (1) any statement, warranty or representation made in or in connection with this Agreement or any other Second Lien Document, (2) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (3) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any default or Event of Default, (4) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Second Lien Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Second Lien Collateral Documents, (5) the value or the sufficiency of any Collateral for any Class of Second Lien Obligations, or (6) the satisfaction of any condition set forth in any Second Lien Document, other than to confirm receipt of items expressly required to be delivered to such Person; or

(vi)need segregate money held hereunder from other funds except to the extent required by law and shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing.
(c)Each Non-Controlling Representative, for itself and on behalf of each other Second Lien Claimholder of the Class for whom it is acting, hereby irrevocably appoints the Applicable Representative and any officer or agent of the Applicable Representative, which appointment is coupled with an interest with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Non-Controlling Representative or Second Lien Claimholder, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purposes of this Agreement, including the exercise of any and all remedies under each Second Lien Collateral Document with respect to Shared Collateral and the execution of releases in connection therewith. Each Non-Controlling Collateral Agent, for itself and on behalf of each other Second Lien Claimholder of the Class for whom it is acting, hereby irrevocably appoints the Applicable Collateral Agent and any officer or agent of the Applicable Collateral Agent, which appointment is coupled with an interest with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Non-Controlling Collateral Agent or Second Lien Claimholder, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purposes of this Agreement, including the exercise of any and all remedies under each Second Lien Collateral Document with respect to Shared Collateral and the execution of releases in connection therewith.
(d)Each Second Lien Collateral Agent, each Second Lien Representative and each Second Lien Claimholder shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Each Second Lien Collateral Agent, each Second Lien Representative and each Second Lien Claimholder also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper
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Person, and shall not incur any liability for relying thereon. Each of the Second Lien Collateral Agents, the Second Lien Representatives and the Second Lien Claimholders may consult with legal counsel (who may be counsel for the Company or any of its Subsidiaries), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
(e)Each Second Lien Collateral Agent, each Second Lien Representative and each Second Lien Claimholder may perform any and all of its duties and exercise its rights and powers hereunder or under any applicable Second Lien Document by or through one or more sub-agents appointed by such Person. Each Second Lien Collateral Agent, each Second Lien Representative and each Second Lien Claimholder and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of each Second Lien Collateral Agent, each Second Lien Representative and each Second Lien Claimholder and any such sub-agent.
(f)Each Second Lien Collateral Agent, each Second Lien Representative and each Second Lien Claimholder acknowledges that it has, independently and without reliance upon the Applicable Collateral Agent, the Applicable Representative or any of the Controlling Claimholders or any of their respective Affiliates and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the applicable Second Lien Documents. Each Second Lien Claimholder also acknowledges that it will, independently and without reliance upon the Applicable Collateral Agent, the Applicable Representative or any of the Controlling Claimholders or any of their respective Affiliates and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any applicable Second Lien Document or any related agreement or any document furnished hereunder or thereunder.
Article VII

OTHER AGREEMENTS
Section VII.01. Concerning Second Lien Documents and Collateral.
(a)Without the prior written consent of each other Second Lien Collateral Agent, no Second Lien Collateral Document may be amended, restated, amended and restated, supplemented, replaced or Refinanced or otherwise modified from time to time or entered into to the extent such amendment, supplement, Refinancing or modification, or the terms of any new Second Lien Collateral Document, would be prohibited by, or would require any Grantor to act or refrain from acting in a manner that would violate, any of the terms of this Agreement, any Second Lien Document or any First Lien Loan Document (as defined in the Initial 2021 Indenture).
(b)The Grantors agree that they shall not grant to any Person any Lien on any Shared Collateral securing Second Lien Obligations of any Class other than through the Second Lien Collateral Agent of such Class (it being understood that the foregoing shall not be deemed to prohibit grants of set-off rights to Second Lien Claimholders of any Class).
(c)The Grantors agree that they shall not, and shall not permit any of their respective Subsidiaries to, grant or permit or suffer to exist any additional Liens (unless otherwise permitted under each Second Lien Document) on any asset or property to secure any Class of Second Lien Obligations unless it has granted a Lien on such asset or property to secure each other Class of Second Lien Obligations; provided, that to the extent the foregoing is not complied with for any reason, without
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limiting any other rights and remedies available to the Second Lien Claimholders, each Second Lien Claimholder agrees that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 7.01(c) shall be subject to Article II.
Section VII.02. Refinancings. The Second Lien Obligations of any Series may, subject the terms of such agreement, be Refinanced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is otherwise required to permit the Refinancing transaction under any Second Lien Document) of any Second Lien Claimholder of any other Series, all without affecting the priorities provided for therein or the other provisions thereof; provided that the Second Lien Representative and Second Lien Collateral Agent of the holders of any such Refinancing indebtedness shall have executed a joinder agreement to this Agreement on behalf of the holders of such Refinancing indebtedness. If such Refinancing indebtedness is intended to constitute a Replacement 2021 Indenture, the Company will be required to so state in its Designation.
Section VII.03. Reorganization Modifications. In the event the Second Lien Obligations of any Class are modified pursuant to applicable law, including Section 1129 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law, any reference to the Second Lien Obligations of such Class or the Second Lien Documents of such Class shall refer to such obligations or such documents as so modified.
Section VII.04. Further Assurances. Each of the Second Lien Collateral Agents, Second Lien Representatives and the Grantors agrees that it will execute, or will cause to be executed, such reasonable further documents, agreements and instruments, and take all such reasonable further actions, as may be required under any applicable law, or which any Second Lien Collateral Agent or Second Lien Representative may reasonably request, to effectuate the terms of this Agreement.
Article VIII

NO RELIANCE; NO LIABILITY
Section VIII.01. No Reliance; Information. Each Second Lien Collateral Agent and Second Lien Representative, on behalf of their Related Second Lien Claimholders, acknowledges that (a) their Related Second Lien Claimholders have, independently and without reliance upon any Second Lien Collateral Agent, Second Lien Representative or any Related Second Lien Claimholders, and based on such documents and information as they have deemed appropriate, made their own credit analysis and decision to enter into the Second Lien Documents to which they are party and (b) their Related Second Lien Claimholders will, independently and without reliance upon any Second Lien Collateral Agent, Second Lien Representative or any of their Related Second Lien Claimholders, and based on such documents and information as they shall from time to time deem appropriate, continue to make their own credit decision in taking or not taking any action under this Agreement or any other Second Lien Document. The Second Lien Collateral Agent, Second Lien Representative or Second Lien Claimholders of any Class shall have no duty to disclose to any Second Lien Collateral Agent, Second Lien Representative or any Second Lien Claimholder of any other Class any information relating to the Company or any of the other Grantors or their respective Subsidiaries, or any other circumstance bearing upon the risk of nonpayment of any of the Second Lien Obligations, that is known or becomes known to any of them or any of their Affiliates. If the Second Lien Collateral Agent, Second Lien Representative or any Second Lien Claimholder of any Class, in its sole discretion, undertakes at any time or from time to time to provide any such information to, as the case may be, the Second Lien Collateral Agent, Second Lien Representative or any Second Lien Claimholder of any other Class, it shall be under no obligation (i) to make, and shall not be deemed to have made, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of the information so
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provided, (ii) to provide any additional information or to provide any such information on any subsequent occasion or (iii) to undertake any investigation.
Section VIII.02. No Warranties or Liability.
(a)Each Second Lien Collateral Agent and Second Lien Representative, for itself and on behalf of their Related Second Lien Claimholders, acknowledges and agrees that no Second Lien Collateral Agent, Second Lien Representative or Second Lien Claimholder of any other Class has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the Second Lien Documents, the ownership of any Shared Collateral or the perfection or priority of any Liens thereon. The Second Lien Collateral Agent, Second Lien Representative and the Second Lien Claimholders of any Class will be entitled to manage and supervise their loans and other extensions of credit in the manner set forth in their Related Second Lien Documents. No Second Lien Collateral Agent or Second Lien Representative shall, by reason of this Agreement, any other Second Lien Collateral Document or any other document, have a fiduciary relationship or other implied duties in respect of any other Second Lien Collateral Agent, Second Lien Representative or any other Second Lien Claimholder.
(b)No Second Lien Collateral Agent, Second Lien Representative or Second Lien Claimholders of any Class shall have any express or implied duty to the Second Lien Collateral Agent, Second Lien Representative or any Second Lien Claimholder of any other Class to act or refrain from acting in a manner that allows, or results in, the occurrence or continuance of a default or an Event of Default under any Second Lien Document (other than, in each case, this Agreement), regardless of any knowledge thereof that they may have or be charged with.
Section VIII.03. Rights of Second Lien Collateral Agents. Notwithstanding anything contained herein to the contrary, (i) the Additional Initial Second Lien Collateral Agent and Additional Initial Second Lien Representative shall be entitled to the same rights, protections, immunities and indemnities as set forth in the applicable Other Second Lien Agreement and any Other Second Lien Document as if the provisions setting forth those rights, protections, immunities and indemnities are fully set forth herein, and (ii) the 2021 Indenture Collateral Agent and 2021 Indenture Representative shall be entitled to the same rights, protections, immunities and indemnities as set forth in the Initial 2021 Indenture and any other Initial 2021 Indenture Documents as if the provisions setting forth those rights, protections, immunities and indemnities are fully set forth herein.
Article IX

OTHER SECOND LIEN OBLIGATIONS
The Company or any Grantor may from time to time, subject to any limitations contained in any Second Lien Documents in effect at such time, incur and designate additional indebtedness and related obligations that are, or are to be, secured by Liens on any assets of the Company or any of the Grantors that would, if such Liens were granted, constitute Shared Collateral as Other Second Lien Obligations by delivering to each Second Lien Collateral Agent and Second Lien Representative party hereto at such time a certificate of an Authorized Officer of the Company:
(a)describing the indebtedness and other obligations being designated as Other Second Lien Obligations, and including a statement of the maximum aggregate outstanding principal amount of such indebtedness as of the date of such certificate;
(b)setting forth the Other Second Lien Documents under which such Other Second Lien Obligations are or will be issued or incurred or the guarantees of or Liens securing such Other Second Lien Obligations are, or are to be, granted or created, and attaching copies of such
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Other Second Lien Documents as each Grantor has executed and delivered to the Additional Second Lien Representative and Additional Second Lien Collateral Agent with respect to such Other Second Lien Obligations on the closing date of such Other Second Lien Obligations, certified as being true and complete in all material respects by an Authorized Officer of the Company;
(c)identifying the Person that serves as the Additional Second Lien Collateral Agent and the Additional Second Lien Representative;
(d)certifying that the incurrence of such Other Second Lien Obligations, the creation of the Liens securing such Other Second Lien Obligations and the designation of such Other Second Lien Obligations as “Other Second Lien Obligations” hereunder do not or will not violate or result in a default under any provision of any Second Lien Document of any Class in effect at such time;
(e)certifying that the Other Second Lien Documents authorize the Additional Second Lien Collateral Agent and Additional Second Lien Representative to become a party hereto by executing and delivering a Second Lien Joinder Agreement and provide that, upon such execution and delivery, such Other Second Lien Obligations and the holders thereof shall become subject to and bound by the provisions of this Agreement; and
(f)attaching a fully completed Second Lien Joinder Agreement executed and delivered by the Additional Second Lien Collateral Agent and Additional Second Lien Representative.
Upon the delivery of such certificate and the related attachments as provided above and as so long as the statements made therein are true and correct as of the date of such certificate, the obligations designated in such notice shall become Other Second Lien Obligations for all purposes of this Agreement. Notwithstanding anything herein contained to the contrary, each Second Lien Collateral Agent and Second Lien Representative may conclusively rely on such certificate delivered by the Company, and upon its receipt of such certificate, each Second Lien Collateral Agent and Second Lien Representative shall execute the Second Lien Joinder Agreement evidencing its acknowledgment thereof, and shall incur no liability to any Person for such execution.
Article X

MISCELLANEOUS
Section X.01. Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, as follows:
(a)if to any Grantor, to it (or, in the case of any Grantor other than the Company, to it in care of the Company) at:
[_______________]
[_______________]
[_______________]

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with a copy (which shall not constitute notice) to:

[_______________]
[_______________]
[_______________]
[_______________]

(b)if to the 2021 Indenture Collateral Agent, to it at:
[_______________]
[_______________]
[_______________]
[_______________]

(c)if to the 2021 Indenture Representative, to it at:
[_______________]
[_______________]
[_______________]
[_______________]

(d)if to the Additional Initial Second Lien Collateral Agent, to it at:
[_______________]
[_______________]
[_______________]
[_______________]

(e)if to the Additional Initial Second Lien Representative, to it at:
[_______________]
[_______________]
[_______________]
[_______________]
(f)if to any Additional Second Lien Collateral Agent or Additional Second Lien Representative, to it at the address set forth in the applicable Second Lien Joinder Agreement.
Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt (if a Business Day) and on the next Business Day thereafter (in all other cases) if delivered by hand or overnight courier service or sent by facsimile or on the date five (5) Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 10.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 10.01. As agreed to in writing by any party hereto from time to time, notices and other communications to such party may also be delivered by e-mail to the e-mail address of a representative of such party provided from time to time by such party.
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Section X.02. Waivers; Amendment; Joinder Agreements.
(a)No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 10.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.
(b)Neither this Agreement nor any provision hereof may be waived, amended or otherwise modified except as contemplated by the Second Lien Documents and then pursuant to an agreement or agreements in writing entered into by each Second Lien Collateral Agent and each Second Lien Representative then party hereto; provided that no such agreement shall by its terms adversely affect in any material respect the rights or obligations of any Grantor without the Company’s prior written consent; provided, further that without any action or consent of any Second Lien Collateral Agent or Second Lien Representative (i) (A) this Agreement may be supplemented by a Second Lien Joinder Agreement, and an Additional Second Lien Collateral Agent and Additional Second Lien Representative may become a party hereto, in accordance with Article IX and (B) this Agreement may be supplemented by a Grantor Joinder Agreement, and a new Grantor may become a party hereto, in accordance with Section 10.12, and (ii) in connection with any Refinancing of Second Lien Obligations of any Class, the Second Lien Collateral Agents and Second Lien Representatives then party hereto shall enter (and are hereby authorized to enter without the consent of any other Second Lien Claimholder), at the request of any Second Lien Collateral Agent, Second Lien Representative or the Company, into such amendments or modifications of this Agreement as are reasonably necessary to reflect such Refinancing; provided that no such Second Lien Collateral Agent or Second Lien Representative shall be required to enter into such amendments or modifications unless it shall have received a certificate of an Authorized Officer of the Company certifying that such Refinancing is permitted hereunder.
Section X.03. Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, as well as the other Second Lien Claimholders, all of whom are intended to be bound by, and to be third party beneficiaries of, this Agreement. No other Person shall have or be entitled to assert rights or benefits hereunder.
Section X.04. Effectiveness; Survival. This Agreement shall become effective when executed and delivered by the parties hereto. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.
Section X.05. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or other electronic transmission (e.g., a “.pdf” or “.tif”) shall be effective as delivery of an original counterpart of this Agreement. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by 2021 Indenture Collateral Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping
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system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act.
Section X.06. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
Section X.07. Governing Law; Jurisdiction; Consent to Service of Process.
(a)This Agreement shall be construed and interpreted in accordance with and governed by the law of the State of New York.
(b)Each party hereto irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in the Borough of Manhattan, New York County and of the United States District Court of the Southern District of New York sitting in the Borough of Manhattan, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court. Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party hereto or any Second Lien Claimholder may otherwise have to bring any action or proceeding relating to this Agreement against any party hereto or its properties in the courts of any jurisdiction.
(c)Each party hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each party hereto irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d)Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 10.01, such service to be effective upon receipt. Nothing in this Agreement will affect the right of any party hereto or any Second Lien Claimholder to serve process in any other manner permitted by law.
Section X.08. WAIVER OF JURY TRIAL. EACH PARTY HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT
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BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
Section X.09. Headings. Article and Section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.
Section X.10. Conflicts. In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of any other Second Lien Documents, the provisions of this Agreement shall control.
Section X.11. Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the Second Lien Claimholders, the Company and the Grantors in relation to one another. Nothing in this Agreement is intended to or shall impair the obligations of the Company or any other Grantor, which are absolute and unconditional, to pay the Second Lien Obligations as and when the same shall become due and payable in accordance with their terms. For the avoidance of doubt, nothing contained herein shall be construed to constitute a waiver or an amendment of any covenant of the Company or any other Grantor contained in any Second Lien Document, which restricts the incurrence of any indebtedness or the grant of any Lien.
Section X.12. Additional Grantors. In the event any Subsidiary or other affiliated entity of the Company shall have granted a Lien on any of its assets which constitute Shared Collateral to secure any Second Lien Obligations, the Company shall cause such Subsidiary or other Person if not already a party hereto, to become a party hereto as a “Grantor”. Upon the execution and delivery by any Subsidiary or other affiliated entity of the Company of a Grantor Joinder Agreement, any such Person shall become a party hereto and a Grantor hereunder with the same force and effect as if originally named as such herein. The execution and delivery of any such instrument shall not require the consent of any other party hereto. In the event any Person becomes the direct parent company of the Company and the new “Parent” under the applicable documents evidencing any Class, the Company shall cause such Person, if not already a party hereto, to become a party hereto as a “Grantor”. Upon the execution and delivery by such Person of a Grantor Joinder Agreement, such Person shall become a party hereto and a Grantor hereunder with the same force and effect as if originally named as such herein. The execution and delivery of any such instrument shall not require the consent of any other party hereto. The rights and obligations of each party hereto shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement. Upon its receipt of Grantor Joinder Agreement executed by such additional Grantor, each Second Lien Collateral Agent and Second Lien Representative shall execute the Grantor Joinder Agreement evidencing its acknowledgment thereof, and shall incur no liability to any Person for such execution.
Section X.13. Specific Performance. Each Second Lien Collateral Agent, on behalf of itself and its Related Second Lien Claimholders, may demand specific performance of this Agreement. Each Second Lien Collateral Agent, on behalf of itself and its Related Second Lien Claimholders, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense that might be asserted to bar the remedy of specific performance in any action which may be brought by the Second Lien Claimholders.
Section X.14. Integration. This Agreement, together with the other Second Lien Documents, represents the agreement of each of the Grantors, the Second Lien Collateral Agents and the other Second Lien Claimholders with respect to the subject matter hereof and there are no promises, undertakings, representations or warranties by any Grantor, any Second Lien Collateral Agent or any other Second Lien Claimholder relative to the subject matter hereof not expressly set forth or referred to herein or in the other Second Lien Documents.
[Signature Pages Follow.]
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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

REGIONS BANK,
as 2021 Indenture Collateral Agent and 2021 Indenture Representative
By:    ____________________________
Name:
Title:

Signature Page to
Second Lien Pari Passu Intercreditor Agreement

[ ],
as Additional Initial Second Lien Collateral Agent and Additional Initial Second Lien Representative
By:    ____________________________
Name:
Title:

Signature Page to
Second Lien Pari Passu Intercreditor Agreement

SUMMIT MIDSTREAM HOLDINGS, LLC
By: _____________________________
Name:
Title:

SUMMIT FINANCE CORP.
By: _____________________________
Name:
Title:

SUMMIT MIDSTREAM PARTNERS, LP
By: _____________________________
Name:
Title:

[OTHER GRANTORS]
By: _____________________________
Name:
Title:

Signature Page to
Second Lien Pari Passu Intercreditor Agreement

EXHIBIT I
[FORM OF] SECOND LIEN JOINDER AGREEMENT NO. [           ] dated as of [             ], 20[  ] (this “Joinder Agreement”) to the SECOND LIEN PARI PASSU INTERCREDITOR AGREEMENT dated as of [ ], 20[_] (the “Intercreditor Agreement”), by and among (a) SUMMIT MIDSTREAM HOLDINGS, LLC, a Delaware limited liability company (the “Company”), (b) SUMMIT MIDSTREAM FINANCE CORP., a Delaware corporation (“Finance Corp.” and together with the Company, the “Issuers”), (c) the other Grantors party hereto, (d) REGIONS BANK, in its capacity as the Initial Second Lien Representative and the Initial Second Lien Collateral Agent for the 2021 Indenture Claimholders (in such capacity, the “Initial Second Lien Collateral Agent”), (e) [ ], in its capacity as an Additional Initial Second Lien Representative and Additional Initial Second Lien Collateral Agent, and (f) each other Additional Second Lien Representative and Additional Second Lien Collateral Agent from time to time party thereto.
A.Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement.
B.[The Company][THE SPECIFIED SUBSIDIARY GUARANTORS] propose to issue or incur Other Second Lien Obligations under [describe new facility] and the Person identified in the signature pages hereto as the “Additional Second Lien Collateral Agent” (the “Additional Second Lien Collateral Agent”) and the “Additional Second Lien Representative” (the “Additional Second Lien Representative”) will serve as the collateral agent, collateral trustee or a similar representative for the Other Second Lien Claimholders under such facility. The Other Second Lien Obligations are being designated as such by the Company in accordance with Article IX of the Intercreditor Agreement.
C.The Additional Second Lien Collateral Agent and Additional Second Lien Representative wish to become party to the Intercreditor Agreement and to acquire and undertake, for itself and on behalf of the Other Second Lien Claimholders, the rights and obligations of an “Additional Second Lien Collateral Agent” and “Additional Second Lien Representative”, respectively, thereunder. The Additional Second Lien Collateral Agent and Additional Second Lien Representative are entering into this Joinder Agreement in accordance with the provisions of the Intercreditor Agreement in order to become an Additional Second Lien Collateral Agent and Additional Second Lien Representative thereunder.
Accordingly, the Additional Second Lien Collateral Agent, Additional Second Lien Representative and the Company agree as follows, for the benefit of the Additional Second Lien Collateral Agent, the Additional Second Lien Representative, the Company and each other party to the Intercreditor Agreement:
SECTION 1. Accession to the Intercreditor Agreement. The Additional Second Lien Collateral Agent and Additional Second Lien Representative each (a) hereby accedes and becomes a party to the Intercreditor Agreement as an Additional Second Lien Collateral Agent and Additional Second Lien Representative, respectively, for the Other Second Lien Claimholders from time to time in respect of the Other Second Lien Obligations, (b) agrees, for itself and on behalf of the Other Second Lien Claimholders from time to time in respect of the Other Second Lien Obligations, to all the terms and provisions of the Intercreditor Agreement and (c) shall have all the rights and obligations of an Additional Second Lien Collateral Agent or Additional Second Lien Representative, as applicable, under the Intercreditor Agreement.
SECTION 2. Counterparts. This Joinder Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Joinder Agreement shall become effective when each Second Lien Collateral Agent and Second Lien Representative shall have received a counterpart of this Joinder Agreement that bears the signature of the Additional Second Lien Collateral Agent and Additional Second Lien Representative. Delivery of an
I-1-1

executed signature page to this Joinder Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Joinder Agreement.
SECTION 3. Benefit of Agreement. The agreements set forth herein or undertaken pursuant hereto are for the benefit of, and may be enforced by, any party to the Intercreditor Agreement.
SECTION 4. Governing Law. THIS JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
SECTION 5. Severability. If any provision of this Joinder Agreement is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Joinder Agreement shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 5, if and to the extent that the enforceability of any provision in this Joinder Agreement shall be limited by Debtor Relief Laws (as defined in the Initial 2021 Indenture), then such provisions shall be deemed to be in effect only to the extent not so limited.
SECTION 6. Notices. All communications and notices hereunder shall be in writing and given as provided in Section 10.01 of the Intercreditor Agreement. All communications and notices hereunder to the Additional Second Lien Collateral Agent or Additional Second Lien Representative shall be given to it at the address set forth under its signature hereto, which information supplements Section 10.01 of the Intercreditor Agreement.
SECTION 7. Expense Reimbursement. The Company agrees to reimburse each Second Lien Collateral Agent and Second Lien Representative for its reasonable and documented out-of-pocket expenses in connection with this Joinder Agreement, including the reasonable and documented fees, other charges and disbursements of counsel for each Second Lien Collateral Agent and Second Lien Representative, in each case in accordance with the applicable Second Lien Documents.

[Signature Pages Follow.]

I-1-2

IN WITNESS WHEREOF, the Additional Second Lien Collateral Agent, the Additional Second Lien Representative and the Company have duly executed this Joinder Agreement to the Intercreditor Agreement as of the day and year first above written.

[NAME OF ADDITIONAL SECOND LIEN COLLATERAL AGENT], as ADDITIONAL COLLATERAL SECOND LIEN AGENT for the ADDITIONAL SECOND LIEN CLAIMHOLDERS
By:    ____________________________
Name:
Title:

Address for notices:

attention of:

Telecopy:
[NAME OF ADDITIONAL SECOND LIEN REPRESENTATIVE], as ADDITIONAL SECOND LIEN REPRESENTATIVE for the ADDITIONAL SECOND LIEN CLAIMHOLDERS
By:    ____________________________
Name:
Title:

Address for notices:

attention of:

Telecopy:

I-1-3

SUMMIT MIDSTREAM HOLDINGS, LLC, as Issuer

By:    ____________________________
Name:
Title:

SUMMIT MIDSTREAM FINANCE CORP., as Issuer

By:    ____________________________
Name:
Title:

SUMMIT MIDSTREAM PARTNERS, LP, as Parent

By:    ____________________________
Name:
Title:

I-1-1

Acknowledged by:
REGIONS BANK,
as 2021 Indenture Collateral Agent and 2021 Indenture Representative
By:
Name:
Title:
[ ],
as Additional Initial Second Lien Collateral Agent
By:
Name:
Title:
[ ],
as Additional Initial Second Lien Representative
By:
Name:
Title:
[EACH OTHER ADDITIONAL
SECOND LIEN COLLATERAL AGENT], as an Additional
Second Lien Collateral Agent
By:
Name:
Title:

[EACH OTHER ADDITIONAL
SECOND LIEN REPRESENTATIVE], as an Additional
Second Lien Representative
By:
Name:
Title:

I-1-1

EXHIBIT II
[FORM OF] GRANTOR JOINDER AGREEMENT NO. [           ] dated as of [            ], 20[  ] (this “Grantor Joinder Agreement”) to the SECOND LIEN PARI PASSU INTERCREDITOR AGREEMENT dated as of [ ], 20[_] (the “Intercreditor Agreement”), by and among (a) SUMMIT MIDSTREAM HOLDINGS, LLC, a Delaware limited liability company (the “Company”), (b) SUMMIT MIDSTREAM FINANCE CORP., a Delaware corporation (“Finance Corp.” and together with the Company, the “Issuers”), (c) the other Grantors party hereto, (d) REGIONS BANK, in its capacity as the Initial Second Lien Representative and the Initial Second Lien Collateral Agent for the 2021 Indenture Claimholders (in such capacity, the “Initial Second Lien Collateral Agent”), (e) [ ], in its capacity as an Additional Initial Second Lien Representative and Additional Initial Second Lien Collateral Agent, and (f) each other Additional Second Lien Representative and Additional Second Lien Collateral Agent from time to time party hereto.
A.Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement.
B.[ ], a [Subsidiary][Affiliate] of [SPECIFY THE COMPANY OR OTHER GRANTOR] (the “Additional Grantor”), has granted a Lien on all or a portion of its assets to secure Second Lien Obligations and such Additional Grantor is not a party to the Intercreditor Agreement.
C.The Additional Grantor wishes to become a party to the Intercreditor Agreement and to acquire and undertake the rights and obligations of a Grantor thereunder. The Additional Grantor is entering into this Grantor Joinder Agreement in accordance with the provisions of the Intercreditor Agreement in order to become a Grantor thereunder.
Accordingly, the Additional Grantor agrees as follows, for the benefit of the Second Lien Collateral Agents, Second Lien Representatives, the Company and each other party to the Intercreditor Agreement:
SECTION 1. Accession to the Intercreditor Agreement. In accordance with Section 10.12 of the Intercreditor Agreement, the Additional Grantor (a) hereby accedes and becomes a party to the Intercreditor Agreement as a Grantor with the same force and effect as if originally named therein as a Grantor, (b) agrees to all the terms and provisions of the Intercreditor Agreement and (c) shall have all the rights and obligations of a Grantor under the Intercreditor Agreement.
SECTION 2. Representations, Warranties and Acknowledgement of the Additional Grantor. The Additional Grantor represents and warrants to each Second Lien Collateral Agent and each Second Lien Representative, for the benefit of each Second Lien Claimholder that this Grantor Joinder Agreement has been duly authorized, executed and delivered by such Additional Grantor and constitutes the legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
SECTION 3. Counterparts. This Grantor Joinder Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Grantor Joinder Agreement shall become effective when each Second Lien Collateral Agent and Second Lien Representative shall have received a counterpart of this Grantor Joinder Agreement that bears the signature of the Additional Grantor. Delivery of an executed signature page to this Grantor Joinder Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Grantor Joinder Agreement.
SECTION 4. Benefit of Agreement. The agreements set forth herein or undertaken pursuant hereto are for the benefit of, and may be enforced by, any party to the Intercreditor Agreement.

SECTION 5. Governing Law. THIS GRANTOR JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
SECTION 6. Severability. If any provision of this Grantor Joinder Agreement is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Grantor Joinder Agreement shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 6, if and to the extent that the enforceability of any provision in this Grantor Joinder Agreement shall be limited by Debtor Relief Laws (as defined in the 2021 Indenture), then such provisions shall be deemed to be in effect only to the extent not so limited.
SECTION 7. Notices. All communications and notices hereunder shall be in writing and given as provided in Section 10.01 of the Intercreditor Agreement.
SECTION 8. Expense Reimbursement. The Additional Grantor agrees to reimburse each Second Lien Collateral Agent and Second Lien Representative for its reasonable and documented out-of-pocket expenses in connection with this Grantor Joinder Agreement, including the reasonable and documented fees, other charges and disbursements of counsel for each Second Lien Collateral Agent and Second Lien Representative, in each case in accordance with the applicable Second Lien Documents.

[Signature Pages Follow.]

IN WITNESS WHEREOF, the Additional Grantor has duly executed this Grantor Joinder Agreement to the Intercreditor Agreement as of the day and year first above written.

[NAME OF ADDITIONAL GRANTOR]
By:    ____________________________
Name:
Title:

Acknowledged by:

SUMMIT MIDSTREAM HOLDINGS, LLC,
as an Issuer

By:
Name:
Title:
SUMMIT MIDSTREAM FINANCE CORP.,
as an Issuer

By:
Name:
Title:
SUMMIT MIDSTREAM PARTNERS, LP,
as a Grantor

By:
Name:
Title:
REGIONS BANK,
as 2021 Indenture Collateral Agent and 2021 Indenture Representative

By:
Name:
Title:
By:
Name:
Title:

[ ],
as Additional Initial Second Lien Collateral Agent
By:
Name:
Title:
[ ],
as Additional Initial Second Lien Representative
By:
Name:
Title:
[EACH OTHER ADDITIONAL
SECOND LIEN COLLATERAL AGENT], as an Additional
Second Lien Collateral Agent
By:
Name:
Title:

[EACH OTHER ADDITIONAL
SECOND LIEN REPRESENTATIVE], as an Additional
Second Lien Representative
By:
Name:
Title:

EXHIBIT III

[FORM OF] DEBT DESIGNATION NO. [__] (this “Designation”) dated as of [    ], 20[ ] with respect to the SECOND LIEN PARI PASSU INTERCREDITOR AGREEMENT dated as of [ ], 20[_] (the “Intercreditor Agreement”), by and among (a) SUMMIT MIDSTREAM HOLDINGS, LLC, a Delaware limited liability company (the “Company”), (b) SUMMIT MIDSTREAM FINANCE CORP., a Delaware corporation (“Finance Corp.” and together with the Company, the “Issuers”), (c) the other Grantors party hereto, (d) REGIONS BANK, in its capacity as the Initial Second Lien Representative and the Initial Second Lien Collateral Agent for the 2021 Indenture Claimholders (in such capacity, the “Initial Second Lien Collateral Agent”), (e) [ ], in its capacity as an Additional Initial Second Lien Representative and Additional Initial Second Lien Collateral Agent, and (f) each other Additional Second Lien Representative and Additional Second Lien Collateral Agent from time to time party hereto.
Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement.
This Designation is being executed and delivered in order to designate Additional Second Lien Indebtedness (as defined in the 2021 Indenture) entitled to the benefit of and subject to the terms of the Intercreditor Agreement.
The undersigned, the duly appointed [specify title of Authorized Officer] of the Company hereby certifies on behalf of the Company that:
1. [Insert name of the Company or other Grantor] intends to incur indebtedness (the “Designated Obligations”) in the initial aggregate principal amount or commitments for the aggregate principal amount of [        ] pursuant to the following agreement: [describe credit/loan agreement, indenture or other agreement giving rise to Additional Second Lien Indebtedness] (the “Designated Agreement”) which will be Other Second Lien Obligations.
2.The incurrence of the Designated Obligations is permitted by each applicable Second Lien Document.
3.Conform the following as applicable; Pursuant to and for the purposes of the Intercreditor Agreement, (i) the Designated Agreement is hereby designated as an “Other Second Lien Document”[,][(ii) the Designated Agreement constitutes a “Replacement 2021 Indenture”] and (iii) the Designated Obligations are hereby designated as “Other Second Lien Obligations”.
4.a. The name and address of the Additional Second Lien Representative for such Designated Obligations is:
[Insert name and all capacities; Address]
Telephone:    _____________________
Fax:    _____________________
Email    _____________________

b. The name and address of the Additional Second Lien Collateral Agent for such Designated Obligations is:

[Insert name and all capacities; Address]

Telephone:    _____________________
Fax:    _____________________
Email:    _____________________

5.Attached hereto are true and complete copies of each of the Second Lien Documents relating to such Other Second Lien Obligations.
[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the Company has caused this Designation to be duly executed by the undersigned Authorized Officer as of the day and year first above written.
SUMMIT MIDSTREAM HOLDINGS, LLC

By:
    Name:
    Title